 CREDIT AGREEMENT

      This CREDIT AGREEMENT ("Agreement") is entered into as of October 14, 2005, among TECHNITROL, INC., a Pennsylvania corporation (the "Company"), certain
Subsidiaries of the Company party hereto pursuant to Section 2.14 (each a "Designated
Borrower" and, together with the Company, the "Borrowers" and, each a "Borrower"), each primary lender from time to time party hereto (collectively, the "Primary Lenders" and individually, a "Primary Lender"), each Singapore lender from time to time party hereto
(collectively, the "Singapore Lenders" and individually, a "Singapore Lender"; the Primary
Lenders and Singapore Lenders are referred to collectively as the "Lenders" and individually, a
"Lender"), BANK OF AMERICA, N.A., as Administrative Agent, Swing Line Lender and L/C
Issuer and BANK OF AMERICA, N.A. SINGAPORE BRANCH, as Singapore
Administrative Agent.
      The Company has requested that the Lenders provide a revolving credit facility, and the
Lenders are willing to do so on the terms and conditions set forth herein.
      In consideration of the mutual covenants and agreements herein contained, the parties hereto covenant and agree as follows:
ARTICLE I.
DEFINITIONS AND ACCOUNTING TERMS
      1.01        Defined Terms.
      As used in this Agreement, the following terms shall have the meanings set forth below:
      "Acquisition" means the acquisition of (a) a controlling equity interest in another Person
(including through a merger or the purchase of an option, warrant or convertible or similar type security to acquire such a controlling interest at the time it becomes exercisable by the holder thereof), whether by purchase of such equity interest or upon exercise of an option or warrant for, or conversion of securities into, such equity interest, or (b) assets of another Person which constitute all or substantially all of the assets of such Person or of a line or lines of business conducted by such Person.
      "Administrative Agent" means Bank of America in its capacity as administrative agent under any of the Loan Documents, or any successor administrative agent.
      "Administrative Agent's Office" means, with respect to any currency, the Administrative
Agent's address and, as appropriate, account as set forth on Schedule 10.02 with respect to such currency, or such other address or account with respect to such currency as the Administrative
Agent may from time to time notify to the Company and the Lenders.
      "Administrative Questionnaire" means an Administrative Questionnaire in a form supplied by the Administrative Agent.
      "Affiliate" means, any Person, other than the Company or any Subsidiary, (a) which directly or indirectly through one or more intermediaries controls, or is controlled by, or is under common control with, the Company; or (b) which beneficially owns or holds 10% or more of any class of the outstanding Voting Equity Interests of the Company; or (c) 10% or more of any class of the outstanding Voting Equity Interests of which is beneficially owned or held by the
Company. As used herein, the term "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through ownership of Voting Equity Interests, by contract or otherwise.
      "Agent" means the Administrative Agent or the Singapore Administrative Agent.
      "Aggregate Commitments" means the Commitments of all the Lenders.
      "Aggregate Primary Commitments" means the Primary Commitments of all the Primary
Lenders.
      "Aggregate Singapore Commitments" means the Singapore Commitments of all the
Singapore Lenders.
      "Agreement" means this Credit Agreement.
      "Alternative Currency" means each of Euro, Yen and each other currency (other than
Dollars) that is approved in accordance with Section 1.05.
      "Alternative Currency Equivalent" means, at any time, with respect to any amount denominated in Dollars, the equivalent amount thereof in the applicable Alternative Currency as determined by the Administrative Agent or the L/C Issuer, as the case may be, at such time on the basis of the Spot Rate (determined in respect of the most recent Revaluation Date) for the purchase of such Alternative Currency with Dollars.
      "Applicable Commitment Fee" means a commitment fee in respect of each Lender's
Commitment equal to (a) initially from the Closing Date until the delivery of financial statements for the first full fiscal quarter ending after the Closing Date, 0.15% per annum and (b) thereafter, a percentage per annum determined by reference to the Consolidated Leverage Ratio in effect from time to time as set forth below:

Level             Leverage Ratio                                     Applicable Commitment Fee

5                   >2.50:1.00                                           0.25%
4                   > 2.00:1.00 and L= 2.50:1.00                0.225%
3                   > 1.50:1.00 and L= 2.00:1.00                0.20%
2                   > 1.00:1.00 and L= 1.50:1.00                0.175%
1                   L= 1.00:1.00                                        0.15%

      Any increase or decrease in the Applicable Commitment Fee resulting from a change in the Consolidated Leverage Ratio shall become effective as of the first Business Day immediately following the date a Compliance Certificate is delivered pursuant to Section 6.02(b); provided that if a Compliance Certificate is not delivered when due in accordance with such Section, then the pricing shall remain at the level indicated by the most recently delivered Compliance
Certificate until such new Compliance Certificate is delivered, and if the Applicable
Commitment Fee would have been set at a higher level during the period of non-delivery of the
Compliance Certificate, the Company shall pay to the Administrative Agent, for the account of the Lenders, on demand all amounts which would have accrued hereunder had the Compliance
Certificate been delivered on time.
      "Applicable Percentage" means with respect to any Lender at any time, the percentage
(carried out to the ninth decimal place) of the Aggregate Commitments represented by such
Lender's Commitment at such time. If the commitment of each Lender to make Loans and the obligation of the L/C Issuer to make L/C Credit Extensions have been terminated pursuant to
Section 8.02 or if the Aggregate Commitments have expired, then the Applicable Percentage of each Lender shall be determined based on the Applicable Percentage of such Lender most recently in effect, giving effect to any subsequent assignments. The initial Applicable
Percentage of each Lender is set forth opposite the name of such Lender on Schedule 2.01 or in the Assignment and Assumption pursuant to which such Lender becomes a party hereto, as applicable.
      "Applicable Primary Percentage" means with respect to any Primary Lender at any time, the percentage (carried out to the ninth decimal place) of the Aggregate Primary Commitments represented by such Primary Lender's Primary Commitment at such time. If the commitment of each Primary Lender to make Loans and the obligation of the L/C Issuer to make L/C Credit
Extensions have been terminated pursuant to Section 8.02 or if the Aggregate Primary
Commitments have expired, then the Applicable Primary Percentage of each Primary Lender shall be determined based on the Applicable Primary Percentage of such Primary Lender most recently in effect, giving effect to any subsequent assignments. The initial Applicable Primary
Percentage of each Primary Lender is set forth opposite the name of such Primary Lender on
Schedule 2.01 or in the Assignment and Assumption pursuant to which such Primary Lender becomes a party hereto, as applicable.
      "Applicable Rate" means (a) initially from the Closing Date until the delivery of financial statements for the first fiscal quarter ending after the Closing Date, (i) 0% with respect to Base
Rate Loans and (ii) 0.60% per annum with respect to Eurodollar Rate Loans and Letters of
Credit and (b) thereafter, a percentage per annum determined by reference to the Consolidated
Leverage Ratio in effect from time to time as set forth below:

Level         Leverage Ratio                                        Applicable Rate

                                                                Eurocurrency                Base Rate Loans
                                                             Rate Loans and
                                                             Letters of Credit

5             > 2.50:1.00                                    1.25%                               0%
4             > 2.00:1.00 and L= 2.50:1.00          1.00%                               0%
3             > 1.50:1.00 and L= 2.00:1.00          0.80%                               0%
2             > 1.00:1.00 and L= 1.50:1.00          0.70%                               0%
1             L= 1.00:1.00                                  0.60%                               0%

      Any increase or decrease in the Applicable Rate resulting from a change in the
Consolidated Leverage Ratio shall become effective as of the first Business Day immediately following the date a Compliance Certificate is delivered pursuant to Section 6.02(a); provided that if a Compliance Certificate is not delivered when due in accordance with such Section, then the pricing shall remain at the level indicated by the most recently delivered Compliance
Certificate until such new Compliance Certificate is delivered, and if the Applicable Rate would have been set at a higher level during the period of non-delivery of the Compliance Certificate, the Company shall pay to the Administrative Agent, for the account of the Lenders, on demand all amounts which would have accrued hereunder had the Compliance Certificate been delivered on time.
      "Applicable Singapore Percentage" means with respect to any Singapore Lender at any time, the percentage (carried out to the ninth decimal place) of the Aggregate Singapore
Commitments represented by such Singapore Lender's Singapore Commitment at such time. If the commitment of each Singapore Lender to make Loans has been terminated pursuant to
Section 8.02 or if the Aggregate Singapore Commitments have expired, then the Applicable
Singapore Percentage of each Singapore Lender shall be determined based on the Applicable
Singapore Percentage of such Singapore Lender most recently in effect, giving effect to any subsequent assignments. The initial Applicable Singapore Percentage of each Singapore Lender is set forth opposite the name of such Singapore Lender on Schedule 2.01 or in the Assignment and Assumption pursuant to which such Singapore Lender becomes a party hereto, as applicable.
      "Applicable Time" means, with respect to any borrowings and payments in any
Alternative Currency or under the Singapore Subfacility, the local time in the place of settlement for such Alternative Currency or under such Subfacility as may be determined by the
Administrative Agent, the Singapore Administrative Agent or the L/C Issuer, as the case may be, to be necessary for timely settlement on the relevant date in accordance with normal banking procedures in the place of payment.
      "Applicant Borrower" has the meaning specified in Section 2.14.
      "Approved Fund" means any Fund that is administered or managed by (a) a Lender, (b)
an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a
Lender.
      "Arranger" means Banc of America Securities LLC, in its capacity as sole lead arranger and joint book manager.
      "Assignee Group" means two or more Eligible Assignees that are Affiliates of one another or two or more Approved Funds managed by the same investment advisor.
      "Assignment and Assumption" means an assignment and assumption entered into by a
Lender and an Eligible Assignee (with the consent of any party whose consent is required by
Section 10.06(b)), and accepted by the Administrative Agent, in substantially the form of Exhibit
E or any other form approved by the Administrative Agent.
      "Audited Financial Statements" means the audited consolidated balance sheet of the
Company and its Subsidiaries for the fiscal year ended December 31, 2004, and the related consolidated statements of income or operations, shareholders' equity and cash flows for such fiscal year of the Company and its Subsidiaries, including the notes thereto.
      "Availability Period" means the period from and including the Closing Date to the earliest of (a) the Maturity Date, (b) the date of termination of the Aggregate Commitments pursuant to Section 2.06, and (c) the date of termination of the commitment of each Lender to make Loans and of the obligation of the L/C Issuer to make L/C Credit Extensions pursuant to
Section 8.02.
      "Bank of America" means Bank of America, N.A. and its successors.
      "Bank of America Singapore" means Bank of America, N.A. Singapore Branch and its successors.
      "Base Rate" means for any day a fluctuating rate per annum equal to the higher of (a) the
Federal Funds Rate plus 1/2 of 1% and (b) the rate of interest in effect for such day as publicly announced from time to time by Bank of America as its "prime rate." The "prime rate" is a rate set by Bank of America based upon various factors including Bank of America's costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above, or below such announced rate. Any change in such rate announced by Bank of America shall take effect at the opening of business on the day specified in the public announcement of such change.
      "Base Rate Committed Loan" means a Committed Loan that is a Base Rate Loan.
      "Base Rate Loan" means a Loan that bears interest based on the Base Rate. All Base
Rate Loans shall be denominated in Dollars.
      "Borrower" and "Borrowers" each has the meaning specified in the introductory paragraph hereto.
      "Borrower Materials" has the meaning specified in Section 6.02.
      "Borrowing" means a Committed Borrowing or a Swing Line Borrowing, as the context may require.
      "Business Day" means any day other than a Saturday, Sunday or other day on which commercial banks are authorized to close under the Laws of, or are in fact closed in, the state or city where the Administrative Agent's Office or Singapore Administrative Agent's Office with respect to Obligations denominated in Dollars is located and:
      (a) if such day relates to any interest rate settings as to a Eurocurrency Rate Loan denominated in Dollars, any fundings, disbursements, settlements and payments in
Dollars in respect of any such Eurocurrency Rate Loan, or any other dealings in Dollars to be carried out pursuant to this Agreement in respect of any such Eurocurrency Rate
Loan, means any such day on which dealings in deposits in Dollars are conducted by and between banks in the London interbank eurodollar market;
      (b) if such day relates to any interest rate settings as to a Eurocurrency Rate Loan denominated in Euro, any fundings, disbursements, settlements and payments in Euro in respect of any such Eurocurrency Rate Loan, or any other dealings in Euro to be carried out pursuant to this Agreement in respect of any such Eurocurrency Rate Loan, means a
TARGET Day;
      (c) if such day relates to any interest rate settings as to a Eurocurrency Rate Loan denominated in a currency other than Dollars or Euro, means any such day on which dealings in deposits in the relevant currency are conducted by and between banks in the
London or other applicable offshore interbank market for such currency; and
      (d) if such day relates to any fundings, disbursements, settlements and payments in a currency other than Dollars or Euro in respect of a Eurocurrency Rate Loan denominated in a currency other than Dollars or Euro, or any other dealings in any currency other than Dollars or Euro to be carried out pursuant to this Agreement in respect of any such Eurocurrency Rate Loan (other than any interest rate settings), means any such day on which banks are open for foreign exchange business in the principal financial center of the country of such currency.
      "Capital Leases" means, all leases which have been or should be capitalized in accordance with GAAP in effect from time to time.
      "Cash Collateralize" has the meaning specified in Section 2.03(g).
      "Change in Law" means the occurrence, after the date of this Agreement, of any of the following: (a) the adoption or taking effect of any law, rule, regulation or treaty, (b) any change in any law, rule, regulation or treaty or in the administration, interpretation or application thereof by any Governmental Authority or (c) the making or issuance of any request, guideline or directive (whether or not having the force of law) by any Governmental Authority.
      "Change of Control" means at any time any "person" or "group" (each as used in
Sections 13(d)(3) and 14(d)(2) of the Securities Exchange Act of 1934) either (a) becomes the
"beneficial owner" (as defined in Rule 13d-3 of the Securities Exchange Act of 1934), directly or indirectly, of Voting Equity Interests of the Company (or securities convertible into or exchangeable for such Voting Equity Interests) representing 30% or more of the combined voting power of all Voting Equity Interests of the Company (on a fully diluted basis) or (b)
otherwise has the ability, directly or indirectly, to elect a majority of the board of directors of the
Company.
      "Closing Date" means the first date all the conditions precedent in Section 4.01 are satisfied or waived in accordance with Section 10.01.
      "Code" means the Internal Revenue Code of 1986, as amended, and any regulations promulgated thereunder.
      "Commitment" means, as to any Primary Lender, its Primary Commitment, and to any
Singapore Lender, its Singapore Commitment.
      "Committed Borrowing" means a borrowing consisting of simultaneous Committed
Loans of the same Type, under the same Subfacility, in the same currency and, in the case of
Eurocurrency Rate Loans, having the same Interest Period made by each of the Lenders pursuant to Section 2.01.
      "Committed Loan" means a Committed Primary Loan or a Committed Singapore Loan.
      "Committed Loan Notice" means a notice of (a) a Committed Borrowing, (b) a conversion of Committed Loans from one Type to the other, or (c) a continuation of
Eurocurrency Rate Loans, pursuant to Section 2.02(a), which, if in writing, shall be substantially in the form of Exhibit A.
      "Committed Primary Loan" has the meaning specified in Section 2.01.
      "Committed Singapore Loan" has the meaning specified in Section 2.01.
      "Company" has the meaning specified in the introductory paragraph hereto.
      "Company Guaranty" means the Company Guaranty made by the Company in favor of the Agents and the Lenders, substantially in the form of Exhibit F.
      "Compliance Certificate" means a certificate substantially in the form of Exhibit D.
      "Consolidated EBITDA" means, for any period, for the Company and its Subsidiaries, an amount, determined on a consolidated basis in accordance with GAAP (but excluding the
Excluded Subsidiaries in the calculation hereof), equal to the sum of (a) the consolidated net income of the Company and its Subsidiaries from continuing operations for the immediately preceding twelve (12) calendar months, plus (b) without duplication, the sum of (i) Consolidated
Interest Expense for such period to the extent deducted in determining consolidated net income for such period, (ii) the provision for domestic and foreign taxes for such period based on income or profits to the extent such income or profits were included in computing consolidated net income for such period, (iii) depreciation deducted in determining consolidated net income for such period, and (iv) amortization deducted in determining consolidated net income for such period; provided, however, that all such amounts shall be determined in accordance with GAAP
(but excluding the Excluded Subsidiaries), and there shall be excluded from the foregoing computation (i) all non-cash income, gains and losses to the extent included in the computation of consolidated net income for such period (e.g. writing off of in-process research and development and non-cash restructuring and impairment charges), (ii) all gains or losses from the sales of assets not sold in the ordinary course of business to the extent included in consolidated net income for such period, and (iii) all non-cash charges incurred in connection with changes to
Statements of Financial Accounting Standards.
      "Consolidated Funded Debt" means, for the Company and its Subsidiaries, all current outstandings under demand, overdraft and letter of credit facilities, and all facilities with a final maturity of one year or less, plus the current portion of long term Indebtedness and Capital Lease obligations plus all Indebtedness that has a final maturity more than one year after the date of issuance thereof (or which is convertible, renewable or extendable into an obligation with such final maturity) including all final and serial maturities, prepayments and sinking fund payments required to be made within one year of the date of calculation (notwithstanding the fact that any portion thereof may also be included in current liabilities under GAAP) calculated in accordance with GAAP (but excluding the Excluded Subsidiaries in the calculation thereof); provided that off-balance sheet liabilities arising out of precious, semi-precious or other metal leases and consignments and similar arrangements shall be excluded from the definition of Consolidated
Funded Debt.
      "Consolidated Interest Expense" means, for any period, for the Company and its
Subsidiaries on a consolidated basis, any interest expense accrued for such period with respect to
Consolidated Funded Debt as determined in accordance with GAAP (but excluding the Excluded
Subsidiaries in the calculation hereof).
      "Consolidated Leverage Ratio" has the meaning specified in Section 7.11(b).
      "Consolidated Total Assets" means, as of any date of determination, the value of all assets of the Company and its Subsidiaries, determined on a consolidated basis in accordance with GAAP.
      "Contractual Obligation" means, as to any Person, any provision of any security issued by such Person or of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound.
      "Control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. "Controlling" and "Controlled" have meanings correlative thereto.
      "Credit Extension" means each of the following: (a) a Borrowing and (b) an L/C Credit
Extension.
      "Debt Rating" means, as of any date of determination, the rating, if any, as determined by either S&P or Moody's of the Company's non-credit-enhanced, senior unsecured long-term debt.
      "Debtor Relief Laws" means the Bankruptcy Code of the United States, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief Laws of the
United States or other applicable jurisdictions from time to time in effect and affecting the rights of creditors generally.
      "Default" means any event or condition that constitutes an Event of Default or that, with the giving of any notice, the passage of time, or both, would be an Event of Default.
      "Default Rate" means (a) when used with respect to Obligations other than Letter of
Credit Fees, an interest rate equal to (i) the Base Rate plus (ii) the Applicable Rate, if any, applicable to Base Rate Loans plus (iii) 2% per annum; provided, however, that with respect to a
Eurocurrency Rate Loan, the Default Rate shall be an interest rate equal to the interest rate
(including any Applicable Rate and any Mandatory Cost) otherwise applicable to such Loan plus
2% per annum, and (b) when used with respect to Letter of Credit Fees, a rate equal to the
Applicable Rate plus 2% per annum.
      "Defaulting Lender" means any Lender that (a) has failed to fund any portion of the
Committed Loans, participations in L/C Obligations or participations in Swing Line Loans required to be funded by it hereunder within one Business Day of the date required to be funded by it hereunder, (b) has otherwise failed to pay over to either Agent or any other Lender any other amount required to be paid by it hereunder within one Business Day of the date when due, unless the subject of a good faith dispute, or (c) has been deemed insolvent or become the subject of a bankruptcy or insolvency proceeding.
      "Designated Borrower" has the meaning specified in the introductory paragraph hereto.
      "Designated Borrower Notice" has the meaning specified in Section 2.14.
      "Designated Borrower Request and Assumption Agreement" has the meaning specified in Section 2.14.
      "Disposition" or "Dispose" means the sale, transfer, license, lease or other disposition
(including any sale and leaseback transaction) of any property by any Person, including any sale, assignment, transfer or other disposal, with or without recourse, of any notes or accounts receivable or any rights and claims associated therewith.
      "Disqualified Capital Stock" means any Equity Interest which, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable), or upon the happening of any event, (a) matures (excluding any maturity as the result of an optional redemption by the issuer thereof) or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or is redeemable at the option of the holder thereof, in whole or in part, on or prior to the date that is 180 days following the Maturity Date, (b) is convertible into or exchangeable (unless at the sole option of the issuer thereof) for (i) debt securities or (ii) any
Equity Interests referred to in (a) above, in each case at any time on or prior to the date that is six months following the Maturity Date, or (c) contains any mandatory repurchase obligation which may come into effect prior to payment in full of all Obligations; provided that any Equity
Interests that would not constitute Disqualified Capital Stock but for provisions thereof giving holders thereof (or the holders of any security into or for which such Equity Interests is convertible, exchangeable or exercisable) the right to require the issuer thereof to redeem such
Equity Interests upon the occurrence of a change in control or an asset sale occurring prior to the date that is 180 days following the Maturity Date shall not constitute Disqualified Capital Stock if such Equity Interests provide that the issuer thereof will not redeem any such Equity Interests pursuant to such provisions prior to the repayment in full of the Obligations.
      "Dollar" and "$" mean lawful money of the United States.
      "Dollar Equivalent" means, at any time, (a) with respect to any amount denominated in
Dollars, such amount, and (b) with respect to any amount denominated in any Alternative
Currency, the equivalent amount thereof in Dollars as determined by the Administrative Agent or the L/C Issuer, as the case may be, at such time on the basis of the Spot Rate (determined in respect of the most recent Revaluation Date) for the purchase of Dollars with such Alternative
Currency.
      "Domestic Loan Party" means the Company or any other Loan Party which is a Domestic
Subsidiary.
      "Domestic Subsidiary" means any Subsidiary that is organized and existing under the laws of the United States, any state or territory thereof or the District of Columbia; provided that excluded from "Domestic Subsidiary" shall be any Subsidiary otherwise included in the foregoing definition if (a) such Subsidiary is also organized and existing under the laws of any jurisdiction other than the United States, any state or territory thereof or the District of Columbia,
(b) such Subsidiary has no business operations or assets in the United States or any state, territory or district thereof, and (c) such Subsidiary has been organized under the laws of the
United States or any state, territory or district thereof solely for tax purposes, including without limitation Pulse Philippines, Inc.
      "Domestic Subsidiary Swing Line Borrower" has the meaning set forth in Section
2.04(a).
      "Dutch Exemption Regulation" means the Exemption Regulation dated June 26, 2002 at the Ministry of Finance of the Netherlands, as promulgated in connection with the Dutch Act on the Supervision of Credit Instructions 1992 (Wet toezicht kredietwezen 1992).
      "Dutch Foreign Obligor" means a Foreign Obligor organized under the Laws of the
Netherlands.
      "Dutch Policy Guidelines" means the Dutch Central Bank's Policy Guidelines (issued in relation to the Exemption Regulation) dated July 10, 2002 (beleidsregel kernbegrippen markttoetreding en handhaving Wtk 1992).
      "Eligible Assignee" means (a) a Lender; (b) an Affiliate of a Lender; (c) an Approved
Fund; and (d) any other Person (other than a natural person) approved by (i) the Administrative
Agent, the L/C Issuer and the Swing Line Lender, and (ii) unless an Event of Default has occurred and is continuing, the Company (each such approval not to be unreasonably withheld or delayed); provided that notwithstanding the foregoing, "Eligible Assignee" shall not include the
Company or any of the Company's Affiliates or Subsidiaries or, if a Dutch Foreign Obligor is a
party hereto, any Person which does not qualify as a PMP; and provided further, however, that, so long as no Event of Default under Section 8.01(a) or (f), or Section 8.01(b) with respect to any failure to comply with Section 7.11, shall have occurred and be continuing, an Eligible Assignee shall include only a Lender, an Affiliate of a Lender or another Person, which, through its
Lending Offices, is capable of lending the applicable Alternative Currencies to the relevant
Borrowers without the imposition of any additional Indemnified Taxes.
      "EMU" means the economic and monetary union in accordance with the Treaty of Rome
1957, as amended by the Single European Act 1986, the Maastricht Treaty of 1992 and the
Amsterdam Treaty of 1998.
      "EMU Legislation" means the legislative measures of the European Council for the introduction of, changeover to or operation of a single or unified European currency.
      "Environmental Laws" means, collectively, the Comprehensive Environmental Response,
Compensation and Liability Act of 1980, as amended, the Superfund Amendments and
Reauthorization Act of 1986, the Resource Conservation and Recovery Act, the Toxic
Substances Control Act, as amended, the Clean Air Act, as amended, the Clean Water Act, as amended, any other "Superfund" or "Superlien" law or any other Federal or applicable state, local or foreign statute, law, ordinance, code, rule, regulation, order or decree regulating, relating to, or imposing liability or standards of conduct concerning, any hazardous, toxic or dangerous waste, substance or material, as now or at any time hereafter in effect.
      "Environmental Liability" means any liability (including any liability for damages, costs of environmental remediation, fines, penalties or indemnities), of the Company, any other Loan
Party or any of their respective Subsidiaries directly or indirectly resulting from or based upon
(a) violation of any Environmental Law, (b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (c) exposure to any Hazardous
Materials, (d) the release of any Hazardous Materials into the environment or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.
      "Equity Interests" means, with respect to any Person, shares of capital stock of (or other ownership or profit interests in) such Person, warrants, options or other rights for the purchase or acquisition from such Person of shares of capital stock of (or other ownership or profit interests
in) such Person, securities convertible into or exchangeable for shares of capital stock of (or other ownership or profit interests in) such Person or warrants, rights or options for the purchase or acquisition from such Person of such shares (or such other interests), and other ownership or profit interests in such Person (including partnership, member or trust interests therein), whether voting or nonvoting, and whether or not such shares, warrants, options, rights or other interests are outstanding on any date of determination.
      "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, and any successor statute and all rules and regulations promulgated thereunder.
      "ERISA Affiliate" means, as applied to the Company, any Person or trade or business which is a member of a group which is under common control with the Company, who, together with the Company, is treated as a single employer within the meaning of Section 414(b), (c), (m)
or (o) of the Code.
      "ERISA Event" means (a) a Reportable Event with respect to a Pension Plan; (b) a withdrawal by the Company or any ERISA Affiliate from a Pension Plan subject to Section 4063 of ERISA during a plan year in which it was a substantial employer (as defined in
Section 4001(a)(2) of ERISA) or a cessation of operations that is treated as such a withdrawal under Section 4062(e) of ERISA; (c) a complete or partial withdrawal by the Company or any
ERISA Affiliate from a Multiemployer Plan or notification that a Multiemployer Plan is in reorganization; (d) the filing of a notice of intent to terminate, the treatment of a Plan amendment as a termination under Sections 4041 or 4041A of ERISA, or the commencement of proceedings by the PBGC to terminate a Pension Plan or Multiemployer Plan; (e) an event or condition which constitutes grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan or Multiemployer Plan; or (f) the imposition of any liability under Title IV of ERISA, other than for PBGC premiums due but not delinquent under
Section 4007 of ERISA, upon the Company or any ERISA Affiliate.
      "Euro" and "EUR" mean the lawful currency of the Participating Member States introduced in accordance with the EMU Legislation.
      "Eurocurrency Base Rate" means, for such Interest Period, the rate per annum equal to the British Bankers Association LIBOR Rate ("BBA LIBOR"), as published by Reuters (or other commercially available source providing quotations of BBA LIBOR as designated by the
Administrative Agent (or, in the case of any determination relating to the Singapore Subfacility, the Singapore Administrative Agent) from time to time) at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period, for deposits in the relevant currency (for delivery on the first day of such Interest Period) with a term equivalent to such Interest Period. If such rate is not available at such time for any reason, then the
"Eurocurrency Base Rate" for such Interest Period shall be the rate per annum determined by the
Administrative Agent (or the Singapore Administrative Agent, as the case may be) to be the rate at which deposits in the relevant currency for delivery on the first day of such Interest Period in
Same Day Funds in the approximate amount of the Eurocurrency Rate Loan being made, continued or converted by Bank of America (or, in the case of any determination relating to the
Singapore Subfacility, Bank of America Singapore) and with a term equivalent to such Interest
Period would be offered by Bank of America's London Branch (or other Bank of America branch or Affiliate) to major banks in the London or other offshore interbank market for such currency at their request at approximately 11:00 a.m. (London time) two Business Days prior to the commencement of such Interest Period.
      "Eurocurrency Rate" means for any Interest Period with respect to a Eurocurrency Rate
Loan, a rate per annum determined by the Administrative Agent pursuant to the following formula:

Eurocurrency Rate =   Eurocurrency Base Rate
                                  ------------------------------------------
                                  1.00 - Eurocurrency Reserve Percentage

      "Eurocurrency Rate Loan" means a Committed Loan that bears interest at a rate based on the Eurocurrency Rate. Eurocurrency Rate Loans may be denominated in Dollars or in an
Alternative Currency. All Committed Loans denominated in an Alternative Currency must be
Eurocurrency Rate Loans.
      "Eurocurrency Reserve Percentage" means, for any day during any Interest Period, the reserve percentage (expressed as a decimal, carried out to five decimal places) in effect on such day, whether or not applicable to any Lender, under regulations issued from time to time by the
FRB for determining the maximum reserve requirement (including any emergency, supplemental or other marginal reserve requirement) with respect to Eurocurrency funding (currently referred to as "Eurocurrency liabilities"). The Eurocurrency Rate for each outstanding Eurocurrency
Rate Loan shall be adjusted automatically as of the effective date of any change in the
Eurocurrency Reserve Percentage.
      "Event of Default" has the meaning specified in Section 8.01.
      "Excluded Subsidiaries" means Full Rise Electronic Co. Ltd., a company organized under the laws of the Republic of China (Taiwan), and its wholly-owned direct or indirect Subsidiaries.
      "Excluded Taxes" means, with respect to either Agent, any Lender, the L/C Issuer or any other recipient of any payment to be made by or on account of any obligation of any Borrower hereunder, (a) taxes imposed on or measured by its overall net income (however denominated), and franchise taxes imposed on it (in lieu of net income taxes), by the jurisdiction (or any political subdivision thereof) under the laws of which such recipient is organized or in which its principal office is located or, in the case of any Lender, in which its applicable Lending Office is located, (b) any branch profits taxes imposed by the United States or any similar tax imposed by any other jurisdiction in which such Borrower is located and (c) except as provided in the following sentence, in the case of a Foreign Lender (other than an assignee pursuant to a request by the Company under Section 10.13 or a Lender or Affiliate of a Lender holding its
Commitment as a result of a reallocation under Section 2.16), any withholding tax that is imposed on amounts payable to such Foreign Lender at the time such Foreign Lender becomes a party hereto (or designates a new Lending Office) or is attributable to such Foreign Lender's failure or inability (other than as a result of a Change in Law) to comply with Section 3.01(e), except to the extent that such Foreign Lender (or its assignor, if any) was entitled, at the time of designation of a new Lending Office (or assignment), to receive additional amounts from the applicable Borrower with respect to such withholding tax pursuant to Section 3.01(a).
Notwithstanding anything to the contrary contained in this definition, "Excluded Taxes" shall not include any withholding tax imposed at any time on payments made by or on behalf of a Foreign
Obligor to any Lender hereunder or under any other Loan Document, provided that such Lender shall have complied with the last paragraph of Section 3.01(e).
      "Existing Credit Agreement" means that certain Credit Agreement dated as of June 17,
2004 among the Company, JPMorgan Chase Bank, as agent, and a syndicate of lenders.
      "Existing Letters of Credit" means the existing letters of credit described on Schedule
1.01(a) hereto.
      "Federal Funds Rate" means, for any day, the rate per annum equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal
Reserve System arranged by Federal funds brokers on such day, as published by the Federal
Reserve Bank of New York on the Business Day next succeeding such day; provided that (a) if such day is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business
Day, and (b) if no such rate is so published on such next succeeding Business Day, the Federal
Funds Rate for such day shall be the average rate (rounded upward, if necessary, to a whole multiple of 1/100 of 1%) charged to Bank of America on such day on such transactions as determined by the Administrative Agent.
      "Fee Letter" means the letter agreement, dated August 8, 2005, among the Company, the
Administrative Agent and the Arranger.
       "Foreign Lender" means, with respect to any Borrower, any Lender that is organized under the laws of a jurisdiction other than that in which such Borrower is resident for tax purposes. For purposes of this definition, the United States, each State thereof and the District of
Columbia shall be deemed to constitute a single jurisdiction.
      "Foreign Obligor" means a Loan Party that is a Foreign Subsidiary.
      "Foreign Subsidiary" means any Subsidiary that is not a Domestic Subsidiary.
      "FRB" means the Board of Governors of the Federal Reserve System of the United
States.
      "Fund" means any Person (other than a natural person) that is (or will be) engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its business.
      "GAAP" means those generally accepted principles of accounting set forth in pronouncements of the Financial Accounting Standards Board, the Accounting Principles Board
or the American Institute of Certified Public Accountants or which have other substantial authoritative support and are applicable in the circumstances as of the date of a report, as such principles are from time to time supplemented and amended, subject to compliance at all times with Section 1.03 hereof.
      "Governmental Authority" means any federal, state, municipal, national or other governmental department, commission, board, bureau, court, agency or instrumentality or political subdivision thereof or any entity or officer exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to any government or any court, in each case whether associated with a state of the United States, the United States, or a foreign entity or government.
      "Granting Lender" has the meaning specified in Section 10.06(h).
      "Guarantee" means, as to any Person, (a) any obligation, contingent or otherwise, of such
Person guaranteeing or having the economic effect of guaranteeing any Indebtedness or other obligation payable or performable by another Person (the "primary obligor") in any manner, whether directly or indirectly, and including any obligation of such Person, direct or indirect, (i)
to purchase or pay (or advance or supply funds for the purchase or payment of) such
Indebtedness or other obligation, (ii) to purchase or lease property, securities or services for the purpose of assuring the obligee in respect of such Indebtedness or other obligation of the payment or performance of such Indebtedness or other obligation, (iii) to maintain working capital, equity capital or any other financial statement condition or liquidity or level of income or cash flow of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other obligation, or (iv) entered into for the purpose of assuring in any other manner the obligee in respect of such Indebtedness or other obligation of the payment or performance thereof or to protect such obligee against loss in respect thereof (in whole or in part), or (b) any Lien on any assets of such Person securing any Indebtedness or other obligation of any other Person, whether or not such Indebtedness or other obligation is assumed by such Person (or any right of any holder of such Indebtedness to obtain any such Lien). The amount of any Guarantee shall be deemed to be an amount equal to the stated or determinable amount of the related primary obligation, or portion thereof, in respect of which such Guarantee is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined by the guaranteeing Person in good faith. The term "Guarantee" as a verb has a corresponding meaning.
      "Guaranties" means the Company Guaranty and the Subsidiary Guaranty.
      "Hazardous Materials" means any hazardous, toxic or dangerous waste, substance or material, the generation, handling, storage, disposal, treatment or emission of which is subject to any Environmental Law in effect on any date.
      "Indebtedness" means, as to any Person at a particular time, without duplication, all of the following, whether or not included as indebtedness or liabilities in accordance with GAAP:
      (a)        Indebtedness for Money Borrowed of such Person;
      (b)        all obligations of such Person arising under letters of credit (including standby and commercial), bankers' acceptances, bank guaranties, surety bonds and similar instruments;
      (c)        net obligations of such Person under any Swap Contract;
      (d)        all obligations of such Person to pay the deferred purchase price of property or services (other than trade accounts payable in the ordinary course of business and in accordance with customary terms);
      (e)        indebtedness (excluding prepaid interest thereon) secured by a Lien on property owned or being purchased by such Person (including indebtedness arising under conditional sales or other title retention agreements), whether or not such indebtedness shall have been assumed by such Person or is limited in recourse;
      (f)        obligations with Capital Leases which should be capitalized under GAAP and obligations under Synthetic Leases which should be capitalized under GAAP if they were accounted for as Capital Leases;
      (g)        all obligations of such Person to purchase, redeem, retire, defease or otherwise make any payment in respect of any Disqualified Capital Stock in such Person or any other Person, valued, in the case of a redeemable preferred interest, at the greater of its voluntary or involuntary liquidation preference plus accrued and unpaid dividends;
      (h)        any off-balance-sheet liabilities of such Person (excluding leases of precious, semi-precious, or other metals permitted under Section 7.13); and
      (i)        all Guarantees of such Person in respect of any of the foregoing.
      The amount of any net obligation under any Swap Contract on any date shall be deemed to be the Swap Termination Value thereof as of such date. The amount of any Capital Lease obligation shall be the amount thereof required to be capitalized in accordance with GAAP. The amount of any Synthetic Lease as of any date shall be deemed to be the amount thereof required to be capitalized if such Synthetic Lease were accounted for as a Capital Lease.
      "Indebtedness for Money Borrowed" means, for any Person, (a) all indebtedness, obligations and liabilities of such Person for money borrowed which are evidenced by bonds, debentures, notes or other similar instruments and (b) all Capital Leases which should be capitalized in accordance with GAAP; provided, however, the term "Indebtedness for Money
Borrowed" shall specifically exclude payroll indebtedness and trade indebtedness incurred in the ordinary course of business (including trade indebtedness through financial intermediaries)
provided such trade indebtedness has a maturity of less than one year.
      "Indemnified Taxes" means Taxes other than Excluded Taxes.
      "Indemnitees" has the meaning specified in Section 10.04(b).
      "Information" has the meaning specified in Section 10.07.
      "Interest Payment Date" means, (a) as to any Loan other than a Base Rate Loan, the last day of each Interest Period applicable to such Loan and the Maturity Date; provided, however, that if any Interest Period for a Eurocurrency Rate Loan exceeds three months, the respective dates that fall every three months after the beginning of such Interest Period shall also be Interest
Payment Dates; and (b) as to any Base Rate Loan (including a Swing Line Loan), the last
Business Day of each March, June, September and December and the Maturity Date.
      "Interest Period" means, as to each Eurocurrency Rate Loan, the period commencing on the date such Eurocurrency Rate Loan is disbursed or converted to or continued as a
Eurocurrency Rate Loan and ending on the date one, two, three or six months thereafter, as selected by the Company in its Committed Loan Notice; provided that:
      (i)        any Interest Period that would otherwise end on a day that is not a
Business Day shall be extended to the next succeeding Business Day unless such
Business Day falls in another calendar month, in which case such Interest Period shall end on the next preceding Business Day;
      (ii)        any Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the calendar month at the end of such Interest Period; and
      (iii)        no Interest Period shall extend beyond the Maturity Date.
      "Internal Control Event" means a material weakness in, or fraud that involves management or other employees who have a significant role in, the Company's internal controls over financial reporting, in each case as described in the Securities Laws.
      "Investment" means, as to any Person, any loan or advance to any other Person, any purchase or other acquisition of any Capital Stock, assets, obligations, or other securities of any
Person, or any capital contribution to, or other investment or acquisition of any interest in any
Person. For purposes of covenant compliance, the amount of any Investment shall be the amount actually invested, without adjustment for subsequent increases or decreases in the value of such
Investment.
      "IP Rights" has the meaning specified in Section 5.17.
      "IRS" means the United States Internal Revenue Service.
      "ISP" means, with respect to any Letter of Credit, the "International Standby Practices
1998" published by the Institute of International Banking Law & Practice (or such later version thereof as may be in effect at the time of issuance).
      "Issuer Documents" means with respect to any Letter of Credit, the Letter of Credit
Application, and any other document, agreement and instrument entered into by the L/C Issuer and the Company (or any Subsidiary) or in favor the L/C Issuer and relating to any such Letter of
Credit.
      "Laws" means, collectively, all international, foreign, Federal, state and local statutes, treaties, rules, guidelines, regulations, ordinances, codes and administrative or judicial precedents or authorities, including the interpretation or administration thereof by any
Governmental Authority charged with the enforcement, interpretation or administration thereof, and all applicable administrative orders, directed duties, licenses, authorizations and permits of, and agreements with, any Governmental Authority, in each case whether or not having the force of law.
      "L/C Advance" means, with respect to each Primary Lender, such Primary Lender's funding of its participation in any L/C Borrowing in accordance with its Applicable Primary
Percentage. All L/C Advances shall be denominated in Dollars.
      "L/C Borrowing" means an extension of credit under the Primary Subfacility resulting from a drawing under any Letter of Credit which has not been reimbursed on the date when made or refinanced as a Committed Borrowing. All L/C Borrowings shall be denominated in
Dollars.
      "L/C Credit Extension" means, with respect to any Letter of Credit, the issuance thereof or extension of the expiry date thereof, or the increase of the amount thereof.
      "L/C Issuer" means Bank of America in its capacity as issuer of Letters of Credit hereunder, or any successor issuer of Letters of Credit hereunder.
      "L/C Obligations" means, as at any date of determination, the aggregate amount available to be drawn under all outstanding Letters of Credit plus the aggregate of all Unreimbursed
Amounts, including all L/C Borrowings. For purposes of computing the amount available to be drawn under any Letter of Credit, the amount of such Letter of Credit shall be determined in accordance with Section 1.08. For all purposes of this Agreement, if on any date of determination a Letter of Credit has expired by its terms but any amount may still be drawn thereunder by reason of the operation of Rule 3.14 of the ISP, such Letter of Credit shall be deemed to be "outstanding" in the amount so remaining available to be drawn.
      "Lender" has the meaning specified in the introductory paragraph hereto and, as the context requires, includes the Swing Line Lender. If a Commitment is specified on
Schedule 2.01 as being held by more than one Person, each such Person shall be liable, jointly and severally, for the entire amount of such Commitment, but all such Persons shall be treated as a single Lender, having a single Commitment, for all purposes of this Agreement.
      "Lending Office" means, as to any Lender, the office or offices of such Lender described as such in such Lender's Administrative Questionnaire, or such other office or offices as a
Lender may from time to time notify the Company and the Agents.
      "Letter of Credit" means any standby letter of credit issued hereunder and shall include the Existing Letters of Credit. Letters of Credit may be issued in Dollars or in an Alternative
Currency.
      "Letter of Credit Application" means an application and agreement for the issuance or amendment of a Letter of Credit in the form from time to time in use by the L/C Issuer.
      "Letter of Credit Expiration Date" means the day that is seven days prior to the Maturity
Date then in effect (or, if such day is not a Business Day, the next preceding Business Day).
      "Letter of Credit Fee" has the meaning specified in Section 2.03(i).
      "Letter of Credit Sublimit" means an amount equal to $25,000,000. The Letter of Credit
Sublimit is part of, and not in addition to, the Aggregate Primary Commitments.
      "Lien" means any interest in property securing any obligation owed to, or a claim by, a
Person other than the owner of the property, whether such interest is based on the common law, statute or contract, and including but not limited to the lien or security interest arising from a mortgage, encumbrance, pledge, security agreement, conditional sale or trust receipt or a lease, consignment or bailment for security purposes.
      "Loan" means an extension of credit by a Lender to a Borrower under Article II in the form of a Committed Loan or a Swing Line Loan.
      "Loan Documents" means this Agreement, each Designated Borrower Request and
Assumption Agreement, each Note, each Issuer Document, the Fee Letter, the Guaranties and any subordination agreement in favor of, and consented to in writing by, the Administrative
Agent with respect to any Subordinated Indebtedness.
      "Loan Parties" means, collectively, the Company, each Subsidiary Guarantor and each
Designated Borrower.
      "Mandatory Cost" means, with respect to any period, the percentage rate per annum determined in accordance with Schedule 1.01(b).
      "Material Adverse Effect" means a material adverse effect on (a) the business, operations, or condition (financial or otherwise) of the Company and its Subsidiaries taken as a whole, (b) the ability of the Company or the Loan Parties taken as a whole to perform their obligations and pay all amounts due hereunder, or (c) the ability of either Agent or any Lender to enforce its rights under the Loan Documents taken as a whole or to collect any of the Obligations then due and payable.
      "Material Subsidiary" means (a) any Domestic Subsidiary of the Company or any other
Loan Party which has Net Worth (calculated as of the most recent fiscal period with respect to which the Agent shall have received financial statements required to be delivered pursuant to
Sections 6.01(a) or (b)) equal to or greater than $10,000,000, exclusive of the value (i.e., shareholders' equity) of any Subsidiaries owned by such Subsidiary, and (b) any Foreign
Subsidiary of the Company or any other Loan Party which has Net Worth (calculated as above)
equal to or greater than the US Dollar Equivalent of $10,000,000, exclusive of the value (i.e., shareholders equity) of any Subsidiaries owned by such Subsidiary.
      "Maturity Date" means the fifth anniversary of the date of this Agreement.
      "Moody's" means Moody's Investors Service, Inc. and any successor thereto.
      "Multiemployer Plan" means an employee pension benefit plan covered by Title IV of
ERISA and in respect of which the Company or any ERISA Affiliate is an "employer" as described in Section 4001(b) of ERISA, which is also a multiemployer plan as defined in Section
4001(a)(3) of ERISA.
      "Net Worth" means, with respect to the Company or any Subsidiary as of any date on which the amount thereof is to be determined, shareholders' equity of the Company or such
Subsidiary determined in accordance with GAAP.
      "Note" means a promissory note made by a Borrower in favor of a Lender evidencing
Loans made by such Lender to such Borrower, substantially in the form of Exhibit C.
      "Obligations" means all advances to, and debts, liabilities, obligations, covenants and duties of, any Loan Party arising under any Loan Document or otherwise with respect to any
Loan or Letter of Credit, whether direct or indirect (including those acquired by assumption), absolute or contingent, due or to become due, now existing or hereafter arising and including interest and fees that accrue after the commencement by or against any Loan Party or any
Subsidiary or Affiliate thereof of any proceeding under any Debtor Relief Laws naming such
Person as the debtor in such proceeding, regardless of whether such interest and fees are allowed claims in such proceeding.
      "Organization Documents" means, (a) with respect to any corporation, the certificate or articles of incorporation and the bylaws (or equivalent or comparable constitutive documents with respect to any non-U.S. jurisdiction); (b) with respect to any limited liability company, the certificate or articles of formation or organization and operating agreement; and (c) with respect to any partnership, joint venture, trust or other form of business entity, the partnership, joint venture or other applicable agreement of formation or organization and any agreement, instrument, filing or notice with respect thereto filed in connection with its formation or organization with the applicable Governmental Authority in the jurisdiction of its formation or organization and, if applicable, any certificate or articles of formation or organization of such entity.
      "Other Taxes" means any present or future stamp, court or documentary taxes or any other excise or property taxes, charges or similar levies which arise from any payment made hereunder or from the execution, delivery, performance, enforcement or registration of, or otherwise with respect to, this Agreement or any other Loan Documents.
      "Outstanding Amount" means (i) with respect to Committed Loans on any date, the
Dollar Equivalent amount of the aggregate outstanding principal amount thereof after giving effect to any borrowings and prepayments or repayments of such Committed Loans occurring on such date; (ii) with respect to Swing Line Loans on any date, the aggregate outstanding principal amount thereof after giving effect to any borrowings and prepayments or repayments of such
Swing Line Loans occurring on such date; and (iii) with respect to any L/C Obligations on any date, the Dollar Equivalent amount of the aggregate outstanding amount of such L/C Obligations on such date after giving effect to any L/C Credit Extension occurring on such date and any other changes in the aggregate amount of the L/C Obligations as of such date, including as a result of any reimbursements by the Company of Unreimbursed Amounts.
      "Overnight Rate" means, for any day, (a) with respect to any amount denominated in
Dollars, the greater of (i) the Federal Funds Rate and (ii) an overnight rate determined by the
Administrative Agent, the L/C Issuer, or the Swing Line Lender, as the case may be, in accordance with banking industry rules on interbank compensation, and (b) with respect to any amount denominated in an Alternative Currency, the rate of interest per annum at which overnight deposits in the applicable Alternative Currency, in an amount approximately equal to the amount with respect to which such rate is being determined, would be offered for such day by a branch or Affiliate of Bank of America in the applicable offshore interbank market for such currency to major banks in such interbank market.
      "Participant" has the meaning specified in Section 10.06(d).
      "Participating Member State" means each state so described in any EMU Legislation.
      "Patriot Act" has the meaning given to it in Section 4.01(h).
      "PBGC" means the Pension Benefit Guaranty Corporation and any successor thereto.
      "Pension Plan" means any "employee pension benefit plan" (as such term is defined in
Section 3(2) of ERISA), other than a Multiemployer Plan, that is subject to Title IV of ERISA and is sponsored or maintained by the Company or any ERISA Affiliate or to which the
Company or any ERISA Affiliate contributes or has an obligation to contribute, or in the case of a multiple employer or other plan described in Section 4064(a) of ERISA, has made contributions at any time during the immediately preceding five plan years.
      "Permitted Acquisition" means any Acquisition in connection with which each of the following is true: (a) the Person to be (or whose assets are to be) acquired does not oppose such
Acquisition and the line or lines of business of the Person to be acquired are, in the reasonable judgment of the Company, substantially similar to, or ancillary or complementary to, one or more line or lines of business conducted by the Company or any of its Subsidiaries, (b) no
Default or Event of Default is in existence at the time of the consummation of such Acquisition or would exist after giving effect thereto (including on a Pro Forma Basis, in the case of Section
7.11), and the Company shall deliver to the Administrative Agent a certificate signed by its chief executive officer, its controller/chief accounting officer or its treasurer stating that such condition precedent has been fulfilled; (c) the Company shall deliver to the Administrative Agent such updated schedules to this Agreement as may be required to make such schedules accurate in light of such Acquisition, (d) the Person acquired shall be or become a consolidated Subsidiary, or be merged into the Company or a consolidated Subsidiary, immediately upon consummation of such Acquisition (or if assets are being acquired, the acquiror shall be the Company or a consolidated Subsidiary), (e) if the Person to be (or whose assets are to be) acquired is located outside of the United States and the fair market value of the consideration given in connection with such Acquisition is greater than $20,000,000, the assets or the Equity Interests of the Person acquired shall be acquired by the Company or a wholly-owned direct or indirect Subsidiary thereof, or be merged into the Company or a wholly-owned direct or indirect Subsidiary thereof,
(f) the Company shall deliver to the Administrative Agent a certificate signed by a Responsible
Officer, certifying as to such Responsible Officer's good faith belief that the financial covenants contained in Section 7.11 hereof will continue to be met for the first four full fiscal quarters following the consummation of such Acquisition, to which shall be attached computations as to such financial covenants, and (g) if the aggregate principal amount of any Loan(s) made available to the Company and its Subsidiaries hereunder in connection with such Acquisition is equal to or greater than $100,000,000, the Required Lenders shall have consented in writing to the consummation of such Acquisition.
      "Person" means an individual, limited liability company, partnership, corporation, trust, unincorporated organization, association, joint venture or other entity or a Governmental
Authority or other entity.
      "Plan" means any "employee benefit plan" (as such term is defined in Section 3(3) of
ERISA) established by the Company or, with respect to any such plan that is subject to Section
412 of the Code or Title IV of ERISA, any ERISA Affiliate.
      "Platform" has the meaning specified in Section 6.02.
      "PMP" means a "professional market party" within the meaning of the Dutch Exemption
Regulation.
      "Primary Borrower" means each of the Borrowers.
      "Primary Commitment" means, as to each Primary Lender, its obligation to (a) make
Committed Primary Loans to the Borrowers pursuant to Section 2.01, (b) purchase participations in L/C Obligations, and (c) purchase participations in Swing Line Loans, in an aggregate principal amount at any one time outstanding not to exceed the Dollar amount set forth opposite such Primary Lender's name on Schedule 2.01 or in the Assignment and Assumption pursuant to which such Primary Lender becomes a party hereto, as applicable, as such amount may be adjusted from time to time in accordance with this Agreement.
      "Primary Lender" has the meaning specified in the introductory paragraph hereto and, as the context requires, includes the Swing Line Lender.
      "Primary Subfacility" means the credit facility represented by the Primary Commitments and established pursuant to Sections 2.01(a), 2.03 and 2.04.
      "Pro Forma Basis" means, for purposes of calculating compliance with any test or financial covenant under this Agreement for any period, that the applicable Permitted
Acquisition or Disposition (and all other Permitted Acquisitions or Dispositions that have been consummated during the applicable period) and the following transactions in connection therewith shall be deemed to have occurred as of the first day of the applicable period of measurement in such test or covenant: (a) income statement items (whether positive or negative)
attributable to the property or Person subject to such Permitted Acquisition or Disposition, (i) in the case of a Disposition shall be excluded, and (ii) in the case of a Permitted Acquisition, shall be included, (b) any retirement of Indebtedness, and (c) any Indebtedness incurred or assumed by the Company or any of its Subsidiaries in connection therewith and if such Indebtedness has a floating or formula rate, shall have an implied rate of interest for the applicable period for purposes of this definition determined by utilizing the rate which is or would be in effect with respect to such Indebtedness as at the relevant date of determination; provided that the foregoing pro forma adjustments may be applied to any such test or financial covenant solely to the extent that such adjustments are consistent with the definition of Consolidated EBITDA and give effect to events (including operating expense reductions) that are (x) attributable to such transaction,
(y) expected to have a continuing impact on the Company and its Subsidiaries and (z) factually supportable (provided that pro forma effect shall only be given to operating expense reductions or similar anticipated benefits from any Permitted Acquisition or Disposition to the extent that such adjustments and the bases therefor are set forth in reasonable detail in a certificate of the
Responsible Officer of the Company delivered to the Administrative Agent and dated the relevant date of determination and which certifies that all necessary steps for the realization thereof have been taken or the Company reasonably anticipates that all necessary steps for the realization thereof will be taken within twelve months following such date of determination).
      "Qualified Capital Stock" means, for any Person, any Equity Interests of such Person that are not Disqualified Capital Stock.
      "Reallocated Primary Commitment" of any Primary Lender means the portion of such
Primary Lender's Primary Commitment as shall constitute a part of such Primary Commitment as a result of a reallocation of such Person's (or its Affiliate's) Singapore Commitment pursuant to Section 2.16.
      "Register" has the meaning specified in Section 10.06(c).
      "Registered Public Accounting Firm" has the meaning specified in the Securities Laws and shall be independent of the Company as prescribed by the Securities Laws.
      "Related Parties" means, with respect to any Person, such Person's Subsidiaries and
Affiliates and the partners, directors, officers, employees, agents and advisors of such Person and of such Person's Subsidiaries and Affiliates.
      "Reportable Event" means a reportable event described in Section 4043 of ERISA and the regulations thereunder for which the notice requirement has not been waived by applicable regulation.
      "Request for Credit Extension" means (a) with respect to a Borrowing, conversion or continuation of Committed Loans, a Committed Loan Notice, (b) with respect to an L/C Credit
Extension, a Letter of Credit Application, and (c) with respect to a Swing Line Loan, a Swing
Line Loan Notice.
      "Required Lenders" means, as of any date of determination, Lenders having more than
50% of the Aggregate Commitments or, if the commitment of each Lender to make Loans and the obligation of the L/C Issuer to make L/C Credit Extensions have been terminated pursuant to
Section 8.02, Lenders holding in the aggregate more than 50% of the Total Outstandings (with the aggregate amount of each Lender's risk participation and funded participation in L/C
Obligations and Swing Line Loans being deemed "held" by such Lender for purposes of this definition); provided that the Commitment of, and the portion of the Total Outstandings held or deemed held by, any Defaulting Lender shall be excluded for purposes of making a determination of Required Lenders.
      "Required Primary Lenders" means, as of any date of determination, Primary Lenders having more than 50% of the aggregate Primary Commitments of all Primary Lenders, or, if the
commitment of each Primary Lender to make Loans and the obligation of the L/C Issuer to make
L/C Credit Extensions have been terminated pursuant to Section 8.02, Primary Lenders holding in the aggregate more than 50% of the Total Primary Outstandings; provided that the Primary
Commitment of, and the portion of the Primary Loans held or deemed held by, any Defaulting
Lender shall be excluded for purposes of making a determination of Required Primary Lenders.
      "Required Singapore Lenders" means, as of any date of determination, Singapore
Lenders having more than 50% of the Aggregate Singapore Commitments or, if the commitment of each Singapore Lender to make Committed Singapore Loans have been terminated pursuant to Section 8.02, Singapore Lenders holding in the aggregate more than 50% of the Total
Singapore Outstandings; provided that the Singapore Commitment of, and the portion of the
Total Singapore Outstandings held or deemed held by, any Defaulting Lender shall be excluded for purposes of making a determination of Required Singapore Lenders.
      "Responsible Officer" means the chief executive officer, president, chief financial officer, controller, treasurer or assistant treasurer of a Loan Party or, for purposes of Section
4.01(a) only, a duly-authorized director, manager, vice-president or secretary shall also qualify as a "Responsible Officer." Any document delivered hereunder that is signed by a Responsible
Officer of a Loan Party shall be conclusively presumed to have been authorized by all necessary corporate, partnership and/or other action on the part of such Loan Party and such Responsible
Officer shall be conclusively presumed to have acted on behalf of such Loan Party.
      "Restricted Payment" means any dividend or other distribution (whether in cash, securities or other property) with respect to any capital stock or other Equity Interest of the
Company or any Subsidiary, or any payment (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the repurchase, redemption, retirement, cancellation or termination of any such capital stock or other Equity Interest, or on account of any return of capital to the Company's stockholders, partners or members (or the equivalent Person thereof).
      "Revaluation Date" means (a) with respect to any Loan, each of the following: (i) each date of a Borrowing of a Eurocurrency Rate Loan denominated in an Alternative Currency, (ii)
each date of a continuation of a Eurocurrency Rate Loan denominated in an Alternative Currency pursuant to Section 2.02, and (iii) such additional dates as the Administrative Agent or Singapore
Administrative Agent shall determine or the Required Lenders, Required Primary Lenders or
Required Singapore Lenders shall require; and (b) with respect to any Letter of Credit, each of the following: (i) each date of issuance of a Letter of Credit denominated in an Alternative
Currency, (ii) each date of an amendment of any such Letter of Credit having the effect of increasing the amount thereof (solely with respect to the increased amount), (iii) each date of any payment by the L/C Issuer under any Letter of Credit denominated in an Alternative Currency and (iv) such additional dates as the Administrative Agent or the L/C Issuer shall determine or the Required Lenders or Required Primary Lenders shall require.
      "S&P" means Standard & Poor's Ratings Services, a division of The McGraw-Hill
Companies, Inc. and any successor thereto.
      "Same Day Funds" means (a) with respect to disbursements and payments in Dollars, immediately available funds, and (b) with respect to disbursements and payments in an
Alternative Currency, same day or other funds as may be determined by the Administrative
Agent, the Singapore Administrative Agent or the L/C Issuer, as the case may be, to be customary in the place of disbursement or payment for the settlement of international banking transactions in the relevant Alternative Currency.
      "Sarbanes-Oxley" means the Sarbanes-Oxley Act of 2002.
      "SEC" means the Securities and Exchange Commission, or any Governmental Authority
succeeding to any of its principal functions.
      "Securities Laws" means the Securities Act of 1933, the Securities Exchange Act of
1934, Sarbanes-Oxley and the applicable accounting and auditing principles, rules, standards and practices promulgated, approved or incorporated by the SEC or the Public Company Accounting
Oversight Board, as each of the foregoing may be amended and in effect on any applicable date hereunder.
      "Share" means a Primary Lender's Applicable Primary Percentage or a Singapore
Lender's Applicable Singapore Percentage, as applicable.
      "Singapore Administrative Agent" means Bank of America Singapore, in its capacity as
Singapore administrative agent under any of the Loan Documents, or any successor Singapore administrative agent.
      "Singapore Administrative Agent's Office" means, with respect to any currency, the
Singapore Administrative Agent's address and, as appropriate, account as set forth on
Schedule 10.02 with respect to such currency, or such other address or account with respect to such currency as the Singapore Administrative Agent may from time to time notify to the
Company and the Singapore Lenders.
      "Singapore Borrower" means each of Pulse Electronics (Singapore) Pte. Ltd. and
Technitrol Singapore Holdings Pte. Ltd.
      "Singapore Commitment" means, as to each Singapore Lender, its obligation to make
Committed Singapore Loans to the Singapore Borrowers pursuant to Section 2.01 in an aggregate principal amount at any one time outstanding not to exceed the Dollar amount set forth opposite such Singapore Lender's name on Schedule 2.01 or in the Assignment and Assumption pursuant to which such Singapore Lender becomes a party hereto, as applicable, as such amount may be adjusted from time to time in accordance with this Agreement.
      "Singapore Lender" has the meaning specified in the introductory paragraph hereto.
      "Singapore Subfacility" means the credit facility represented by the Singapore
Commitments and established pursuant to Section 2.01(b).
      "SPC" has the meaning specified in Section 10.06(h).
      "Special Notice Currency" means at any time an Alternative Currency, other than the currency of a country that is a member of the Organization for Economic Cooperation and
Development at such time located in North America or Europe.
      "Spot Rate" for a currency means the rate determined by the Administrative Agent, the
Singapore Administrative Agent or the L/C Issuer, as applicable, to be the rate quoted by the
Person acting in such capacity as the spot rate for the purchase by such Person of such currency with another currency through its principal foreign exchange trading office at approximately
11:00 a.m. on the date three Business Days prior to the date as of which the foreign exchange computation is made; provided that the Administrative Agent, the Singapore Administrative
Agent or the L/C Issuer may obtain such spot rate from another financial institution designated by the Administrative Agent, the Singapore Administrative Agent or the L/C Issuer if the Person
acting in such capacity does not have as of the date of determination a spot buying rate for any such currency; and provided further that the L/C Issuer may use such spot rate quoted on the date as of which the foreign exchange computation is made in the case of any Letter of Credit denominated in an Alternative Currency.
      "Subfacility" means either the Primary Subfacility or the Singapore Subfacility.
      "Subordinated Indebtedness" has the meaning specified in Section 7.03
      "Subsidiary" means any Person (excluding the Excluded Subsidiaries) in which more than 50% of its outstanding voting stock or rights or more than 50% of all Voting Equity
Interests is owned directly or indirectly by such Person. When "Subsidiary" is used herein it shall mean any direct or indirect Subsidiary of the Company (excluding the Excluded
Subsidiaries as set forth above) unless otherwise noted.
      "Subsidiary Guarantors" means, collectively, (a) each Domestic Subsidiary which is a
Material Subsidiary existing on the Closing Date and (b) any other Person who shall become a
Domestic Subsidiary and a Material Subsidiary after the Closing Date and shall become a party to the Subsidiary Guaranty as provided in Section 6.13 hereof.
      "Subsidiary Guaranty" means the Subsidiary Guaranty made by the Subsidiary
Guarantors in favor of the Agents and the Lenders, substantially in the form of Exhibit G.
      "Swap Contract" means (a) any and all rate swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, interest rate options, forward foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swap transactions, cross-currency rate swap transactions, currency options, spot contracts, or any other similar transactions or any combination of any of the foregoing (including any options to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any master agreement, and (b)
any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International
Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement,
or any other master agreement (any such master agreement, together with any related schedules, a "Master Agreement"), including any such obligations or liabilities under any Master
Agreement.
      "Swap Termination Value" means, in respect of any one or more Swap Contracts, after taking into account the effect of any legally enforceable netting agreement relating to such Swap
Contracts, (a) for any date on or after the date such Swap Contracts have been closed out and termination value(s) determined in accordance therewith, such termination value(s), and (b) for any date prior to the date referenced in clause (a), the amount(s) determined as the mark-to-
market value(s) for such Swap Contracts, as determined based upon one or more mid-market or other readily available quotations provided by any recognized dealer in such Swap Contracts
(which may include a Lender or any Affiliate of a Lender).
      "Swing Line" means the revolving credit facility made available by the Swing Line
Lender pursuant to Section 2.04.
      "Swing Line Borrowing" means a borrowing of a Swing Line Loan pursuant to Section
2.04.
      "Swing Line Lender" means Bank of America in its capacity as provider of Swing Line
Loans, or any successor swing line lender hereunder.
      "Swing Line Loan" has the meaning specified in Section 2.04(a).
      "Swing Line Loan Notice" means a notice of a Swing Line Borrowing pursuant to
Section 2.04(b), which, if in writing, shall be substantially in the form of Exhibit B.
      "Swing Line Sublimit" means an amount equal to the lesser of (a) $20,000,000 and (b)
the Aggregate Primary Commitments. The Swing Line Sublimit is part of, and not in addition to, the Aggregate Primary Commitments.
      "Synthetic Leases" means (a) a so-called synthetic, off-balance sheet or tax retention lease, or (b) an agreement for the use or possession of property creating obligations that do not appear on the balance sheet of such Person but which, upon the insolvency or bankruptcy of such
Person, would be characterized as indebtedness of such Person (without regard to accounting treatment).
      "TARGET Day" means any day on which the Trans-European Automated Real-time
Gross Settlement Express Transfer (TARGET) payment system (or, if such payment system ceases to be operative, such other payment system (if any) determined by the Administrative
Agent to be a suitable replacement) is open for the settlement of payments in Euro.
      "Taxes" means all present or future taxes, levies, imposts, duties, deductions, withholdings, assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.
      "Threshold Amount" means $10,000,000.
      "Total Outstandings" means the aggregate Outstanding Amount of all Loans and all L/C
Obligations.
      "Total Primary Outstandings" means the aggregate Outstanding Amount of all
Committed Primary Loans, all Swing Line Loans and all L/C Obligations.
      "Total Singapore Outstandings" means the aggregate Outstanding Amount of all
Committed Singapore Loans.
      "Transactions" means, collectively, (a) the initial funding of the Loans and the effectiveness of the Loan Documents, (b) the consummation of any other transactions in connection with the foregoing and (c) the payment of the fees and expenses incurred in connection with any of the foregoing.
      "Type" means, with respect to a Committed Loan, its character as a Base Rate Loan or a
Eurocurrency Rate Loan.
      "Unfunded Pension Liability" means the excess of a Pension Plan's benefit liabilities under Section 4001(a)(16) of ERISA, over the current value of that Pension Plan's assets, determined in accordance with the assumptions used for funding the Pension Plan pursuant to
Section 412 of the Code for the applicable plan year.
      "United States" and "U.S." mean the United States of America.
      "Unreimbursed Amount" has the meaning specified in Section 2.03(c)(i).
      "Voting Equity Interests" means Equity Interests issued by a Person, the holders of which are ordinarily, in the absence of contingencies, entitled to vote for the election of directors (or persons performing similar functions) of such person, even if the right so to vote has been suspended by the happening of such a contingency.
      "Yen" and "Y" mean the lawful currency of Japan.
      1.02        Other Interpretive Provisions
      . With reference to this Agreement and each other Loan Document, unless otherwise specified herein or in such other Loan Document:
      (a)        The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words "include,"
"includes" and "including" shall be deemed to be followed by the phrase "without limitation." The word "will" shall be construed to have the same meaning and effect as the word "shall." Unless the context requires otherwise, (i) any definition of or reference to any agreement, instrument or other document (including any Organization Document)
shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein or in any other Loan
Document), (ii) any reference herein to any Person shall be construed to include such
Person's successors and assigns, (iii) the words "herein," "hereof" and "hereunder," and words of similar import when used in any Loan Document, shall be construed to refer to such Loan Document in its entirety and not to any particular provision thereof, (iv) all references in a Loan Document to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, the Loan
Document in which such references appear, (v) any reference to any law shall include all statutory and regulatory provisions consolidating, amending, replacing or interpreting such law and any reference to any law or regulation shall, unless otherwise specified, refer to such law or regulation as amended, modified or supplemented from time to time,
(vi) the words "asset" and "property" shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including without limitation cash, securities, accounts and contract rights, and (vii) "wholly-owned"
shall be construed to mean all of the outstanding Equity Interests of such Person, except for any director qualifying shares required by such Person's jurisdiction of organization.
      (b)        In the computation of periods of time from a specified date to a later specified date, the word "from" means "from and including;" the words "to" and "until"
each mean "to but excluding;" and the word "through" means "to and including."
      (c)        Section headings herein and in the other Loan Documents are included for convenience of reference only and shall not affect the interpretation of this Agreement or any other Loan Document.
      1.03        Accounting Terms.
(a) Generally. All accounting terms not specifically or completely defined herein shall be construed in conformity with, and all financial data (including financial ratios and other financial calculations) required to be submitted pursuant to this Agreement shall be prepared in conformity with, GAAP applied on a consistent basis, as in effect from time to time, applied in a manner consistent with that used in preparing the Audited Financial Statements, except as otherwise specifically prescribed herein. Indebtedness relating to any joint venture or partnership (other than a joint venture that is itself a corporation or limited liability company) in which such Person is a joint venturer or a general partner shall be included as Indebtedness of such Person unless such Indebtedness is made expressly non-recourse to such Person.
      (b)        Changes in GAAP. If at any time any change in GAAP would affect the computation of any financial ratio or requirement set forth in any Loan Document, and either the
Company or the Required Lenders shall so request, the Administrative Agent, the Lenders and the Company shall negotiate in good faith to amend such ratio or requirement to preserve the original intent thereof in light of such change in GAAP (subject to the approval of the Required
Lenders); provided that, until so amended, (i) such ratio or requirement shall continue to be computed in accordance with GAAP prior to such change therein and (ii) the Company shall provide to the Administrative Agent and the Lenders financial statements and other documents required under this Agreement or as reasonably requested hereunder setting forth a reconciliation between calculations of such ratio or requirement made before and after giving effect to such change in GAAP.
      (c)        Consolidation of Variable Interest Entities. All references herein to consolidated financial statements of the Company and its Subsidiaries or to the determination of any amount for the Company and its Subsidiaries on a consolidated basis or any similar reference shall, in each case, be deemed to include each variable interest entity that the Company is required to consolidate pursuant to FASB Interpretation No. 46 - Consolidation of Variable Interest Entities:
an interpretation of ARB No. 51 (January 2003) as if such variable interest entity were a
Subsidiary as defined herein.
      1.04        Exchange Rates; Currency Equivalents.
      (a) The Administrative Agent, the Singapore Administrative Agent or the L/C Issuer, as
applicable, shall determine the Spot Rates as of each Revaluation Date to be used for calculating
Dollar Equivalent amounts of Credit Extensions and Outstanding Amounts denominated in
Alternative Currencies. Such Spot Rates shall become effective as of such Revaluation Date and shall be the Spot Rates employed in converting any amounts between the applicable currencies until the next Revaluation Date to occur. Except for purposes of financial statements delivered by Loan Parties hereunder or calculating financial covenants hereunder or except as otherwise provided herein, the applicable amount of any currency (other than Dollars) for purposes of the
Loan Documents shall be such Dollar Equivalent amount as so determined by the Administrative
Agent, the Singapore Administrative Agent or the L/C Issuer, as applicable.
      (b)        Wherever in this Agreement in connection with a Committed Borrowing, conversion, continuation or prepayment of a Eurocurrency Rate Loan or the issuance, amendment or extension of a Letter of Credit, an amount, such as a required minimum or multiple amount, is expressed in Dollars, but such Committed Borrowing, Eurocurrency Rate
Loan or Letter of Credit is denominated in an Alternative Currency, such amount shall be the relevant Alternative Currency Equivalent of such Dollar amount (rounded to the nearest unit of such Alternative Currency, with 0.5 of a unit being rounded upward), as determined by the
Administrative Agent, the Singapore Administrative Agent or the L/C Issuer, as the case may be.
All payments in Yen shall be rounded to the nearest full Yen (with 0.5 Yen being rounded upward).
      1.05        Additional Alternative Currencies.
      (a) The Company may from time to time request that Eurocurrency Rate Loans be made and/or Letters of Credit be issued in a currency other than those specifically listed in the definition of "Alternative Currency;" provided that such requested currency is a lawful currency
(other than Dollars) that is readily available and freely transferable and convertible into Dollars.
In the case of any such request with respect to the making of Eurocurrency Rate Loans, such request shall be subject to the approval of the Agents and the Lenders; and in the case of any such request with respect to the issuance of Letters of Credit, such request shall be subject to the approval of the Administrative Agent and the L/C Issuer.
      (b)        Any such request shall be made to the Agents not later than 11:00 a.m., 20
Business Days prior to the date of the desired Credit Extension (or such other time or date as may be agreed by the Agents and, in the case of any such request pertaining to Letters of Credit, the L/C Issuer, in its or their sole discretion). In the case of any such request pertaining to
Eurocurrency Rate Loans, the Agents shall promptly notify each Lender thereof; and in the case of any such request pertaining to Letters of Credit, the Administrative Agent shall promptly notify the L/C Issuer thereof. Each Lender (in the case of any such request pertaining to
Eurocurrency Rate Loans) or the L/C Issuer (in the case of a request pertaining to Letters of
Credit) shall notify each of the Agents, not later than 11:00 a.m., ten Business Days after receipt of such request whether it consents, in its sole discretion, to the making of Eurocurrency Rate
Loans or the issuance of Letters of Credit, as the case may be, in such requested currency.
      (c)        Any failure by a Lender or the L/C Issuer, as the case may be, to respond to such request within the time period specified in the preceding sentence shall be deemed to be a refusal by such Lender or the L/C Issuer, as the case may be, to permit Eurocurrency Rate Loans to be made or Letters of Credit to be issued in such requested currency. If the Agents and all the
Lenders consent to making Eurocurrency Rate Loans in such requested currency, the
Administrative Agent shall so notify the Company and such currency shall thereupon be deemed for all purposes to be an Alternative Currency hereunder for purposes of any Committed
Borrowings of Eurocurrency Rate Loans; and if the Administrative Agent and the L/C Issuer
consent to the issuance of Letters of Credit in such requested currency, the Administrative Agent shall so notify the Company and such currency shall thereupon be deemed for all purposes to be an Alternative Currency hereunder for purposes of any Letter of Credit issuances. If the
Administrative Agent shall fail to obtain consent to any request for an additional currency under this Section 1.05, the Administrative Agent shall promptly so notify the Company. Any specified currency of an Existing Letter of Credit that is neither Dollars nor one of the
Alternative Currencies specifically listed in the definition of "Alternative Currency" shall be deemed an Alternative Currency with respect to such Existing Letter of Credit only.
      1.06        Change of Currency.
      (a) Each obligation of the Borrowers to make a payment denominated in the national currency unit of any member state of the European Union that adopts the Euro as its lawful currency after the date hereof shall be redenominated into Euro at the time of such adoption (in accordance with the EMU Legislation). If, in relation to the currency of any such member state, the basis of accrual of interest expressed in this Agreement in respect of that currency shall be inconsistent with any convention or practice in the London interbank market for the basis of accrual of interest in respect of the Euro, such expressed basis shall be replaced by such convention or practice with effect from the date on which such member state adopts the Euro as its lawful currency; provided that if any Committed Borrowing in the currency of such member state is outstanding immediately prior to such date, such replacement shall take effect, with respect to such Committed Borrowing, at the end of the then current Interest Period.
      (b)        Each provision of this Agreement shall be subject to such reasonable changes of construction as either Agent may from time to time specify to be appropriate to reflect the adoption of the Euro by any member state of the European Union and any relevant market conventions or practices relating to the Euro.
      (c)        Each provision of this Agreement also shall be subject to such reasonable changes of construction as either Agent may from time to time specify to be appropriate to reflect a change in currency of any other country and any relevant market conventions or practices relating to the change in currency.
      1.07        Times of Day.
      Unless otherwise specified, all references herein to times of day shall be references to
Eastern time (daylight or standard, as applicable), in the case of references relating to the
Primary Subfacility, or Singapore time, in the case of references relating to the Singapore
Subfacility.
      1.08        Letter of Credit Amounts.
      Unless otherwise specified herein, the amount of a Letter of Credit at any time shall be deemed to be the Dollar Equivalent of the stated amount of such Letter of Credit in effect at such time; provided, however, that with respect to any Letter of Credit that, by its terms or the terms of any Issuer Document related thereto, provides for one or more automatic increases in the stated amount thereof, the amount of such Letter of Credit shall be deemed to be the Dollar
Equivalent of the maximum stated amount of such Letter of Credit after giving effect to all such increases, whether or not such maximum stated amount is in effect at such time.
ARTICLE II.
THE COMMITMENTS AND CREDIT EXTENSIONS
      2.01        Committed Loans.
      (a) Committed Primary Loans. Subject to the terms and conditions set forth herein, each
Primary Lender severally agrees to make loans (each such loan, a "Committed Primary Loan") to the Primary Borrowers in Dollars or in one or more Alternative Currencies from time to time, on any Business Day during the Availability Period, in an aggregate amount not to exceed at any time outstanding the amount of such Lender's Primary Commitment; provided, however, that after giving effect to any Committed Borrowing under this subsection (a), (i) the Total Primary
Outstandings shall not exceed the Aggregate Primary Commitments, and (ii) the aggregate
Outstanding Amount of the Committed Primary Loans of any Primary Lender, plus such Primary
Lender's Applicable Primary Percentage of the Outstanding Amount of all L/C Obligations, plus such Primary Lender's Applicable Primary Percentage of the Outstanding Amount of all Swing
Line Loans shall not exceed such Primary Lender's Primary Commitment. Within the limits of each Primary Lender's Primary Commitment, and subject to the other terms and conditions hereof, the Primary Borrowers may borrow under this Section 2.01(a), prepay under Section
2.05, and reborrow under this Section 2.01. Committed Primary Loans may be Base Rate Loans
or Eurocurrency Rate Loans, as further provided herein.
      (b)        Committed Singapore Loans. Subject to the terms and conditions set forth herein, each Singapore Lender severally agrees to make loans (each such Loan, a "Committed Singapore
Loan") to the Singapore Borrowers in Dollars or in one or more Alternative Currencies from time to time, on any Business Day during the Availability Period, in an aggregate amount not to exceed at any time outstanding the amount of such Singapore Lender's Singapore Commitment;
provided, however, that after giving effect to any Committed Borrowing under this subsection (b), (i) the Total Singapore Outstandings shall not exceed the Aggregate Singapore
Commitments, and (ii) the aggregate Outstanding Amount of the Committed Singapore Loans of
any Singapore Lender shall not exceed such Singapore Lender's Singapore Commitment.
Within the limits of each Singapore Lender's Singapore Commitment, and subject to the other terms and conditions hereof, the Singapore Borrowers may borrow under this Section 2.01(b), prepay under Section 2.05, and reborrow under this Section 2.01. Committed Singapore Loans may be Base Rate Loans or Eurocurrency Rate Loans, as further provided herein.
      2.02        Borrowings, Conversions and Continuations of Committed Loans.
      (a)        Each Committed Borrowing, each conversion of Committed Loans from one
Type to the other, and each continuation of Eurocurrency Rate Loans shall be made upon the
Company's irrevocable notice to the Administrative Agent (and, in the case of any Committed
Singapore Loan, the Singapore Administrative Agent), which may be given by telephone. Each such notice must be received by the Administrative Agent (and, in the case of any Committed
Singapore Loan, the Singapore Administrative Agent) not later than 11:00 a.m.(i) in the case of
Loans under the Singapore Subfacility, four Business Days (or five Business Days in the case of a Special Notice Currency) and (ii) otherwise, (A) three Business Days prior to the requested date of any Borrowing of, conversion to or continuation of Eurocurrency Rate Loans denominated in Dollars or of any conversion of Eurocurrency Rate Loans denominated in
Dollars to Base Rate Committed Loans, (B) four Business Days (or five Business Days in the case of a Special Notice Currency) prior to the requested date of any Borrowing or continuation of Eurocurrency Rate Loans denominated in Alternative Currencies, and (C) on the requested date of any Borrowing of Base Rate Committed Loans. Each telephonic notice by the Company pursuant to this Section 2.02(a) must be confirmed promptly by delivery to the Administrative
Agent (or, if applicable, the Agents) of a written Committed Loan Notice, appropriately completed and signed by a Responsible Officer of the Company. Each Borrowing of, conversion to or continuation of Eurocurrency Rate Loans shall be in a principal amount of $5,000,000 or a whole multiple of $1,000,000 in excess thereof. Except as provided in Sections 2.03(c) and
2.04(c), each Committed Borrowing of or conversion to Base Rate Committed Loans shall be in a principal amount of $500,000 or a whole multiple of $100,000 in excess thereof. Each
Committed Loan Notice (whether telephonic or written) shall specify (i) whether the Company is requesting a Committed Borrowing, a conversion of Committed Loans from one Type to the other, or a continuation of Eurocurrency Rate Loans, (ii) the requested date of the Borrowing, conversion or continuation, as the case may be (which shall be a Business Day), (iii) the principal amount of Committed Loans to be borrowed, converted or continued, (iv) the Type of
Committed Loans to be borrowed or to which existing Committed Loans are to be converted,
(v) if applicable, the duration of the Interest Period with respect thereto, (vi) the currency of the
Committed Loans to be borrowed, (vii) whether each Committed Loan to be advanced in such
Committed Borrowing is to be a Committed Primary Loan or a Committed Singapore Loan, and
(viii) if applicable, the Designated Borrower. If the Company fails to specify a currency in a
Committed Loan Notice requesting a Borrowing, then the Committed Loans so requested shall be made in Dollars. If the Company fails to specify a Type of Committed Loan in a Committed
Loan Notice or if the Company fails to give a timely notice requesting a conversion or continuation, then the applicable Committed Loans shall be made as, or converted to, Base Rate
Loans; provided, however, that in the case of a failure to timely request a continuation of
Committed Loans denominated in an Alternative Currency, such Loans shall be continued as
Eurocurrency Rate Loans in their original currency with an Interest Period of one month. Any automatic conversion to Base Rate Loans shall be effective as of the last day of the Interest
Period then in effect with respect to the applicable Eurocurrency Rate Loans. If the Company requests a Borrowing of, conversion to, or continuation of Eurocurrency Rate Loans in any such
Committed Loan Notice, but fails to specify an Interest Period, it will be deemed to have specified an Interest Period of one month. If the Company fails to specify whether any
Committed Loan to be advanced in such Committed Borrowing is to be a Committed Primary
Loan or a Committed Singapore Loan, such Committed Loan shall be a Committed Primary
Loan. No Committed Loan may be converted into or continued as a Committed Loan denominated in a different currency, but instead must be prepaid in the original currency of such
Committed Loan and reborrowed in the other currency.
      (b)        Following receipt of a Committed Loan Notice, each applicable Agent shall promptly notify each applicable Lender of the amount (and currency) of its Share of the applicable Committed Loans, and if no timely notice of a conversion or continuation is provided by the Company, each applicable Agent shall notify each applicable Lender of the details of any automatic conversion to Base Rate Loans or continuation of Committed Loans denominated in a currency other than Dollars, in each case as described in the preceding subsection. In the case of a Committed Borrowing, each applicable Lender shall make the amount of its Committed Loan available to the Administrative Agent (in the case of Committed Primary Loans) or the
Singapore Administrative Agent (in the case of Committed Singapore Loans) in Same Day
Funds at the Administrative Agent's Office or the Singapore Administrative Agent's Office, as
the case may be, for the applicable currency not later than 1:00 p.m., in the case of any
Committed Loan denominated in Dollars, and not later than the Applicable Time specified by the applicable Agent in the case of any Committed Loan in an Alternative Currency, in each case on the Business Day specified in the applicable Committed Loan Notice. Upon satisfaction of the applicable conditions set forth in Section 4.02 (and, if such Borrowing is the initial Credit
Extension, Section 4.01), the applicable Agent shall make all funds so received available to the
Company or the other applicable Borrower in like funds as received by such Agent either by
(i) crediting the account of such Borrower on the books of Bank of America, in the case of
Borrowings under the Primary Subfacility, or Bank of America Singapore, in the case of
Borrowings under the Singapore Subfacility, with the amount of such funds or (ii) wire transfer of such funds, in each case in accordance with instructions provided to (and reasonably acceptable to) such Agent by the Company; provided, however, that if, on the date the
Committed Loan Notice with respect to any Borrowing under the Primary Subfacility denominated in Dollars is given by the Company, there are L/C Borrowings outstanding, then the proceeds of such Borrowing, first, shall be applied to the payment in full of any such L/C
Borrowings, and, second, shall be made available to the applicable Borrower as provided above.
      (c)        Except as otherwise provided herein, a Eurocurrency Rate Loan may be continued
or converted only on the last day of an Interest Period for such Eurocurrency Rate Loan. During the existence of a Default, no Loans may be requested as, converted to or continued as
Eurocurrency Rate Loans (whether in Dollars or any Alternative Currency) without the consent of the Required Lenders, and the Required Lenders may demand that any or all of the then outstanding Eurocurrency Rate Loans denominated in an Alternative Currency be prepaid, or redenominated into Dollars in the amount of the Dollar Equivalent thereof, on the last day of the then current Interest Period with respect thereto.
      (d)        The Administrative Agent shall promptly notify the Singapore Administrative
Agent, the Company and the Lenders of the interest rate applicable to any Interest Period for
Eurocurrency Rate Loans upon determination of such interest rate. At any time that Base Rate
Loans are outstanding, the Administrative Agent shall notify the Singapore Administrative
Agent, the Company and the Lenders of any change in Bank of America's prime rate used in determining the Base Rate promptly following the public announcement of such change.
      (e)        After giving effect to all Committed Borrowings, all conversions of Committed
Loans from one Type to the other, and all continuations of Committed Loans as the same Type, there shall not be more than ten Interest Periods in effect with respect to Committed Loans.
      2.03        Letters of Credit.
      (a)        The Letter of Credit Commitment.
      (i)        Subject to the terms and conditions set forth herein, (A) the L/C Issuer agrees, in reliance upon the agreements of the Primary Lenders set forth in this Section
2.03, (1) from time to time on any Business Day during the period from the Closing Date until the Letter of Credit Expiration Date, to issue Letters of Credit denominated in
Dollars or in one or more Alternative Currencies for the account of the Company or its
Subsidiaries, and to amend or extend Letters of Credit previously issued by it, in accordance with subsection (b) below, and (2) to honor drawings under the Letters of
Credit; and (B) the Primary Lenders severally agree to participate in Letters of Credit issued for the account of the Company or its Subsidiaries and any drawings thereunder;
provided that after giving effect to any L/C Credit Extension with respect to any Letter of
Credit, (x) the Total Primary Outstandings shall not exceed the Aggregate Primary
Commitments, (y) the aggregate Outstanding Amount of the Committed Primary Loans of any Primary Lender, plus such Primary Lender's Applicable Primary Percentage of the
Outstanding Amount of all L/C Obligations, plus such Primary Lender's Applicable
Primary Percentage of the Outstanding Amount of all Swing Line Loans shall not exceed such Primary Lender's Primary Commitment, and (z) the Outstanding Amount of the L/C
Obligations shall not exceed the Letter of Credit Sublimit. Each request by the Company for the issuance or amendment of a Letter of Credit shall be deemed to be a representation by the Company that the L/C Credit Extension so requested complies with the conditions set forth in the proviso to the preceding sentence. Within the foregoing limits, and subject to the terms and conditions hereof, the Company's ability to obtain
Letters of Credit shall be fully revolving, and accordingly the Company may, during the foregoing period, obtain Letters of Credit to replace Letters of Credit that have expired or that have been drawn upon and reimbursed. All Existing Letters of Credit shall be deemed to have been issued pursuant hereto, and from and after the Closing Date shall be subject to and governed by the terms and conditions hereof.
      (ii)        The L/C Issuer shall not issue any Letter of Credit, if:
      (A)        subject to Section 2.03(b)(iii), the expiry date of such requested
Letter of Credit would occur more than twelve months after the date of issuance or last extension, unless the Required Primary Lenders have approved such expiry date; or
      (B)        the expiry date of such requested Letter of Credit would occur after the Letter of Credit Expiration Date, unless all the Primary Lenders have approved such expiry date.
      (iii)        The L/C Issuer shall not be under any obligation to issue any Letter of
Credit if:
      (A)        any order, judgment or decree of any Governmental Authority or arbitrator shall by its terms purport to enjoin or restrain the L/C Issuer from issuing such Letter of Credit, or any Law applicable to the L/C Issuer or any request or directive (whether or not having the force of law) from any
Governmental Authority with jurisdiction over the L/C Issuer shall prohibit, or request that the L/C Issuer refrain from, the issuance of letters of credit generally or such Letter of Credit in particular or shall impose upon the L/C Issuer with respect to such Letter of Credit any restriction, reserve or capital requirement (for which the L/C Issuer is not otherwise compensated hereunder) not in effect on the
Closing Date, or shall impose upon the L/C Issuer any unreimbursed loss, cost or expense which was not applicable on the Closing Date and which the L/C Issuer in good faith deems material to it;
      (B)        the issuance of such Letter of Credit would violate one or more policies of the L/C Issuer;
      (C)        except as otherwise agreed by the Administrative Agent and the
L/C Issuer, such Letter of Credit is in an initial stated amount less than $500,000;
      (D)        except as otherwise agreed by the Administrative Agent and the
L/C Issuer, such Letter of Credit is to be denominated in a currency other than
Dollars or an Alternative Currency;
      (E)        the L/C Issuer does not as of the issuance date of such requested
Letter of Credit issue Letters of Credit in the requested currency;
      (F)        such Letter of Credit contains any provisions for automatic reinstatement of the stated amount after any drawing thereunder; or
      (G)        a default of any Primary Lender's obligations to fund under
Section 2.03(c) exists or any Primary Lender is at such time a Defaulting Lender hereunder, unless the L/C Issuer has entered into satisfactory arrangements with the Company or such Primary Lender to eliminate the L/C Issuer's risk with respect to such Primary Lender.
      (iv)        The L/C Issuer shall not amend any Letter of Credit if the L/C Issuer would not be permitted at such time to issue such Letter of Credit in its amended form under the terms hereof.
      (v)        The L/C Issuer shall be under no obligation to amend any Letter of Credit if (A) the L/C Issuer would have no obligation at such time to issue such Letter of Credit in its amended form under the terms hereof, or (B) the beneficiary of such Letter of
Credit does not accept the proposed amendment to such Letter of Credit.
      (vi)        The L/C Issuer shall act on behalf of the Primary Lenders with respect to any Letters of Credit issued by it and the documents associated therewith, and the L/C
Issuer shall have all of the benefits and immunities (A) provided to the Administrative
Agent in Article IX with respect to any acts taken or omissions suffered by the L/C Issuer in connection with Letters of Credit issued by it or proposed to be issued by it and Issuer
Documents pertaining to such Letters of Credit as fully as if the term "Administrative
Agent" as used in Article IX included the L/C Issuer with respect to such acts or omissions, and (B) as additionally provided herein with respect to the L/C Issuer.
      (b)        Procedures for Issuance and Amendment of Letters of Credit; Auto-Extension
Letters of Credit.
      (i)        Each Letter of Credit shall be issued or amended, as the case may be, upon the request of the Company delivered to the L/C Issuer (with a copy to the Administrative
Agent) in the form of a Letter of Credit Application, appropriately completed and signed by a Responsible Officer of the Company. Such Letter of Credit Application must be received by the L/C Issuer and the Administrative Agent not later than 11:00 a.m. at least two Business Days (or such later date and time as the Administrative Agent and the L/C
Issuer may agree in a particular instance in their sole discretion) prior to the proposed issuance date or date of amendment, as the case may be. In the case of a request for an initial issuance of a Letter of Credit, such Letter of Credit Application shall specify in form and detail satisfactory to the L/C Issuer: (A) the proposed issuance date of the requested Letter of Credit (which shall be a Business Day); (B) the amount and currency thereof; (C) the expiry date thereof; (D) the name and address of the beneficiary thereof;
(E) the documents to be presented by such beneficiary in case of any drawing thereunder;
(F) the full text of any certificate to be presented by such beneficiary in case of any drawing thereunder; and (G) such other matters as the L/C Issuer may reasonably require.
In the case of a request for an amendment of any outstanding Letter of Credit, such Letter of Credit Application shall specify in form and detail satisfactory to the L/C Issuer (A)
the Letter of Credit to be amended; (B) the proposed date of amendment thereof (which shall be a Business Day); (C) the nature of the proposed amendment; and (D) such other matters as the L/C Issuer may reasonably require. Additionally, the Company shall furnish to the L/C Issuer and the Administrative Agent such other documents and information pertaining to such requested Letter of Credit issuance or amendment, including any Issuer Documents, as the L/C Issuer or the Administrative Agent may
reasonably require.
      (ii)        Promptly after receipt of any Letter of Credit Application, the L/C Issuer will confirm with the Administrative Agent (by telephone or in writing) that the
Administrative Agent has received a copy of such Letter of Credit Application from the
Company and, if not, the L/C Issuer will provide the Administrative Agent with a copy thereof. Unless the L/C Issuer has received written notice from any Lender, the
Administrative Agent or any Loan Party, at least one Business Day prior to the requested date of issuance or amendment of the applicable Letter of Credit, that one or more applicable conditions contained in Article IV shall not then be satisfied, then, subject to the terms and conditions hereof, the L/C Issuer shall, on the requested date, issue a Letter of Credit for the account of the Company (or the applicable Subsidiary) or enter into the applicable amendment, as the case may be, in each case in accordance with the L/C
Issuer's usual and customary business practices. Immediately upon the issuance of each
Letter of Credit, each Primary Lender shall be deemed to, and hereby irrevocably and unconditionally agrees to, purchase from the L/C Issuer a risk participation in such Letter of Credit in an amount equal to the product of such Primary Lender's Applicable Primary
Percentage times the amount of such Letter of Credit.
      (iii)        If the Company so requests in any applicable Letter of Credit Application, the L/C Issuer may, in its sole and absolute discretion, agree to issue a Letter of Credit that has automatic extension provisions (each, an "Auto-Extension Letter of Credit");
provided that any such Auto-Extension Letter of Credit must permit the L/C Issuer to prevent any such extension at least once in each twelve-month period (commencing with the date of issuance of such Letter of Credit) by giving prior notice to the beneficiary thereof not later than a day (the "Non-Extension Notice Date") in each such twelve-
month period to be agreed upon at the time such Letter of Credit is issued. Unless otherwise directed by the L/C Issuer, the Company shall not be required to make a specific request to the L/C Issuer for any such extension. Once an Auto-Extension Letter of Credit has been issued, the Primary Lenders shall be deemed to have authorized (but may not require) the L/C Issuer to permit the extension of such Letter of Credit at any time to an expiry date not later than the Letter of Credit Expiration Date; provided, however, that the L/C Issuer shall not permit any such extension if (A) the L/C Issuer has determined that it would not be permitted, or would have no obligation, at such time to issue such Letter of Credit in its revised form (as extended) under the terms hereof (by reason of the provisions of clause (ii) or (iii) of Section 2.03(a) or otherwise), or (B) it has received notice (which may be by telephone or in writing) on or before the day that is five Business Days before the Non-Extension Notice Date (1) from the Administrative
Agent that the Required Primary Lenders have elected not to permit such extension or (2)
from the Administrative Agent, any Primary Lender or the Company that one or more of the applicable conditions specified in Section 4.02 is not then satisfied, and in each such case directing the L/C Issuer not to permit such extension.
      (iv)        Promptly after its delivery of any Letter of Credit or any amendment to a
Letter of Credit to an advising bank with respect thereto or to the beneficiary thereof, the
L/C Issuer will also deliver to the Company and the Administrative Agent a true and complete copy of such Letter of Credit or amendment.
      (c)        Drawings and Reimbursements; Funding of Participations.
      (i)        Upon receipt from the beneficiary of any Letter of Credit of any notice of a drawing under such Letter of Credit, the L/C Issuer shall notify the Company and the
Administrative Agent thereof. In the case of a Letter of Credit denominated in an
Alternative Currency, the Company shall reimburse the L/C Issuer in such Alternative
Currency, unless (A) the L/C Issuer (at its option) shall have specified in such notice that it will require reimbursement in Dollars, or (B) in the absence of any such requirement for reimbursement in Dollars, the Company shall have notified the L/C Issuer promptly following receipt of the notice of drawing that the Company will reimburse the L/C
Issuer in Dollars. In the case of any such reimbursement in Dollars of a drawing under a
Letter of Credit denominated in an Alternative Currency, the L/C Issuer shall notify the
Company of the Dollar Equivalent of the amount of the drawing promptly following the determination thereof. Not later than 11:00 a.m. on the date of any payment by the L/C
Issuer under a Letter of Credit to be reimbursed in Dollars, or the Applicable Time on the date of any payment by the L/C Issuer under a Letter of Credit to be reimbursed in an
Alternative Currency (each such date, an "Honor Date"), the Company shall reimburse the L/C Issuer through the Administrative Agent in an amount equal to the amount of such drawing and in the applicable currency. If the Company fails to so reimburse the
L/C Issuer by such time, the Administrative Agent shall promptly notify each Primary
Lender of the Honor Date, the amount of the unreimbursed drawing (expressed in Dollars in the amount of the Dollar Equivalent thereof in the case of a Letter of Credit denominated in an Alternative Currency) (the "Unreimbursed Amount"), and the amount of such Lender's Applicable Primary Percentage thereof. In such event, the Company shall be deemed to have requested a Committed Borrowing of Committed Primary Loans
(which shall be Base Rate Loans) to be disbursed on the Honor Date in an amount equal to the Unreimbursed Amount, without regard to the minimum and multiples specified in
Section 2.02 for the principal amount of Base Rate Loans, but subject to the amount of the unutilized portion of the Aggregate Commitments and the conditions set forth in
Section 4.02 (other than the delivery of a Committed Loan Notice). Any notice given by the L/C Issuer or the Administrative Agent pursuant to this Section 2.03(c)(i) may be given by telephone if immediately confirmed in writing; provided that the lack of such an immediate confirmation shall not affect the conclusiveness or binding effect of such notice.
      (ii)        Each Primary Lender shall upon any notice pursuant to Section 2.03(c)(i)
make funds available to the Administrative Agent for the account of the L/C Issuer, in
Dollars, at the Administrative Agent's Office for Dollar-denominated payments in an amount equal to its Applicable Primary Percentage of the Unreimbursed Amount not later than 1:00 p.m. on the Business Day specified in such notice by the Administrative Agent, whereupon, subject to the provisions of Section 2.03(c)(iii), each Primary Lender that so makes funds available shall be deemed to have made a Committed Primary Loan (as a
Base Rate Loan) to the Company in such amount. The Administrative Agent shall remit the funds so received to the L/C Issuer in Dollars.
      (iii)        With respect to any Unreimbursed Amount that is not fully refinanced by a Committed Borrowing of Committed Primary Loans because the conditions set forth in
Section 4.02 cannot be satisfied or for any other reason, the Company shall be deemed to have incurred from the L/C Issuer an L/C Borrowing in the amount of the Unreimbursed
Amount that is not so refinanced, which L/C Borrowing shall be due and payable on demand (together with interest) and shall bear interest at the Default Rate. In such event, each Primary Lender's payment to the Administrative Agent for the account of the L/C
Issuer pursuant to Section 2.03(c)(ii) shall be deemed payment in respect of its participation in such L/C Borrowing and shall constitute an L/C Advance from such
Primary Lender in satisfaction of its participation obligation under this Section 2.03.
      (iv)        Until each Primary Lender funds its Committed Loan or L/C Advance pursuant to this Section 2.03(c) to reimburse the L/C Issuer for any amount drawn under any Letter of Credit, interest in respect of such Primary Lender's Applicable Primary
Percentage of such amount shall be solely for the account of the L/C Issuer.
      (v)        Each Primary Lender's obligation to make Committed Loans or L/C
Advances to reimburse the L/C Issuer for amounts drawn under Letters of Credit, as contemplated by this Section 2.03(c), shall be absolute and unconditional and shall not be affected by any circumstance, including (A) any setoff, counterclaim, recoupment, defense or other right which such Primary Lender may have against the L/C Issuer, the
Company, any Subsidiary or any other Person for any reason whatsoever; (B) the occurrence or continuance of a Default, or (C) any other occurrence, event or condition, whether or not similar to any of the foregoing; provided, however, that each Primary
Lender's obligation to make Committed Loans pursuant to this Section 2.03(c) is subject to the conditions set forth in Section 4.02 (other than delivery by the Company of a
Committed Loan Notice). No such making of an L/C Advance shall relieve or otherwise impair the obligation of the Company to reimburse the L/C Issuer for the amount of any payment made by the L/C Issuer under any Letter of Credit, together with interest as provided herein.
      (vi)        If any Primary Lender fails to make available to the Administrative Agent for the account of the L/C Issuer any amount required to be paid by such Primary Lender pursuant to the foregoing provisions of this Section 2.03(c) by the time specified in
Section 2.03(c)(ii), the L/C Issuer shall be entitled to recover from such Primary Lender
(acting through the Administrative Agent), on demand, such amount with interest thereon for the period from the date such payment is required to the date on which such payment is immediately available to the L/C Issuer at a rate per annum equal to the applicable
Overnight Rate from time to time in effect. A certificate of the L/C Issuer submitted to any Primary Lender (through the Administrative Agent) with respect to any amounts owing under this clause (vi) shall be conclusive absent manifest error.
      (d)        Repayment of Participations.
      (i)        At any time after the L/C Issuer has made a payment under any Letter of
Credit and has received from any Primary Lender such Primary Lender's L/C Advance in respect of such payment in accordance with Section 2.03(c), if the Administrative Agent receives for the account of the L/C Issuer any payment in respect of the related
Unreimbursed Amount or interest thereon (whether directly from the Company or otherwise, including proceeds of Cash Collateral applied thereto by the Administrative
Agent), the Administrative Agent will distribute to such Primary Lender its Applicable
Primary Percentage thereof (appropriately adjusted, in the case of interest payments, to reflect the period of time during which such Primary Lender's L/C Advance was outstanding) in Dollars and in the same funds as those received by the Administrative
Agent.
      (ii)        If any payment received by the Administrative Agent for the account of the L/C Issuer pursuant to Section 2.03(c)(i) is required to be returned under any of the circumstances described in Section 10.05 (including pursuant to any settlement entered into by the L/C Issuer in its discretion), each Primary Lender shall pay to the
Administrative Agent for the account of the L/C Issuer its Applicable Primary Percentage thereof on demand of the Administrative Agent, plus interest thereon from the date of such demand to the date such amount is returned by such Primary Lender, at a rate per annum equal to the applicable Overnight Rate from time to time in effect. The obligations of the Primary Lenders under this clause shall survive the payment in full of the Obligations and the termination of this Agreement.
      (e)        Obligations Absolute. The obligation of the Company to reimburse the L/C
Issuer for each drawing under each Letter of Credit and to repay each L/C Borrowing shall be absolute, unconditional and irrevocable, and shall be paid strictly in accordance with the terms of this Agreement under all circumstances, including the following:
      (i)        any lack of validity or enforceability of such Letter of Credit, this
Agreement, or any other Loan Document;
      (ii)        the existence of any claim, counterclaim, setoff, defense or other right that the Company or any Subsidiary may have at any time against any beneficiary or any transferee of such Letter of Credit (or any Person for whom any such beneficiary or any such transferee may be acting), the L/C Issuer or any other Person, whether in connection with this Agreement, the transactions contemplated hereby or by such Letter of Credit or any agreement or instrument relating thereto, or any unrelated transaction;
      (iii)        any draft, demand, certificate or other document presented under such
Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect; or any loss or delay in the transmission or otherwise of any document required in order to make a drawing under such Letter of Credit;
      (iv)        any payment by the L/C Issuer under such Letter of Credit against presentation of a draft or certificate that does not strictly comply with the terms of such
Letter of Credit; or any payment made by the L/C Issuer under such Letter of Credit to any Person purporting to be a trustee in bankruptcy, debtor-in-possession, assignee for the benefit of creditors, liquidator, receiver or other representative of or successor to any beneficiary or any transferee of such Letter of Credit, including any arising in connection with any proceeding under any Debtor Relief Law;
      (v)        any adverse change in the relevant exchange rates or in the availability of the relevant Alternative Currency to the Company or any Subsidiary or in the relevant currency markets generally; or
      (vi)        any other circumstance or happening whatsoever, whether or not similar to any of the foregoing, including any other circumstance that might otherwise constitute a defense available to, or a discharge of, the Company or any Subsidiary.
      The Company shall promptly examine a copy of each Letter of Credit and each amendment thereto that is delivered to it and, in the event of any claim of noncompliance with the Company's instructions or other irregularity, the Company will immediately notify the L/C
Issuer. The Company shall be conclusively deemed to have waived any such claim against the
L/C Issuer and its correspondents unless such notice is given as aforesaid.
      (f)        Role of L/C Issuer. Each Lender and the Company agree that, in paying any drawing under a Letter of Credit, the L/C Issuer shall not have any responsibility to obtain any document (other than any sight draft, certificates and documents expressly required by the Letter of Credit) or to ascertain or inquire as to the validity or accuracy of any such document or the authority of the Person executing or delivering any such document. None of the L/C Issuer, either Agent, any of their respective Related Parties nor any correspondent, participant or assignee of the L/C Issuer shall be liable to any Lender for (i) any action taken or omitted in connection herewith at the request or with the approval of the Lenders, the Required Primary
Lenders or the Required Lenders, as applicable; (ii) any action taken or omitted in the absence of gross negligence or willful misconduct; or (iii) the due execution, effectiveness, validity or enforceability of any document or instrument related to any Letter of Credit or Issuer Document.
The Company hereby assumes all risks of the acts or omissions of any beneficiary or transferee with respect to its use of any Letter of Credit; provided, however, that this assumption is not intended to, and shall not, preclude the Company's pursuing such rights and remedies as it may have against the beneficiary or transferee at law or under any other agreement. None of the L/C
Issuer, the Administrative Agent, any of their respective Related Parties nor any correspondent, participant or assignee of the L/C Issuer shall be liable or responsible for any of the matters described in clauses (i) through (v) of Section 2.03(e); provided, however, that anything in such clauses to the contrary notwithstanding, the Company may have a claim against the L/C Issuer, and the L/C Issuer may be liable to the Company, to the extent, but only to the extent, of any direct, as opposed to consequential or exemplary, damages suffered by the Company which the
Company proves were caused by the L/C Issuer's willful misconduct or gross negligence or the
L/C Issuer's willful failure to pay under any Letter of Credit after the presentation to it by the beneficiary of a sight draft and certificate(s) strictly complying with the terms and conditions of a Letter of Credit. In furtherance and not in limitation of the foregoing, the L/C Issuer may accept documents that appear on their face to be in order, without responsibility for further investigation, regardless of any notice or information to the contrary, and the L/C Issuer shall not be responsible for the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign a Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason.
      (g)        Cash Collateral. (i) Upon the request of the Administrative Agent, (A) if the L/C
Issuer has honored any full or partial drawing request under any Letter of Credit and such drawing has resulted in an L/C Borrowing, or (B) if, as of the Letter of Credit Expiration Date,
any L/C Obligation for any reason remains outstanding, the Company shall, in each case, immediately Cash Collateralize the then Outstanding Amount of all L/C Obligations.
      (ii)        In addition, if the Administrative Agent notifies the Company at any time that the Outstanding Amount of all L/C Obligations at such time exceeds 105% of the
Letter of Credit Sublimit then in effect, then, within two Business Days after receipt of such notice, the Company shall Cash Collateralize the L/C Obligations in an amount equal to the amount by which the Outstanding Amount of all L/C Obligations exceeds the
Letter of Credit Sublimit.
      (iii)        The Administrative Agent may, at any time and from time to time after the initial deposit of Cash Collateral, request that additional Cash Collateral be provided in order to protect against the results of exchange rate fluctuations.
      (iv)        Sections 2.05 and 8.02(c) set forth certain additional requirements to deliver Cash Collateral hereunder. For purposes of this Section 2.03, Section 2.05 and
Section 8.02(c), "Cash Collateralize" means to pledge and deposit with or deliver to the
Administrative Agent, for the benefit of the L/C Issuer and the Lenders, as collateral for the L/C Obligations, cash or deposit account balances pursuant to documentation in form and substance satisfactory to the Administrative Agent and the L/C Issuer (which documents are hereby consented to by the Lenders). Derivatives of such term have corresponding meanings. The Company hereby grants to the Administrative Agent, for the benefit of the L/C Issuer and the Lenders, a security interest in all such cash, deposit accounts and all balances therein and all proceeds of the foregoing. Cash Collateral shall be maintained in blocked, interest bearing deposit accounts at Bank of America.
      (h)        Applicability of ISP. Unless otherwise expressly agreed by the L/C Issuer and the
Company when a Letter of Credit is issued (including any such agreement applicable to an
Existing Letter of Credit), the rules of the ISP shall apply to each Letter of Credit.
      (i)        Letter of Credit Fees. The Company shall pay to the Administrative Agent for the account of each Primary Lender in accordance with its Applicable Percentage, in Dollars, a
Letter of Credit fee (the "Letter of Credit Fee") for each Letter of Credit equal to the Applicable
Rate times the Dollar Equivalent of the daily amount available to be drawn under such Letter of
Credit. For purposes of computing the daily amount available to be drawn under any Letter of
Credit, the amount of such Letter of Credit shall be determined in accordance with Section 1.08.
Letter of Credit Fees shall be (i) computed on a quarterly basis in arrears and (ii) due and payable on the first Business Day after the end of each March, June, September and December, commencing with the first such date to occur after the issuance of such Letter of Credit, on the
Letter of Credit Expiration Date and thereafter on demand. If there is any change in the
Applicable Rate during any quarter, the daily amount available to be drawn under each Letter of
Credit shall be computed and multiplied by the Applicable Rate separately for each period during such quarter that such Applicable Rate was in effect. Notwithstanding anything to the contrary contained herein, upon the request of the Required Primary Lenders, while any Event of Default exists, all Letter of Credit Fees shall accrue at the Default Rate.
      (j)        Fronting Fee and Documentary and Processing Charges Payable to L/C Issuer.
The Company shall pay directly to the L/C Issuer for its own account, in Dollars, a fronting fee with respect to each Letter of Credit, at the rate per annum specified in the Fee Letter, computed on the Dollar Equivalent of the daily amount available to be drawn under such Letter of Credit on a quarterly basis in arrears. Such fronting fee shall be due and payable on the tenth Business
Day after the end of each March, June, September and December in respect of the most recently-
ended quarterly period (or portion thereof, in the case of the first payment), commencing with the first such date to occur after the issuance of such Letter of Credit, on the Letter of Credit
Expiration Date and thereafter on demand. For purposes of computing the daily amount available to be drawn under any Letter of Credit, the amount of such Letter of Credit shall be determined in accordance with Section 1.08. In addition, the Company shall pay directly to the
L/C Issuer for its own account, in Dollars, the customary issuance, presentation, amendment and other processing fees, and other standard costs and charges, of the L/C Issuer relating to letters of credit as from time to time in effect. Such customary fees and standard costs and charges are due and payable on demand and are nonrefundable.
      (k)        Conflict with Issuer Documents. In the event of any conflict between the terms hereof and the terms of any Issuer Document, the terms hereof shall control.
      (l)        Letters of Credit Issued for Subsidiaries. Notwithstanding that a Letter of Credit issued or outstanding hereunder is in support of any obligations of, or is for the account of, a
Subsidiary, the Company shall be obligated to reimburse the L/C Issuer hereunder for any and all drawings under such Letter of Credit. The Company hereby acknowledges that the issuance of
Letters of Credit for the account of Subsidiaries inures to the benefit of the Company, and that the Company's business derives substantial benefits from the businesses of such Subsidiaries.
      2.04        Swing Line Loans.
      (a)        The Swing Line. Subject to the terms and conditions set forth herein, the Swing
Line Lender agrees, in reliance upon the agreements of the other Primary Lenders set forth in this Section 2.04, to make loans in Dollars (each such loan, a "Swing Line Loan") to the
Company and, up to three Domestic Subsidiaries who are Borrowers designated in writing by the
Company to borrow Swing Line Loans (the "Domestic Subsidiary Swing Line Borrowers"),
from time to time on any Business Day during the Availability Period in an aggregate amount not to exceed at any time outstanding the amount of the Swing Line Sublimit, notwithstanding the fact that such Swing Line Loans, when aggregated with the Applicable Primary Percentage of the Outstanding Amount of Committed Loans and L/C Obligations of the Primary Lender
acting as Swing Line Lender, may exceed the amount of such Primary Lender's Primary
Commitment; provided, however, that after giving effect to any Swing Line Loan, (i) the Total
Outstandings shall not exceed the Aggregate Commitments, and (ii) the aggregate Outstanding
Amount of the Committed Primary Loans of any Primary Lender, plus such Primary Lender's
Applicable Percentage of the Outstanding Amount of all L/C Obligations, plus such Primary
Lender's Applicable Percentage of the Outstanding Amount of all Swing Line Loans shall not exceed such Primary Lender's Commitment, and provided, further, that neither the Company nor any such Domestic Subsidiary Swing Line Borrower shall use the proceeds of any Swing Line
Loan to refinance any outstanding Swing Line Loan. Within the foregoing limits, and subject to the other terms and conditions hereof, the Company and such Domestic Subsidiary Swing Line
Borrowers may borrow under this Section 2.04, prepay under Section 2.05, and reborrow under this Section 2.04. Each Swing Line Loan shall be a Base Rate Loan. Immediately upon the making of a Swing Line Loan, each Primary Lender shall be deemed to, and hereby irrevocably and unconditionally agrees to, purchase from the Swing Line Lender a risk participation in such
Swing Line Loan in an amount equal to the product of such Primary Lender's Applicable
Primary Percentage times the amount of such Swing Line Loan.
      (b)        Borrowing Procedures. Each Swing Line Borrowing shall be made upon the
Company's irrevocable notice to the Swing Line Lender and the Administrative Agent, which may be given by telephone. Each such notice must be received by the Swing Line Lender and the
Administrative Agent not later than 1:00 p.m. on the requested borrowing date, and shall specify
(i) the Company or the applicable Domestic Subsidiary Swing Line Borrower, (ii) the amount to be borrowed, which shall be a minimum of $100,000, and (iii) the requested borrowing date, which shall be a Business Day. Each such telephonic notice must be confirmed promptly by delivery to the Swing Line Lender and the Administrative Agent of a written Swing Line Loan
Notice, appropriately completed and signed by a Responsible Officer of the Company. Promptly after receipt by the Swing Line Lender of any telephonic Swing Line Loan Notice, the Swing
Line Lender will confirm with the Administrative Agent (by telephone or in writing) that the
Administrative Agent has also received such Swing Line Loan Notice and, if not, the Swing Line
Lender will notify the Administrative Agent (by telephone or in writing) of the contents thereof.
Unless the Swing Line Lender has received notice (by telephone or in writing) from the
Administrative Agent (including at the request of any Primary Lender) prior to 2:00 p.m. on the date of the proposed Swing Line Borrowing (A) directing the Swing Line Lender not to make such Swing Line Loan as a result of the limitations set forth in the proviso to the first sentence of
Section 2.04(a), or (B) that one or more of the applicable conditions specified in Article IV is not then satisfied, then, subject to the terms and conditions hereof, the Swing Line Lender will, not later than 3:00 p.m. on the borrowing date specified in such Swing Line Loan Notice, make the amount of its Swing Line Loan available to the Company or such Domestic Subsidiary Swing
Line Borrower, as applicable, at its office by crediting the account of the Company or such
Domestic Subsidiary Swing Line Borrower, as applicable, on the books of the Swing Line
Lender in Same Day Funds.
      (c)        Refinancing of Swing Line Loans.
      (i)        The Swing Line Lender at any time in its sole and absolute discretion may request, on behalf of the Company (which hereby irrevocably authorizes the Swing Line
Lender to so request on its behalf), that each Primary Lender make a Committed Primary
Loan (which shall be a Base Rate Loan) in an amount equal to such Primary Lender's
Applicable Primary Percentage of the amount of Swing Line Loans then outstanding.
Such request shall be made in writing (which written request shall be deemed to be a
Committed Loan Notice for purposes hereof) and in accordance with the requirements of
Section 2.02, without regard to the minimum and multiples specified therein for the principal amount of Base Rate Loans, but subject to the unutilized portion of the
Aggregate Primary Commitments and the conditions set forth in Section 4.02. The
Swing Line Lender shall furnish the Company with a copy of the applicable Committed
Loan Notice promptly after delivering such notice to the Administrative Agent. Each
Primary Lender shall make an amount equal to its Applicable Primary Percentage of the amount specified in such Committed Loan Notice available to the Administrative Agent in Same Day Funds for the account of the Swing Line Lender at the Administrative
Agent's Office for Dollar-denominated payments not later than 1:00 p.m. on the day specified in such Committed Loan Notice, whereupon, subject to Section 2.04(c)(ii), each
Primary Lender that so makes funds available shall be deemed to have made a
Committed Primary Loan (as a Base Rate Loan) to the Company or such Domestic
Subsidiary which is a Borrower in such amount. The Administrative Agent shall remit the funds so received to the Swing Line Lender.
      (ii)        If for any reason any Swing Line Loan cannot be refinanced by such a
Committed Borrowing in accordance with Section 2.04(c)(i), the request for Committed
Primary Loans submitted by the Swing Line Lender as set forth herein shall be deemed to be a request by the Swing Line Lender that each of the Primary Lenders fund its risk participation in the relevant Swing Line Loan and each Primary Lender's payment to the
Administrative Agent for the account of the Swing Line Lender pursuant to Section
2.04(c)(i) shall be deemed payment in respect of such participation.
      (iii)        If any Primary Lender fails to make available to the Administrative Agent for the account of the Swing Line Lender any amount required to be paid by such
Primary Lender pursuant to the foregoing provisions of this Section 2.04(c) by the time specified in Section 2.04(c)(i), the Swing Line Lender shall be entitled to recover from such Primary Lender (acting through the Administrative Agent), on demand, such amount with interest thereon for the period from the date such payment is required to the date on which such payment is immediately available to the Swing Line Lender at a rate per annum equal to the applicable Overnight Rate from time to time in effect. A certificate of the Swing Line Lender submitted to any Primary Lender (through the
Administrative Agent) with respect to any amounts owing under this clause (iii) shall be conclusive absent manifest error.
      (iv)        Each Primary Lender's obligation to make Committed Primary Loans or to purchase and fund risk participations in Swing Line Loans pursuant to this Section
2.04(c) shall be absolute and unconditional and shall not be affected by any circumstance, including (A) any setoff, counterclaim, recoupment, defense or other right which such
Lender may have against the Swing Line Lender, the Company or any other Person for any reason whatsoever, (B) the occurrence or continuance of a Default, or (C) any other occurrence, event or condition, whether or not similar to any of the foregoing; provided, however, that each Primary Lender's obligation to make Committed Primary Loans pursuant to this Section 2.04(c) is subject to the conditions set forth in Section 4.02. No such funding of risk participations shall relieve or otherwise impair the obligation of the
Company to repay Swing Line Loans, together with interest as provided herein.
      (d)        Repayment of Participations.
      (i)        At any time after any Primary Lender has purchased and funded a risk participation in a Swing Line Loan, if the Swing Line Lender receives any payment on account of such Swing Line Loan, the Swing Line Lender will distribute to such Primary
Lender its Applicable Primary Percentage of such payment (appropriately adjusted, in the case of interest payments, to reflect the period of time during which such Primary
Lender's risk participation was funded) in the same funds as those received by the Swing
Line Lender.
      (ii)        If any payment received by the Swing Line Lender in respect of principal or interest on any Swing Line Loan is required to be returned by the Swing Line Lender under any of the circumstances described in Section 10.05 (including pursuant to any settlement entered into by the Swing Line Lender in its discretion), each Primary Lender shall pay to the Swing Line Lender its Applicable Primary Percentage thereof on demand of the Administrative Agent, plus interest thereon from the date of such demand to the date such amount is returned, at a rate per annum equal to the applicable Overnight Rate.
The Administrative Agent will make such demand upon the request of the Swing Line
Lender. The obligations of the Primary Lenders under this clause shall survive the payment in full of the Obligations and the termination of this Agreement.
      (e)        Interest for Account of Swing Line Lender. The Swing Line Lender shall be responsible for invoicing the Company for interest on the Swing Line Loans. Until each Primary
Lender funds its Committed Primary Loan or risk participation pursuant to this Section 2.04 to refinance such Primary Lender's Applicable Primary Percentage of any Swing Line Loan,
interest in respect of such Applicable Primary Percentage shall be solely for the account of the
Swing Line Lender.
      (f)        Payments Directly to Swing Line Lender. The Company shall make all payments of principal and interest in respect of the Swing Line Loans directly to the Swing Line Lender.
      2.05        Prepayments.
      (a) Each Borrower may, upon notice from the Company to the Administrative Agent and, in the case of any prepayment of Committed Singapore Loans, the Singapore
Administrative Agent, at any time or from time to time voluntarily prepay Committed Loans in whole or in part without premium or penalty; provided that (i) such notice must be received by the Administrative Agent not later than 11:00 a.m. (A) in the case of prepayments under the
Singapore Subfacility, 10 Business Days or (B) in the case of prepayments under the Primary
Subfacility, (1) three Business Days prior to any date of prepayment of Eurocurrency Rate Loans denominated in Dollars, (2) four Business Days (or five, in the case of prepayment of Loans denominated in Special Notice Currencies) prior to any date of prepayment of Eurocurrency Rate
Loans denominated in Alternative Currencies, and (3) on the date of prepayment of Base Rate
Committed Loans; (ii) any prepayment of Eurocurrency Rate Loans denominated in Dollars shall be in a principal amount of $5,000,000 or a whole multiple of $1,000,000 in excess thereof;
(iii) any prepayment of Eurocurrency Rate Loans denominated in Alternative Currencies shall be in a minimum principal amount of $5,000,000 or a whole multiple of $1,000,000 in excess thereof; and (iv) any prepayment of Base Rate Committed Loans shall be in a principal amount of $500,000 or a whole multiple of $100,000 in excess thereof or, in each case, if less, the entire principal amount thereof then outstanding. Each such notice shall specify the date and amount of such prepayment, the Type(s) of Committed Loans to be prepaid, whether the Committed Loans to be prepaid are Committed Primary Loans or Committed Singapore Loans and, if Eurocurrency
Loans are to be prepaid, the Interest Period(s) of such Loans. The Administrative Agent will promptly notify each applicable Lender of its receipt of each such notice, and of the amount of such Lender's Share of such prepayment. If such notice is given by the Company, the applicable
Borrower shall make such prepayment and the payment amount specified in such notice shall be due and payable on the date specified therein. Any prepayment of a Eurocurrency Rate Loan shall be accompanied by all accrued interest on the amount prepaid, together with any additional amounts required pursuant to Section 3.05. Each such prepayment shall be applied to the
Committed Primary Loans or Committed Singapore Loans, as the case may be, of the Primary
Lenders or Singapore Lenders, as applicable, in accordance with their respective Shares.
      (b)        The Company may, upon notice to the Swing Line Lender (with a copy to the
Administrative Agent), at any time or from time to time, voluntarily prepay Swing Line Loans in whole or in part without premium or penalty; provided that (i) such notice must be received by the Swing Line Lender and the Administrative Agent not later than 1:00 p.m. on the date of the prepayment, and (ii) any such prepayment shall be in a minimum principal amount of $100,000.
Each such notice shall specify the date and amount of such prepayment. If such notice is given by the Company, the Company shall make such prepayment and the payment amount specified in such notice shall be due and payable on the date specified therein.
      (c)        (i) If the Administrative Agent notifies the Company at any time that the Total
Primary Outstandings at such time exceed an amount equal to 105% of the Aggregate Primary
Commitments then in effect, then, within two Business Days after receipt of such notice, the
Primary Borrowers shall prepay Committed Primary Loans and/or Swing Line Loans and/or the
Company shall Cash Collateralize the L/C Obligations in an aggregate amount sufficient to reduce such Outstanding Amount as of such date of payment to an amount not to exceed 100%
of the Aggregate Primary Commitments then in effect; provided, however, that, subject to the provisions of Section 2.03(g)(ii), the Company shall not be required to Cash Collateralize the
L/C Obligations pursuant to this Section 2.05(c) unless after the prepayment in full of the Loans the Total Outstandings exceed the Aggregate Primary Commitments then in effect. The
Administrative Agent may, at any time and from time to time after the initial deposit of such
Cash Collateral, request that additional Cash Collateral be provided in order to protect against the results of further exchange rate fluctuations.
            (ii)        If either Agent notifies the Company at any time that the Total Singapore
Outstandings at such time exceed an amount equal to 105% of the Aggregate Singapore
Commitments then in effect, then, within two Business Days after receipt of such notice, the
Singapore Borrowers shall prepay Committed Singapore Loans in an aggregate amount sufficient to reduce such Outstanding Amount as of such date of payment to an amount not to exceed 100% of the Aggregate Singapore Commitments then in effect.
      2.06        Termination or Reduction of Commitments.
      The Company may, upon notice to the Agents, terminate the Aggregate Primary
Commitments or the Aggregate Singapore Commitments, or from time to time permanently reduce the Aggregate Primary Commitments or the Aggregate Singapore Commitments;
provided that (i) any such notice shall be received by the Administrative Agent (and, if such notice relates to the Aggregate Singapore Commitments, the Singapore Administrative Agent)
not later than 11:00 a.m. five Business Days, in the case of the Primary Subfacility, or 10
Business Days, in the case of the Singapore Subfacility, prior to the date of termination or reduction, (ii) any such partial reduction shall be in an aggregate amount of $10,000,000 or any whole multiple of $1,000,000 in excess thereof, (iii) the Company shall not terminate or reduce the Aggregate Primary Commitments if, after giving effect thereto and to any concurrent prepayments hereunder, the Total Primary Outstandings would exceed the Aggregate Primary
Commitments, (iv) the Company shall not terminate or reduce the Aggregate Singapore
Commitments if, after giving effect thereto and to any concurrent prepayments hereunder, the
Total Singapore Outstandings would exceed the Aggregate Singapore Commitments and (v) if, after giving effect to any reduction of the Aggregate Primary Commitments, the Letter of Credit
Sublimit or the Swing Line Sublimit exceeds the amount of the Aggregate Primary
Commitments, such Sublimit shall be automatically reduced by the amount of such excess. The
Administrative Agent will promptly notify the applicable Lenders of any such notice of termination or reduction of the Aggregate Primary Commitments or the Aggregate Singapore
Commitments. The amount of any such Aggregate Primary Commitment reduction shall not be applied to the Letter of Credit Sublimit unless otherwise specified by the Company. Any reduction of the Aggregate Primary Commitments or the Aggregate Singapore Commitments
shall be applied to the Commitment of each Lender according to its Share. All fees accrued until the effective date of any termination of the Aggregate Commitments or the Aggregate Singapore
Commitments shall be paid on the effective date of such termination.
      2.07        Repayment of Loans.
       (a) Each Borrower shall repay to the Lenders on the Maturity Date the aggregate principal amount of Committed Loans made to such Borrower outstanding on such date.
      (b)        The Company shall repay each Swing Line Loan on the earlier to occur of (i) the date ten Business Days after such Loan is made and (ii) the Maturity Date.
      2.08        Interest.
       (a) Subject to the provisions of subsection (b) below, (i) each Eurocurrency Rate Loan shall bear interest on the outstanding principal amount thereof for each Interest Period at a rate per annum equal to the Eurocurrency Base Rate for such Interest Period plus the Applicable Rate plus (in the case of a Eurocurrency Rate Loan of any Lender which is lent from a Lending Office in the United Kingdom or a Participating Member State) the Mandatory Cost; (ii) each Base Rate
Committed Loan shall bear interest on the outstanding principal amount thereof from the applicable borrowing date at a rate per annum equal to the Base Rate plus the Applicable Rate;
and (iii) each Swing Line Loan shall bear interest on the outstanding principal amount thereof from the applicable borrowing date at a rate per annum equal to the Base Rate plus the
Applicable Rate.
      (b)        (i)        If any amount of principal of any Loan is not paid when due (without regard to any applicable grace periods), whether at stated maturity, by acceleration or otherwise, such amount shall thereafter bear interest at a fluctuating interest rate per annum at all times equal to the Default Rate to the fullest extent permitted by applicable Laws.
      (ii)        If any amount (other than principal of any Loan) payable by any Borrower under any Loan Document is not paid when due (without regard to any applicable grace periods), whether at stated maturity, by acceleration or otherwise, then upon the request of the Required Lenders, such amount shall thereafter bear interest at a fluctuating interest rate per annum at all times equal to the Default Rate to the fullest extent permitted by applicable Laws.
      (iii)        Upon the request of the Required Lenders, while any Event of Default exists, the Borrowers shall pay interest on the principal amount of all outstanding
Obligations hereunder at a fluctuating interest rate per annum at all times equal to the
Default Rate to the fullest extent permitted by applicable Laws.
      (iv)        Accrued and unpaid interest on past due amounts (including interest on past due interest) shall be due and payable upon demand.
      (c)        Interest on each Loan shall be due and payable in arrears on each Interest
Payment Date applicable thereto and at such other times as may be specified herein. Interest hereunder shall be due and payable in accordance with the terms hereof before and after judgment, and before and after the commencement of any proceeding under any Debtor Relief
Law.
      (d)        Interest on any Base Rate Committed Loan under the Singapore Subfacility shall be adjusted by the Singapore Administrative Agent, to the extent necessary, to compensate the
Singapore Lenders for any funding mismatch resulting from time zone differences between the locations of the Administrative Agent's Office and the Singapore Administrative Agent's Office.
      2.09        Fees.
      In addition to certain fees described in subsections (i) and (j) of Section 2.03:
      (a)        Commitment Fee. The Company shall pay (i) to the Administrative Agent for the account of each Primary Lender in accordance with its Applicable Primary Percentage, a commitment fee in Dollars equal to the Applicable Commitment Fee times the actual daily amount by which the Aggregate Primary Commitments exceed the sum of (A) the Outstanding
Amount of Committed Primary Loans and (B) the Outstanding Amount of L/C Obligations and
(ii) to the Singapore Administrative Agent for the account of each Singapore Lender in accordance with its Applicable Singapore Percentage, a commitment fee in Dollars equal to the
Applicable Commitment Fee times the actual daily amount by which the Aggregate Singapore
Commitments exceed the Outstanding Amount of Committed Singapore Loans. The
commitment fee shall accrue at all times during the Availability Period; including at any time during which one or more of the conditions in Article IV is not met, and shall be due and payable quarterly in arrears on the last Business Day of each March, June, September and December, commencing with the first such date to occur after the Closing Date, and on the Maturity Date.
The commitment fee shall be calculated quarterly in arrears, and if there is any change in the
Applicable Commitment Fee during any quarter, the actual daily amount shall be computed and multiplied by the Applicable Commitment Fee separately for each period during such quarter that such Applicable Commitment Fee was in effect.
(b)        Other Fees.
      (i) The Company shall pay to the Arranger and the Administrative Agent for their own respective accounts, in Dollars, fees in the amounts and at the times specified in the
Fee Letter. Such fees shall be fully earned when paid and shall not be refundable for any reason whatsoever.
      (ii)        The Company shall pay to the Lenders, in Dollars, such fees as shall have been separately agreed upon in writing in the amounts and at the times so specified. Such fees shall be fully earned when paid and shall not be refundable for any reason whatsoever.
      2.10        Computation of Interest and Fees.
      All computations of interest for Base Rate Loans when the Base Rate is determined by
Bank of America's "prime rate" shall be made on the basis of a year of 365 or 366 days, as the case may be, and actual days elapsed. All other computations of fees and interest shall be made on the basis of a 360-day year and actual days elapsed (which results in more fees or interest, as applicable, being paid than if computed on the basis of a 365-day year), or, in the case of interest in respect of Committed Loans denominated in Alternative Currencies as to which market practice differs from the foregoing, in accordance with such market practice. Interest shall accrue on each Loan for the day on which the Loan is made, and shall not accrue on a Loan, or any portion thereof, for the day on which the Loan or such portion is paid, provided that any
Loan that is repaid on the same day on which it is made shall, subject to Section 2.12(a), bear interest for one day. Each determination by the Administrative Agent of an interest rate or fee hereunder shall be conclusive and binding for all purposes, absent manifest error.
      2.11        Evidence of Debt.
       (a) The Credit Extensions made by each Lender shall be evidenced by one or more accounts or records maintained by such Lender and by the Administrative Agent and, in the case of Credit Extensions under the Singapore Subfacility, the Singapore Administrative Agent in the
ordinary course of business. The accounts or records maintained by the Agents and each Lender shall be conclusive absent manifest error of the amount of the Credit Extensions made by the
Lenders to the Borrowers and the interest and payments thereon. Any failure to so record or any error in doing so shall not, however, limit or otherwise affect the obligation of the Borrowers hereunder to pay any amount owing with respect to the Obligations. In the event of any conflict between the accounts and records maintained by any Lender and the accounts and records of either Agent in respect of such matters, the accounts and records of such Agent shall control in the absence of manifest error. Upon the request of any Lender to a Borrower made through the
Administrative Agent, such Borrower shall execute and deliver to such Lender (through the
Administrative Agent) a Note, which shall evidence such Lender's Loans to such Borrower in addition to such accounts or records. Each Lender may attach schedules to a Note and endorse thereon the date, Type (if applicable), amount, currency and maturity of its Loans and payments with respect thereto.
      (b)        In addition to the accounts and records referred to in subsection (a), each Primary
Lender and the Administrative Agent shall maintain in accordance with its usual practice accounts or records evidencing the purchases and sales by such Primary Lender of participations in Letters of Credit and Swing Line Loans. In the event of any conflict between the accounts and records maintained by the Administrative Agent and the accounts and records of any Primary
Lender in respect of such matters, the accounts and records of the Administrative Agent shall control in the absence of manifest error.
      2.12        Payments Generally; Administrative Agent's Clawback.
       (a) General. All payments to be made by the Borrowers shall be made without condition or deduction for any counterclaim, defense, recoupment or setoff. Except as otherwise expressly provided herein and except with respect to principal of and interest on Loans denominated in an Alternative Currency, all payments by the Borrowers hereunder in respect of the Primary Subfacility shall be made to the Administrative Agent, and all payments by the
Borrowers hereunder in respect of the Singapore Subfacility shall be made to the Singapore
Administrative Agent, in each case for the account of the respective Lenders to which such payment is owed, at the applicable Administrative Agent's Office or Singapore Administrative
Agent's Office in Dollars and in Same Day Funds not later than 2:00 p.m. on the date specified herein. Except as otherwise expressly provided herein, all payments by the Borrowers hereunder with respect to principal and interest on Loans under the Primary Subfacility denominated in an
Alternative Currency shall be made to the Administrative Agent, and all payments by the
Borrowers hereunder with respect to principal and interest on Loans under the Singapore
Subfacility denominated in an Alternative Currency shall be made to the Singapore
Administrative Agent, in each case for the account of the respective Lenders to which such payment is owed, at the applicable Administrative Agent's Office or Singapore Administrative
Agent's Office, in such Alternative Currency and in Same Day Funds not later than the
Applicable Time specified by the applicable Agent on the dates specified herein. Without limiting the generality of the foregoing, the Administrative Agent may require that any payments due under this Agreement under the Primary Subfacility (and, if an Event of Default shall have occurred and be continuing, the Singapore Subfacility) be made in the United States. If, for any reason, any Borrower is prohibited by any Law from making any required payment hereunder in an Alternative Currency, such Borrower shall make such payment in Dollars in the Dollar
Equivalent of the Alternative Currency payment amount. Each Agent will promptly distribute to each Lender its Share (or other applicable share as provided herein) of such payment in like funds as received by wire transfer to such Lender's Lending Office. All payments received by either Agent (i) after 2:00 p.m., in the case of payments under the Primary Subfacility in Dollars, or (ii) after the Applicable Time specified by the applicable Agent in the case of payments in an
Alternative Currency or under the Singapore Subfacility, shall in each case be deemed received on the next succeeding Business Day and any applicable interest or fee shall continue to accrue.
If any payment to be made by any Borrower shall come due on a day other than a Business Day, payment shall be made on the next following Business Day, and such extension of time shall be reflected in computing interest or fees, as the case may be.
      (b)        (i) Funding by Lenders; Presumption by Agents. Unless the applicable Agent shall have received notice from a Lender prior to the proposed date of any Committed Borrowing of Eurocurrency Rate Loans (or, in the case of any Committed Borrowing of Base Rate Loans, prior to 12:00 noon, in the case of the Primary Subfacility, or 10:00 a.m., in the case of the
Singapore Subfacility, on the date of such Committed Borrowing) that such Lender will not make available to such Agent such Lender's share of such Committed Borrowing, such Agent may assume that such Lender has made such share available on such date in accordance with
Section 2.02 (or, in the case of a Committed Borrowing of Base Rate Loans, that such Lender has made such share available in accordance with and at the time required by Section 2.02) and may, in reliance upon such assumption, make available to the applicable Borrower a corresponding amount. In such event, if a Lender has not in fact made its share of the applicable
Committed Borrowing available to such Agent, then the applicable Lender and the applicable
Borrower severally agree to pay to such Agent forthwith on demand such corresponding amount in Same Day Funds with interest thereon, for each day from and including the date such amount is made available to such Borrower to but excluding the date of payment to such Agent, at (A) in the case of a payment to be made by such Lender, the Overnight Rate and (B) in the case of a payment to be made by such Borrower, the interest rate applicable to Base Rate Loans. If such
Borrower and such Lender shall pay such interest to such Agent for the same or an overlapping period, such Agent shall promptly remit to such Borrower the amount of such interest paid by such Borrower for such period. If such Lender pays its share of the applicable Committed
Borrowing to such Agent, then the amount so paid shall constitute such Lender's Committed
Loan included in such Committed Borrowing. Any payment by such Borrower shall be without prejudice to any claim such Borrower may have against a Lender that shall have failed to make such payment to such Agent.
      (ii)        Payments by Borrowers; Presumptions by Agents. Unless the applicable Agent shall have received notice from a Borrower prior to the date on which any payment is due to such
Agent for the account of any of the Lenders or the L/C Issuer hereunder that such Borrower will not make such payment, such Agent may assume that such Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the applicable Lenders or the L/C Issuer, as the case may be, the amount due. In such event, if such
Borrower has not in fact made such payment, then each of the applicable Lenders or the L/C
Issuer, as the case may be, severally agrees to repay to such Agent forthwith on demand the amount so distributed to such Lender or the L/C Issuer, in Same Day Funds with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to such Agent, at the Overnight Rate.
      A notice of either Agent to any Lender or Borrower with respect to any amount owing under this subsection (b) shall be conclusive, absent manifest error.
      (c)        Failure to Satisfy Conditions Precedent. If any Lender makes available to an
Agent funds for any Loan to be made by such Lender to any Borrower as provided in the foregoing provisions of this Article II, and such funds are not made available to such Borrower by such Agent because the conditions to the applicable Credit Extension set forth in Article IV are not satisfied or waived in accordance with the terms hereof, such Agent shall return such funds (in like funds as received from such Lender) to such Lender, without interest.
      (d)        Obligations of Lenders Several. The obligations of the Lenders hereunder to make Committed Loans and, in the case of the Primary Lenders, to fund participations in Letters of Credit and Swing Line Loans, and the obligations of the Lenders to make payments pursuant to Section 10.04(c), are several and not joint. The failure of any Lender to make any Committed
Loan, to fund any such participation or to make any payment under Section 10.04(c) on any date required hereunder shall not relieve any other Lender of its corresponding obligation to do so on such date, and no Lender shall be responsible for the failure of any other Lender to so make its
Committed Loan, to purchase its participation or to make its payment under Section 10.04(c).
      (e)        Funding Source. Nothing herein shall be deemed to obligate any Lender to obtain the funds for any Loan in any particular place or manner or to constitute a representation by any
Lender that it has obtained or will obtain the funds for any Loan in any particular place or manner.
      2.13        Sharing of Payments by Lenders.
      If any Lender shall, by exercising any right of setoff or counterclaim or otherwise, obtain payment in respect of any principal of or interest on any of the Committed Loans made by it, or the participations in L/C Obligations or in Swing Line Loans held by it resulting in such
Lender's receiving payment of a proportion of the aggregate amount of such Committed Loans or participations and accrued interest thereon greater than its share thereof as provided herein, then the Lender receiving such greater proportion shall (a) notify the Agents of such fact, and (b)
purchase (for cash at face value) participations in the Committed Loans and, in the case of a
Primary Lender, subparticipations in L/C Obligations and Swing Line Loans of the other Primary
Lenders, or make such other adjustments as shall be equitable, so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Committed Loans and other amounts owing them, provided that:
      (i)        if any such participations or subparticipations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations or subparticipations shall be rescinded and the purchase price restored to the extent of such recovery, without interest; and
      (ii)        the provisions of this Section shall not be construed to apply to (x) any payment made by a Borrower pursuant to and in accordance with the express terms of this Agreement or (y) any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Committed Loans or subparticipations in L/C Obligations or Swing Line Loans to any assignee or participant, other than to the Company or any Subsidiary thereof (as to which the provisions of this
Section shall apply).
      Subject to the provisions of Sections 10.06(d) and (e), each Borrower consents to the foregoing and agrees, to the extent it may effectively do so under applicable law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against such
Borrower rights of setoff and counterclaim with respect to such participation as fully as if such
Lender were a direct creditor of such Borrower in the amount of such participation.
      2.14        Designated Borrowers.
      (a) Effective as of the date hereof, Technitrol Delaware, Inc., a Delaware corporation;
Pulse Engineering, Inc., a Delaware corporation; AMI Doduco, Inc., a Pennsylvania corporation;
Technitrol Singapore Holdings Pte. Ltd., a company organized under the laws of Singapore;
Pulse Electronics (Singapore) Pte. Ltd., a company organized under the laws of Singapore; Pulse
GmbH, a company organized under the laws of Germany; CST Electronics Co., Ltd., a company organized under the laws of Hong Kong; AMI Doduco Holding GmbH, a company organized under the laws of Germany; AMI Doduco GmbH, a company organized under the laws of
Germany; AMI Doduco Espana S.L., a company organized under the laws of Spain; and AMI
Doduco Nederland B.V., a company organized under the laws of the Netherlands shall be a
"Designated Borrower" hereunder and may receive Loans for its account on the terms and conditions set forth in this Agreement.
      (b) The Company may at any time, upon not less than 15 Business Days' notice from the
Company to the Administrative Agent (or such shorter period as may be agreed by the
Administrative Agent in its sole discretion), designate any additional Material Subsidiary of the
Company (an "Applicant Borrower") as a Designated Borrower to receive Loans hereunder, by delivering to the Administrative Agent (which shall promptly deliver counterparts thereof to the
Singapore Administrative Agent and each Lender) a duly executed notice and agreement in substantially the form of Exhibit H (a "Designated Borrower Request and Assumption
Agreement"). The parties hereto acknowledge and agree that prior to any Applicant Borrower becoming entitled to utilize the credit facilities provided for herein, the Agents and the Lenders shall have consented in writing thereto in their sole discretion and shall have received such supporting resolutions, incumbency certificates, opinions of counsel, and other documents or information, in form, content and scope reasonably satisfactory to the Administrative Agent, as may be required by the Administrative Agent or the Required Lenders in their sole discretion, and Notes signed by such new Borrowers to the extent any Lenders so require. If the
Administrative Agent and the Required Lenders agree that an Applicant Borrower shall be entitled to receive Loans hereunder, then promptly following receipt of all such requested resolutions, incumbency certificates, opinions of counsel and other documents or information, the Administrative Agent shall send a notice in substantially the form of Exhibit I (a "Designated
Borrower Notice") to the Company, the Singapore Administrative Agent and the Lenders
specifying the effective date upon which the Applicant Borrower shall constitute a Designated
Borrower for purposes hereof, whereupon each of the Primary Lenders agrees to permit such
Designated Borrower to receive Loans hereunder, on the terms and conditions set forth herein, and each of the parties agrees that such Designated Borrower otherwise shall be a Borrower for all purposes of this Agreement; provided that no Committed Loan Notice or Letter of Credit
Application may be submitted by or on behalf of such Designated Borrower until the date five
Business Days after such effective date. Any Applicant Borrower shall, unless the Agents and the Singapore Lenders otherwise consent in their sole discretion, become a Primary Borrower and not a Singapore Borrower.
      (c) The Obligations of the Company and each Designated Borrower that is a Domestic
Subsidiary shall be joint and several in nature. The Obligations of all Designated Borrowers that are Foreign Subsidiaries shall be several in nature.
      (d) Each Subsidiary of the Company that is or becomes a "Designated Borrower"
pursuant to this Section 2.14 hereby irrevocably appoints the Company as its agent for all purposes relevant to this Agreement and each of the other Loan Documents, including (i) the giving and receipt of notices, (ii) the execution and delivery of all documents, instruments and certificates contemplated herein and all modifications hereto, and (iii) the receipt of the proceeds of any Loans made by the Lenders, to any such Designated Borrower hereunder. Any acknowledgment, consent, direction, certification or other action which might otherwise be valid or effective only if given or taken by all Borrowers, or by each Borrower acting singly, shall be valid and effective if given or taken only by the Company, whether or not any such other
Borrower joins therein. Any notice, demand, consent, acknowledgement, direction, certification or other communication delivered to the Company in accordance with the terms of this
Agreement shall be deemed to have been delivered to each Designated Borrower.
      2.15        Increase in Commitments.
      (a)        Request for Increase. Provided there exists no Default, upon notice to the
Administrative Agent (which shall promptly notify the Singapore Administrative Agent and the
Lenders), the Company may from time to time request an increase in the Aggregate Primary
Commitments or the Aggregate Singapore Commitments by an amount (for all such requests)
not exceeding $100,000,000; provided that (i) any such request for an increase shall be in a minimum amount of $25,000,000, and (ii) the Company may make a maximum of four such requests (and a simultaneous request to increase both the Aggregate Primary Commitments and the Aggregate Singapore Commitments shall be deemed to constitute one such request). At the time of sending such notice, the Company (in consultation with the Administrative Agent and, in the case of any request in respect of the Aggregate Singapore Commitments, the Singapore
Administrative Agent) shall specify the time period within which each Lender is requested to respond (which shall in no event be less than ten Business Days from the date of delivery of such notice to the Lenders).
      (b)        Lender Elections to Increase. Each applicable Lender shall notify the
Administrative Agent within such time period whether or not it agrees to increase its applicable
Commitment and, if so, whether by an amount equal to, greater than, or less than its Share of such requested increase. Any Lender not responding within such time period shall be deemed to have declined to increase its Commitment.
      (c)        Notification by Administrative Agent; Additional Lenders. The Administrative
Agent shall notify the Company, the Singapore Administrative Agent and each Lender of the
Lenders' responses to each request made hereunder. To achieve the full amount of a requested increase and subject to the approval of the Agents and the L/C Issuer (which approvals shall not be unreasonably withheld), the Company may also invite additional Eligible Assignees to become Lenders pursuant to a joinder agreement in form and substance satisfactory to the
Administrative Agent and its counsel.
      (d)        Effective Date and Allocations. If the Aggregate Primary Commitments or
Aggregate Singapore Commitments are increased in accordance with this Section, the Agents and the Company shall determine the effective date (the "Increase Effective Date") and the final allocation of such increase. The Administrative Agent shall promptly notify the Singapore
Administrative Agent, the Company and the Lenders of the final allocation of such increase and the Increase Effective Date.
      (e)        Conditions to Effectiveness of Increase. As a condition precedent to such increase, the Company shall deliver to the Administrative Agent a certificate of each Loan Party dated as of the Increase Effective Date (in sufficient copies for the Singapore Administrative
Agent and each Lender) signed by a Responsible Officer of such Loan Party (i) certifying and attaching the resolutions adopted by such Loan Party approving or consenting to such increase, and (ii) in the case of the Company, certifying that, before and after giving effect to such increase, (A) the representations and warranties contained in Article V and the other Loan
Documents are true and correct on and as of the Increase Effective Date, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they are true and correct as of such earlier date, and except that for purposes of this Section 2.15, the representations and warranties contained in subsections (a) and (b) of Section 5.05 shall be deemed to refer to the most recent statements furnished pursuant to clauses (a) and (b), respectively, of Section 6.01, and (B) no Default exists. The Borrowers shall prepay any
Committed Loans outstanding on the Increase Effective Date (and pay any additional amounts required pursuant to Section 3.05) to the extent necessary to keep the outstanding Committed
Primary Loans and Committed Singapore Loans ratable with any revised Shares arising from any nonratable increase in the Commitments under this Section.
      (f)        Conflicting Provisions. This Section shall supersede any provisions in Sections
2.13 or 10.01 to the contrary.
2.16        Reallocation of Commitments.
      (a)        Request for Reallocation. Provided there exists no Default, upon notice to the
Administrative Agent (which shall promptly notify the Singapore Administrative Agent and the
Lenders), the Company may from time to time direct (i) the reallocation of the Aggregate
Singapore Commitments of the Singapore Lenders as Primary Commitments of such Lenders (or their Affiliates, if any such reallocation cannot be effected by any Singapore Lender through the designation of a lending office in the United States), or (ii) the reallocation of Reallocated
Primary Commitments of the Primary Lenders as Singapore Commitments of such Lenders (or their Affiliates, as above). Any such request for a reallocation shall be in a minimum amount of
$5,000,000, or any integral multiple of $1,000,000 in excess thereof, and the Company may make a maximum of two such requests in any twelve-month period. At the time of sending any such notice relating to a reallocation pursuant to clause (a)(ii) above, the Company (in consultation with the Administrative Agent and the Singapore Administrative Agent) shall specify the time period within which each Lender is requested to respond (which shall in no event be less than ten Business Days from the date of delivery of such notice to the Singapore
Lenders).
      (b)        Lender Consent. In the case of a reallocation pursuant to clause (a)(ii) above, each applicable Lender shall notify the Administrative Agent within such time period whether or not it consents (which consent shall not be unreasonably withheld) to the decrease of its Primary
Commitment and the increase of its (or its Affiliate's) Singapore Commitment in an amount equal to its Share of such requested reallocation. The Administrative Agent shall notify the
Company, the Singapore Administrative Agent and each Lender of the Lenders' responses to each request made hereunder.
      (c)        Effective Date and Allocations. The Agents and the Company shall determine the effective date of any reallocation under this Section 2.16 (the "Reallocation Effective Date") and the Primary Commitments and Singapore Commitments of the Lenders after giving effect thereto. The Administrative Agent shall promptly notify the Singapore Administrative Agent, the Company and the Lenders of the reallocated Commitments and the Reallocation Effective
Date.
      (d)        Conditions to Effectiveness. As a condition precedent to such increase, the
Company shall deliver to the Administrative Agent a certificate of each Loan Party dated as of the Reallocation Effective Date (in sufficient copies for the Singapore Administrative Agent and each Lender) signed by a Responsible Officer of such Loan Party (i) certifying and attaching the resolutions adopted by such Loan Party approving or consenting to such reallocation, and (ii) in the case of the Company, certifying that, before and after giving effect to such increase, (A) the representations and warranties contained in Article V and the other Loan Documents are true and correct on and as of the Reallocation Effective Date, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they are true and correct as of such earlier date, and except that for purposes of this Section 2.16, the representations and warranties contained in subsections (a) and (b) of Section 5.05 shall be deemed to refer to the most recent statements furnished pursuant to clauses (a) and (b), respectively, of Section 6.01, and (B) no Default exists. The Borrowers shall prepay any
Committed Loans outstanding on the Reallocation Effective Date (and pay any additional amounts required pursuant to Section 3.05) to the extent necessary to keep the outstanding
Committed Primary Loans and Committed Singapore Loans ratable with any revised Shares arising from any reallocation under this Section.
      (f)        Conflicting Provisions. This Section shall supersede any provisions in Sections
2.13 or 10.01 to the contrary.
ARTICLE III.
TAXES, YIELD PROTECTION AND ILLEGALITY
      3.01        Taxes.
      (a)        Payments Free of Taxes. Any and all payments by or on account of any obligation of the respective Borrowers hereunder or under any other Loan Document shall be made free and clear of and without reduction or withholding for any Indemnified Taxes or Other
Taxes, provided that if the applicable Borrower shall be required by applicable law to deduct any
Indemnified Taxes (including any Other Taxes) from such payments, then (i) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section) the applicable Agent, Lender or L/C
Issuer, as the case may be, receives an amount equal to the sum it would have received had no such deductions been made, (ii) such Borrower shall make such deductions and (iii) such
Borrower shall timely pay the full amount deducted to the relevant Governmental Authority in accordance with applicable law.
      (b)        Payment of Other Taxes by the Borrowers. Without limiting the provisions of subsection (a) above, each Borrower shall timely pay any Other Taxes to the relevant
Governmental Authority in accordance with applicable law.
      (c)        Indemnification by the Borrowers. Each Borrower shall indemnify each Agent, each Lender and the L/C Issuer, within 10 days after demand therefor, for the full amount of any
Indemnified Taxes or Other Taxes (including Indemnified Taxes or Other Taxes imposed or asserted on or attributable to amounts payable under this Section) paid by such Agent, such
Lender or the L/C Issuer, as the case may be, and any penalties, interest and reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to a Borrower by the Singapore
Administrative Agent, a Lender or the L/C Issuer (with a copy to the Administrative Agent), or by the Administrative Agent on its own behalf or on behalf of the Singapore Administrative
Agent, a Lender or the L/C Issuer, shall be conclusive absent manifest error.
      (d)        Evidence of Payments. As soon as practicable after any payment of Indemnified
Taxes or Other Taxes by any Borrower to a Governmental Authority, such Borrower shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such
Governmental Authority evidencing such payment, if any, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.
      (e)        Status of Lenders. Any Foreign Lender that is entitled to an exemption from or reduction of withholding tax under the law of the jurisdiction in which a Borrower is resident for tax purposes, or any treaty to which such jurisdiction is a party, with respect to payments hereunder or under any other Loan Document shall deliver to the Company (with a copy to the
Administrative Agent and, if such Lender is an Singapore Lender, the Singapore Administrative
Agent), at the time or times prescribed by applicable law or reasonably requested by the
Company or either Agent, to the extent that such Lender is reasonably able to do so in a timely manner, such properly completed and executed documentation prescribed by applicable law as will permit such payments to be made without withholding or at a reduced rate of withholding.
In addition, any Lender, if requested by the Company or either Agent, shall, to the extent that such Lender is reasonably able to do so in a timely manner, deliver such other documentation prescribed by applicable law or reasonably requested by the Company or either Agent as will enable the Company or such Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements.
      Without limiting the generality of the foregoing, in the event that a Borrower is resident for tax purposes in the United States, any Foreign Lender shall deliver to Company and the
Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the request of the Company or the Administrative Agent, but only if such Foreign Lender is legally entitled to do so), whichever of the following is applicable:
      (i)        duly completed copies of Internal Revenue Service Form W-8BEN claiming eligibility for benefits of an income tax treaty to which the United States is a party,
      (ii)        duly completed copies of Internal Revenue Service Form W-8ECI,
      (iii)        in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under section 881(c) of the Code, (x) a certificate to the effect that such
Foreign Lender is not (A) a "bank" within the meaning of section 881(c)(3)(A) of the
Code, (B) a "10 percent shareholder" of the applicable Borrower within the meaning of section 881(c)(3)(B) of the Code, or (C) a "controlled foreign corporation" described in section 881(c)(3)(C) of the Code and (y) duly completed copies of Internal Revenue
Service Form W-8BEN, or
      (iv)        any other form prescribed by applicable law as a basis for claiming exemption from or a reduction in United States Federal withholding tax duly completed together with such supplementary documentation as may be prescribed by applicable law to permit the Company to determine the withholding or deduction required to be made.
      Without limiting the obligations of the Lenders set forth above regarding delivery of certain forms and documents to establish each Lender's status for U.S. withholding tax purposes, each Lender agrees promptly to deliver, to the extent that such Lender is reasonably able to do so in a timely manner, to either Agent or the Company as such Agent or the Company shall reasonably request, on or prior to the Closing Date, and in a timely fashion thereafter, such other documents and forms required by any relevant taxing authorities under the Laws of any other jurisdiction, duly executed and completed by such Lender, as are required under such Laws to confirm such Lender's entitlement to any available exemption from, or reduction of, applicable withholding taxes in respect of all payments to be made to such Lender outside of the U.S. by the
Borrowers pursuant to this Agreement or otherwise to establish such Lender's status for withholding tax purposes in such other jurisdiction. Each Lender shall, to the extent that such
Lender is reasonably able to do so in a timely manner, promptly (i) notify the Administrative
Agent (and, if such Lender is an Singapore Lender, the Singapore Administrative Agent) of any
change in circumstances which would modify or render invalid any such claimed exemption or reduction, and (ii) take such steps as shall not be materially disadvantageous to it, in the reasonable judgment of such Lender, and as may be reasonably necessary (including the re-
designation of its Lending Office) to avoid any requirement of applicable Laws of any such jurisdiction that any Borrower make any deduction or withholding for taxes from amounts payable to such Lender. Additionally, each of the Borrowers shall promptly deliver to the
Administrative Agent (and, if such Lender is an Singapore Lender, the Singapore Administrative
Agent) or any Lender, as either Agent or such Lender shall reasonably request, on or prior to the
Closing Date, and in a timely fashion thereafter, such documents and forms required by any relevant taxing authorities under the Laws of any jurisdiction, duly executed and completed by such Borrower to the extent applicable to such Borrower, as are required to be furnished by such
Lender or Agent under such Laws in connection with any payment by either Agent or any
Lender of Taxes or Other Taxes, or otherwise in connection with the Loan Documents, with respect to such jurisdiction.
      (f)        Status as PMP. Each Lender which is a party to this Agreement on the date hereof represents and warrants to each Dutch Foreign Obligor on the date hereof that is a PMP.
As of the date on which any Eligible Assignee (or any other Person to whom any Lender assigns any of its rights under this Agreement) becomes a Lender hereto, if it is a requirement of Dutch law that such Eligible Assignee (or other Person) be a PMP, each such Eligible Assignee (and each such Person) represents and warrants to each Dutch Foreign Obligor on the date on which it becomes a party to this Agreement as a Lender that is a PMP. Each such Lender, Eligible
Assignee or other Person acknowledges that each of the Lenders and each Dutch Foreign Obligor have relied upon the representations and warranties set forth in this Section 3.01(f).
      (g)        Treatment of Certain Refunds. If any Agent or Lender or the L/C Issuer
determines, in good faith, that it has received a refund of any Taxes or Other Taxes as to which it has been indemnified by any Borrower or with respect to which any Borrower has paid additional amounts pursuant to this Section, it shall pay to such Borrower an amount equal to such refund (but only to the extent of indemnity payments made, or additional amounts paid, by such Borrower under this Section with respect to the Taxes or Other Taxes giving rise to such refund), net of all out-of-pocket expenses of such Agent or Lender or the L/C Issuer, as the case may be, and without interest (other than any interest paid by the relevant Governmental
Authority with respect to such refund), provided that each Borrower, upon the request of such
Agent or Lender or the L/C Issuer, agrees to repay the amount paid over to such Borrower (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) to such
Agent or Lender or the L/C Issuer in the event such Agent or Lender or the L/C Issuer is required to repay such refund to such Governmental Authority. This subsection shall not be construed to require either Agent, any Lender or the L/C Issuer to make available its tax returns (or any other information relating to its taxes that it deems confidential) to any Borrower or any other Person.
      3.02        Illegality.
       If any Lender determines that any Law has made it unlawful, or that any Governmental
Authority has asserted that it is unlawful, for any Lender or its applicable Lending Office to make, maintain or fund Eurocurrency Rate Loans (whether denominated in Dollars or an
Alternative Currency), or to determine or charge interest rates based upon the Eurocurrency
Rate, or any Governmental Authority has imposed material restrictions on the authority of such
Lender to purchase or sell, or to take deposits of, Dollars or any Alternative Currency in the applicable interbank market, then, on notice thereof by such Lender to the Company through the
Administrative Agent, any obligation of such Lender to make or continue Eurocurrency Rate
Loans in the affected currency or currencies, under the affected Subfacility or Subfacilities or, in the case of Eurocurrency Rate Loans in Dollars, to convert Base Rate Committed Loans to
Eurocurrency Rate Loans, shall be suspended until such Lender notifies the Administrative
Agent and the Company that the circumstances giving rise to such determination no longer exist.
Upon receipt of such notice, the Borrowers shall, upon demand from such Lender (with a copy to the Administrative Agent), prepay or, if applicable and such Loans are denominated in Dollars, convert all such Eurocurrency Rate Loans of such Lender to Base Rate Loans, either on the last day of the Interest Period therefor, if such Lender may lawfully continue to maintain such
Eurocurrency Rate Loans to such day, or immediately, if such Lender may not lawfully continue to maintain such Eurocurrency Rate Loans. Upon any such prepayment or conversion, the
Borrowers shall also pay accrued interest on the amount so prepaid or converted.
      3.03        Inability to Determine Rates.
      If the Required Lenders (or the Required Primary Lenders or Required Singapore
Lenders, in the case of a determination in respect of one Subfacility) determine that for any reason in connection with any request for a Eurocurrency Rate Loan or a conversion to or continuation thereof that (a) deposits (whether in Dollars or an Alternative Currency) are not being offered to banks in the applicable offshore interbank market for such currency for the applicable amount and Interest Period of such Eurocurrency Rate Loan, (b) adequate and reasonable means do not exist for determining the Eurocurrency Base Rate for any requested
Interest Period with respect to a proposed Eurocurrency Rate Loan (whether denominated in
Dollars or an Alternative Currency), or (c) the Eurocurrency Base Rate for any requested Interest
Period with respect to a proposed Eurocurrency Rate Loan does not adequately and fairly reflect the cost to such Lenders of funding such Eurocurrency Rate Loan, the Administrative Agent will promptly so notify the Company and each Lender. Thereafter, the obligation of the Lenders to make or maintain Eurocurrency Rate Loans in the affected currency or currencies (and, in the case of a request by the Required Primary Lenders or the Required Singapore Lenders, under the affected Subfacility) shall be suspended until the Administrative Agent (upon the instruction of the Required Lenders) revokes such notice. Upon receipt of such notice, the Company may revoke any pending request for a Borrowing of, conversion to or continuation of Eurocurrency
Rate Loans in the affected currency or currencies or, failing that, will be deemed to have converted such request into a request for a Committed Borrowing of Base Rate Loans in the amount specified therein.
      3.04        Increased Costs; Reserves on Eurocurrency Rate Loans.
      (a)        Increased Costs Generally. If any Change in Law shall:
      (i)        impose, modify or deem applicable any reserve, special deposit, compulsory loan, insurance charge or similar requirement against assets of, deposits with or for the account of, or credit extended or participated in by, any Lender (except (A) any reserve requirement reflected in the definition of "Eurocurrency Rate" and (B) the requirements of the Bank of England and the Financial Services Authority or the
European Central Bank reflected in the Mandatory Cost, other than as set forth below) or the L/C Issuer;
      (ii)        subject any Lender or the L/C Issuer to any tax of any kind whatsoever with respect to this Agreement, any Letter of Credit, any participation in a Letter of
Credit or any Eurocurrency Rate Loan made by it, or change the basis of taxation of payments to such Lender or the L/C Issuer in respect thereof (except for Indemnified
Taxes or Other Taxes covered by Section 3.01 and the imposition of, or any change in the rate of, any Excluded Tax payable by such Lender or the L/C Issuer);
      (iii)        the Mandatory Cost, as calculated hereunder, does not represent the cost to any Lender of complying with the requirements of the Bank of England and/or the
Financial Services Authority or the European Central Bank in relation to its making, funding or maintaining Eurocurrency Rate Loans; or
      (iv)        impose on any Lender or the L/C Issuer or the London interbank market any other condition, cost or expense affecting this Agreement or Eurocurrency Rate
Loans made by such Lender or any Letter of Credit or participation therein;
and the result of any of the foregoing shall be to increase the cost to such Lender of making or maintaining any Eurocurrency Rate Loan (or of maintaining its obligation to make any such
Loan), or to increase the cost to such Lender or the L/C Issuer of participating in, issuing or maintaining any Letter of Credit (or of maintaining its obligation to participate in or to issue any
Letter of Credit), or to reduce the amount of any sum received or receivable by such Lender or the L/C Issuer hereunder (whether of principal, interest or any other amount) then, upon request of such Lender or the L/C Issuer, the Company will pay (or cause the applicable Designated
Borrower to pay) to such Lender or the L/C Issuer, as the case may be, such additional amount or amounts as will compensate such Lender or the L/C Issuer, as the case may be, for such additional costs incurred or reduction suffered.
      (b)        Capital Requirements. If any Lender or the L/C Issuer determines that any
Change in Law affecting such Lender or the L/C Issuer or any Lending Office of such Lender or such Lender's or the L/C Issuer's holding company, if any, regarding capital requirements has or would have the effect of reducing the rate of return on such Lender's or the L/C Issuer's capital or on the capital of such Lender's or the L/C Issuer's holding company, if any, as a consequence of this Agreement, the Commitments of such Lender or the Loans made by, or participations in
Letters of Credit held by, such Lender, or the Letters of Credit issued by the L/C Issuer, to a level below that which such Lender or the L/C Issuer or such Lender's or the L/C Issuer's holding company could have achieved but for such Change in Law (taking into consideration such
Lender's or the L/C Issuer's policies and the policies of such Lender's or the L/C Issuer's holding company with respect to capital adequacy), then from time to time the Company will pay
(or cause the applicable Designated Borrower to pay) to such Lender or the L/C Issuer, as the case may be, such additional amount or amounts as will compensate such Lender or the L/C
Issuer or such Lender's or the L/C Issuer's holding company for any such reduction suffered.
      (c)        Certificates for Reimbursement. A certificate of a Lender or the L/C Issuer setting forth the amount or amounts necessary to compensate such Lender or the L/C Issuer or its holding company, as the case may be, as specified in subsection (a) or (b) of this Section and delivered to the Company shall be conclusive absent manifest error. The Company shall pay (or cause the applicable Designated Borrower to pay) such Lender or the L/C Issuer, as the case may be, the amount shown as due on any such certificate within 10 days after receipt thereof.
      (d)        Delay in Requests. Failure or delay on the part of any Lender or the L/C Issuer to demand compensation pursuant to the foregoing provisions of this Section shall not constitute a waiver of such Lender's or the L/C Issuer's right to demand such compensation, provided that no
Borrower shall be required to compensate a Lender or the L/C Issuer pursuant to the foregoing provisions of this Section for any increased costs incurred or reductions suffered more than nine months prior to the date that such Lender or the L/C Issuer, as the case may be, notifies the
Company of the Change in Law giving rise to such increased costs or reductions and of such
Lender's or the L/C Issuer's intention to claim compensation therefor (except that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the nine-month period referred to above shall be extended to include the period of retroactive effect thereof).
      (e)        Additional Reserve Requirements. The Company shall pay (or cause the applicable Designated Borrower to pay) to each Lender, (i) as long as such Lender shall be required to maintain reserves with respect to liabilities or assets consisting of or including
Eurocurrency funds or deposits (currently known as "Eurocurrency liabilities"), additional interest on the unpaid principal amount of each Eurocurrency Rate Loan equal to the actual costs of such reserves allocated to such Loan by such Lender (as determined by such Lender in good faith, which determination shall be conclusive), and (ii) as long as such Lender shall be required to comply with any reserve ratio requirement or analogous requirement of any other central banking or financial regulatory authority imposed in respect of the maintenance of the
Commitments or the funding of the Eurocurrency Rate Loans, such additional costs (expressed as a percentage per annum and rounded upwards, if necessary, to the nearest five decimal places)
equal to the actual costs allocated to such Commitment or Loan by such Lender (as determined by such Lender in good faith, which determination shall be conclusive), which in each case shall be due and payable on each date on which interest is payable on such Loan, provided the
Company shall have received at least 10 days' prior notice (with a copy to the Administrative
Agent) of such additional interest or costs from such Lender. If a Lender fails to give notice 10 days prior to the relevant Interest Payment Date, such additional interest or costs shall be due and payable 10 days from receipt of such notice.
      3.05        Compensation for Losses.
      Upon demand of any Lender (with a copy to the Administrative Agent) from time to time, the Company shall promptly compensate (or cause the applicable Designated Borrower to compensate) such Lender for and hold such Lender harmless from any loss, cost or expense incurred by it as a result of:
      (a)        any continuation, conversion, payment or prepayment of any Loan other than a
Base Rate Loan on a day other than the last day of the Interest Period for such Loan (whether voluntary, mandatory, automatic, by reason of acceleration, or otherwise);
      (b)        any failure by any Borrower (for a reason other than the failure of such Lender to make a Loan) to prepay, borrow, continue or convert any Loan other than a Base Rate Loan on the date or in the amount notified by the Company or the applicable Designated Borrower;
      (c)        any failure by any Borrower to make payment of any Loan or drawing under any
Letter of Credit (or interest due thereon) denominated in an Alternative Currency on its scheduled due date or any payment thereof in a different currency; or
      (d)        any assignment of a Eurocurrency Rate Loan on a day other than the last day of the Interest Period therefor as a result of a request by the Company pursuant to Section 10.13;
including any loss of anticipated profits, any foreign exchange losses and any loss or expense arising from the liquidation or reemployment of funds obtained by it to maintain such Loan, from fees payable to terminate the deposits from which such funds were obtained or from the performance of any foreign exchange contract. The Company shall also pay (or cause the applicable Designated Borrower to pay) any customary administrative fees charged by such
Lender in connection with the foregoing.
For purposes of calculating amounts payable by the Company (or the applicable Designated
Borrower) to the Lenders under this Section 3.05, each Lender shall be deemed to have funded each Eurocurrency Rate Loan made by it at the Eurocurrency Base Rate used in determining the
Eurocurrency Rate for such Loan by a matching deposit or other borrowing in the offshore interbank market for such currency for a comparable amount and for a comparable period, whether or not such Eurocurrency Rate Loan was in fact so funded.

      3.06        Mitigation Obligations; Replacement of Lenders.
      (a)        Designation of a Different Lending Office. If any Lender requests compensation under Section 3.04, or any Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 3.01, or if any
Lender gives a notice pursuant to Section 3.02, then such Lender shall use reasonable efforts to designate a different Lending Office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the judgment of such Lender, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 3.01 or 3.04, as the case may be, in the future, or eliminate the need for the notice pursuant to Section 3.02, as applicable, and (ii) in each case, would not subject such Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender or to such Borrower. The Company hereby agrees to pay (or to cause the applicable
Designated Borrower to pay) all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment.
      (b)        Replacement of Lenders. If any Lender requests compensation under Section
3.04, or if any Borrower is required to pay any additional amount to any Lender or any
Governmental Authority for the account of any Lender pursuant to Section 3.01, the Company may replace such Lender in accordance with Section 10.13.

      3.07        Survival.
      All of the Borrowers' obligations under this Article III shall survive termination of the
Commitments and repayment of all other Obligations hereunder.
ARTICLE IV.
CONDITIONS PRECEDENT TO CREDIT EXTENSIONS
      4.01        Conditions of Initial Credit Extension.
       The obligation of the L/C Issuer and each Lender to make its initial Credit Extension hereunder is subject to satisfaction of the following conditions precedent:
      (a)        Loan and Corporate Documents, Etc. The Administrative Agent's receipt of the following, each of which shall be originals or telecopies (followed promptly by originals) unless otherwise specified, each properly executed by a Responsible Officer of the signing Loan Party, each dated the Closing Date (or, in the case of certificates of governmental officials, a recent date before the Closing Date) and each in form and substance satisfactory to the Administrative Agent and each of the Lenders:
      (i)        executed counterparts of this Agreement and the Guaranties, sufficient in number for distribution to each Agent, each Lender and the Company;
      (ii)        Notes executed by the Borrowers in favor of each Lender requesting
Notes;
      (iii)        such certificates of resolutions or other action, incumbency certificates and/or other certificates of Responsible Officers of each Loan Party as the Administrative
Agent may require evidencing the identity, authority and capacity of each Responsible
Officer thereof authorized to act as a Responsible Officer in connection with this
Agreement and the other Loan Documents to which such Loan Party is a party;
      (iv)        such documents and certifications as the Administrative Agent may reasonably require to evidence that each Loan Party is duly organized or formed, and that each of the Loan Parties is validly existing, in good standing and qualified to engage in business in each jurisdiction where its ownership, lease or operation of properties or the conduct of its business requires such qualification, as demonstrated to the reasonable satisfaction of the Administrative Agent;
      (v)        a certificate of a Responsible Officer of each Loan Party either (A)
attaching copies of all consents, licenses and approvals required in connection with the execution, delivery and performance by such Loan Party and the validity against such
Loan Party of the Loan Documents to which it is a party, and such consents, licenses and approvals shall be in full force and effect, or (B) stating that no such consents, licenses or approvals are so required;
      (vi)        a certificate signed by a Responsible Officer of the Company certifying
(A) that the conditions specified in Sections 4.02(a) and (b) have been satisfied, and (B)
that there has been no event or circumstance since the date of the Audited Financial
Statements that has had or could be reasonably expected to have, either individually or in the aggregate, a Material Adverse Effect;
      (vii)        a duly completed Compliance Certificate as of the last day of the fiscal quarter of the Company ended on June 30, 2005, signed by a Responsible Officer of the
Company;
      (viii)        evidence that all insurance required to be maintained pursuant to the Loan
Documents has been obtained and is in effect;
      (ix)        a Committed Loan Notice and Letter of Credit Application, each relating to the initial Credit Extensions;
      (x)        evidence that the Existing Credit Agreement has been or concurrently with the Closing Date is being terminated and all outstanding amounts are being paid in full thereunder; and
      (xi)        such other assurances, certificates, documents, consents or opinions as either Agent, the L/C Issuer, the Swing Line Lender or the Required Lenders reasonably may require.
      (b)        Fees and Expenses. Any fees required to be paid on or before the Closing Date shall have been paid. Unless waived by the Administrative Agent, the Company shall have paid all fees, charges and disbursements of counsel to the Administrative Agent to the extent invoiced prior to or on the Closing Date, plus such additional amounts of such fees, charges and disbursements as shall constitute its reasonable estimate of such fees, charges and disbursements incurred or to be incurred by it through the closing proceedings (provided that such estimate shall not thereafter preclude a final settling of accounts between the Company and the
Administrative Agent).
      (c)        Lien Searches. The Administrative Agent shall have received the results of a recent lien search of the Loan Parties in locations designated by the Administrative Agent, and such search shall reveal no Liens on any of the assets of the Loan Parties except for Liens expressly permitted hereunder or discharged on or prior to the Closing Date pursuant to documentation satisfactory to the Administrative Agent.
      (d)        Legal Opinions. The Administrative Agent shall have received the following executed legal opinions:
      (i)        the favorable legal opinion of Stradley Ronon Stevens & Young, LLP, counsel to the Company and its Subsidiaries, as to the matters set forth in Exhibit J (or the favorable inhouse counsel opinion as to the matters covered in Section 5.06 or
Section 5.02(d)) and such other matters concerning the Loan Parties and the Loan
Documents as the Administrative Agent may reasonably request; and
      (ii)        the favorable legal opinion of such local counsel to the Designated
Borrowers who are Foreign Subsidiaries or Domestic Subsidiaries incorporated in jurisdictions other than Pennsylvania or Delaware as the Administrative Agent may
request, each as to the matters set forth in Exhibit J and such other matters concerning the
Loan Parties and the Loan Documents as the Administrative Agent may reasonably request.
      (e)        Consents. All governmental, shareholder and other consents and approvals necessary in connection with the Transactions shall have been received and shall be in full force and effect.
      (f)        Litigation. The absence of any action, suit, investigation or proceeding pending or, to the knowledge of the Loan Parties, threatened or contemplated, in any court or before any arbitrator or governmental authority that would reasonably be expected to have a Material
Adverse Effect.
      (g)        Closing Date. The Closing Date shall have occurred on or before October 14,
2005.
      (h)        Patriot Act Compliance. At least five Business Days prior to the Closing Date, the Lenders shall have received all documentation and other information required by
Governmental Authorities under applicable "know your customer" and anti-money laundering rules and regulations, including without limitation, the USA Patriot Act (Title III of Pub. L. 107-
56 (signed into law October 26, 2001) (the "Patriot Act")).
      (i)        No Material Adverse Effect, Etc. Except as disclosed with reasonable specificity prior to August 8, 2005 in the Company's filings with the SEC, the Administrative Agent shall be satisfied in its good faith judgment that there shall not have occurred any change since
December 31, 2004 in the business, assets, liabilities (actual or contingent), operations, condition
(financial or otherwise) or prospects of the Company or any of its Subsidiaries which could reasonably be expected to have a Material Adverse Effect. Since August 8, 2005, there shall not have occurred and be continuing a material adverse change in the market for syndicated credit facilities similar in nature to the credit facilities under this Agreement or a material disruption of, or a material adverse change in, financial, banking or capital market conditions that would impair the credit facilities under this Agreement, in each case as determined by the Administrative
Agent or Arranger in its reasonable discretion.
      Without limiting the generality of the provisions of Section 9.04, for purposes of determining compliance with the conditions specified in this Section 4.01, each Lender that has signed this Agreement shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to a Lender unless the Administrative Agent shall have received notice from such Lender prior to the proposed Closing Date specifying its objection thereto.
      4.02        Conditions to all Credit Extensions.
      The obligation of each Lender to honor any Request for Credit Extension (other than a
Committed Loan Notice requesting only a conversion of Committed Loans to the other Type, or a continuation of Eurocurrency Rate Loans) is subject to the following conditions precedent:
      (a)        The representations and warranties of (i) the Borrowers contained in Article V and (ii) each Loan Party contained in each other Loan Document or in any document furnished at any time under or in connection herewith or therewith, shall be true and correct in all material respects on and as of the date of such Credit Extension, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct as of such earlier date, and except that for purposes of this Section 4.02, the representations and warranties contained in subsections (a) and (b) of Section 5.05 (except with respect to the representation and warranty set forth in Section 5.05(a)(ii))shall be deemed to refer to the most recent statements furnished pursuant to clauses (a) and (b), respectively, of Section
6.01.
      (b)        No Default shall exist, or would result from such proposed Credit Extension or the application of the proceeds thereof.
      (c)        The Administrative Agent and, if applicable, the Singapore Administrative Agent, the L/C Issuer or the Swing Line Lender shall have received a Request for Credit Extension in accordance with the requirements hereof.
      (d)        If the applicable Borrower is a Designated Borrower, then the conditions of
Section 2.14 to the designation of such Borrower as a Designated Borrower shall have been met to the satisfaction of the Administrative Agent.
      (e)        In the case of a Credit Extension to be denominated in an Alternative Currency, there shall not have occurred any change in national or international financial, political or economic conditions or currency exchange rates or exchange controls which in the reasonable opinion of the Agents, the Required Lenders (in the case of any Loans to be denominated in an
Alternative Currency) or the L/C Issuer (in the case of any Letter of Credit to be denominated in an Alternative Currency) would make it impracticable for such Credit Extension to be denominated in the relevant Alternative Currency.
      4.03        Representations.
      Each Request for Credit Extension (other than a Committed Loan Notice requesting only a conversion of Committed Loans to the other Type or a continuation of Eurocurrency Rate
Loans) submitted by the Company shall be deemed to be a representation and warranty that the conditions specified in Sections 4.02(a) and (b) have been satisfied on and as of the date of the applicable Credit Extension.
ARTICLE V.
REPRESENTATIONS AND WARRANTIES
      Except as otherwise provided in Section 5.18 and Section 5.19, each Borrower represents and warrants to the Agents and the Lenders that:
      5.01        Existence, Qualification and Power.
      Each Loan Party is a corporation, partnership, limited partnership, limited liability company or other legal business entity duly incorporated or organized as the case may be, validly existing, and in good standing under the laws of the jurisdiction of its formation; has the corporate power and authority to own its assets and to transact the business in which it is now engaged or proposed to be engaged in; and is duly qualified as a foreign corporation or company and in good standing under the laws of each other jurisdiction in which such qualification is required and in which the failure to so qualify would have a Material Adverse Effect.
      5.02        Authorization; No Contravention.
      The execution, delivery, and performance by each Loan Party of the Loan Documents to which each is a party have been duly authorized by all necessary corporate or other organizational action and do not and will not (a) require any consent or approval of the share-
holders or members or other equityholders of such Loan Party not already received or obtained;
(b) contravene such Loan Party's Organizational Documents; (c) violate any provision of any law, rule, regulation (including, without limitation, Regulation U of the Board of Governors of the Federal Reserve System), order writ, judgment, injunction, decree, determination, or award presently in effect having applicability to such Loan Party; (d) result in a breach of or constitute a default under any indenture or loan or credit agreement or any other material agreement, lease, or instrument to which such Loan Party is a party or by which it or its properties may be bound or affected; (e) result in, or require, the creation or imposition of any Lien, upon or with respect to any of the properties now owned or hereafter acquired by such Loan Party except as contemplated, by this Agreement; or (f) cause such Loan Party to be in default under any such law, rule, regulation, order, writ, judgment, injunction, decree, determination, or award or any such indenture, agreement, lease, or instrument.
      5.03        Governmental Authorization; Other Consents.
      No approval, consent, exemption, authorization, or other action by, or notice to, or filing with, any Governmental Authority or any other Person is necessary or required in connection with the execution, delivery or performance by, or enforcement against, any Loan Party of this
Agreement or any other Loan Document.
      5.04        Binding Effect.
      This Agreement and each of the other Loan Documents have been duly and validly executed by each Loan Party that is a party thereto, and delivered to the Administrative Agent, and constitute the legal, valid, and binding obligations of each Loan Party that is a party thereto, enforceable against such Loan Party in accordance with their respective terms, except to the extent that such enforcement may be limited by applicable bankruptcy, insolvency, and other similar laws affecting creditor's rights generally.
      5.05        Financial Statements; No Material Adverse Effect; No Internal Control
Event.
      (a)        Except as set forth on Schedule 5.05 attached hereto, as to the Company and each of its Subsidiaries:
        (i)        The Audited Financial Statements, together with the opinion thereon of
KPMG LLP, independent certified public accountants, and the Company's consolidating balance sheet as of December 31, 2004, and the related consolidating statements of income and retained earnings and cash flows for the year then ended as prepared by the
Company, and the Company's interim consolidated and consolidating balance sheet as of
June 30, 2005, and the related consolidated and consolidating statements of income and retained earnings and cash flows for the six-month period then ended, copies of which have been furnished to the Administrative Agent and the Lenders, fairly present in all material respects their financial condition as at such dates and the results of their operations for the periods covered by such statements, all in accordance with GAAP
(subject to year-end adjustments and the absence of footnotes in the case of the interim financial statements);
        (ii)        since the date of the Audited Financial Statements, there has been no material adverse change in the consolidated condition (financial or otherwise), business, or operations of the Company and its Subsidiaries taken as a whole;
      (iii)        there are no liabilities, fixed or contingent, which are material but are not reflected in the financial statements or in the notes thereto, other than liabilities arising in the ordinary course of business since the date of the last financial statement delivered under (i) above, or liabilities not required to be reflected on a balance sheet under GAAP;
and
      (iv)        the Company and its Subsidiaries are not indebted under any credit agreement, indenture, purchase agreement (excluding trade debt), guaranty, Capital
Lease, or other investment or agreement relating to Indebtedness for Money Borrowed except as disclosed in the financial statements delivered under (i) above or as set forth on
Schedule 5.05 attached hereto as of the Closing Date.
      (b)        No written information, exhibit, or report furnished by any Loan Party to either
Agent or any Lender in connection with the negotiation of this Agreement contained any material misstatement of fact or omitted to state a material fact necessary to make the statement contained therein not materially misleading, other than unknowing misstatements or omissions of facts the occurrence of which could not reasonably have had a material adverse effect on the credit decision of either Agent or the Lenders with regard to the Borrowers taken as a whole;
provided that the foregoing sentence shall not apply to financial and other projections, it being understood that each Borrower represents that financial and other projections provided to the
Agents and the Lenders were made in good faith and based on assumptions believed by each
Borrower to be reasonable, but that no representation is made as to their ultimate accuracy.
      (c)        Since the date of the Audited Financial Statements, no Internal Control Event has
occurred involving (i) fraud of management or other employees who have significant roles in the
Company's internal controls over financial reporting, or (ii) a material weakness in the
Company's internal controls over financial reporting which has or could reasonably be expected to have (individually or in the aggregate) a negative impact on the Company's financial statements in excess of the Threshold Amount, to which the Required Lenders have reasonably objected.
      5.06        Litigation.
      Except as set forth in Schedule 5.06, there is no action, suit, proceeding, claim or dispute pending or, to the knowledge of the Company or any of its Subsidiaries, threatened, at law, in equity, in arbitration or before any Governmental Authority, by or against the Company or any of its Subsidiaries or against any of their properties or revenues that (a) in any one case or in the aggregate, materially adversely affects the financial condition, operations, properties, or business of the Company and its Subsidiaries taken as a whole, or (b) involves a significant risk of any legal impediment to performance by the Loan Parties as a whole of their obligations under the
Loan Documents.
      5.07        No Default.
      Neither the Company nor any Subsidiary is in default under or with respect to any
Contractual Obligation that could, either individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. No Default has occurred and is continuing or would result from the consummation of the transactions contemplated by this Agreement or any other Loan
Document.
      5.08        Ownership of Property; Liens.
      Except as set forth on Schedule 5.08 or in the financial statements referred to in Section
5.05 as of the Closing Date, the Company and each of its Subsidiaries have title to, or valid leasehold interests in, all of its properties and assets, real and personal, including the properties and assets and leasehold interests reflected in the financial statements referred to in Section 5.05 hereof (other than any properties or assets disposed of in the ordinary course of business). None of the properties and assets owned by the Company, the Designated Borrowers or any of their
Subsidiaries, and none of their leasehold interests, is subject to any Lien, except such as may be permitted pursuant to Section 7.01.
      5.09        Environmental Compliance.
      To the best of the Company's and each Designated Borrower's respective knowledge, except as set forth on Schedule 5.09 attached hereto, and except for such matters as could not reasonably be expected to have a Material Adverse Effect, no real property owned or leased by the Company or any of its Subsidiaries is in violation of any applicable Environmental Laws, no
Hazardous Materials are present on any of said real property except in accordance with applicable law and neither the Company nor any of its Subsidiaries has been identified in any litigation, administrative proceedings or investigation as a responsible party for any liability under any Environmental Laws.
      5.10        Insurance.
      The properties of the Company and its Subsidiaries are insured with financially sound and reputable insurance companies not Affiliates or Subsidiaries of the Company, in such amounts, with such deductibles and covering such risks as are customarily carried by companies engaged in similar businesses and owning similar properties in localities where the Company or the applicable Subsidiary operates.
      5.11        Taxes.
      The Company and each of its Subsidiaries have filed all tax returns (foreign, federal, state, and local) required to be filed and, except for such amounts as are contested in good faith and for which adequate reserves are established on its books and records in accordance with
GAAP, have paid all taxes, assessments, and governmental charges and levies thereon to be due, or levied or imposed upon them, including any applicable interest and penalties. The United
States federal income tax liability of the Company and each of its Domestic Subsidiaries has been audited by the Internal Revenue Service or has been finally determined and satisfied for all taxable years up to and including the taxable year ended December 29, 2000. In addition, neither the Company nor any of its Domestic Subsidiaries have any pending material disputes with the
Internal Revenue Service. There is no proposed tax assessment against the Company or any
Subsidiary that would, if made, have a Material Adverse Effect. Neither the Company nor any
Subsidiary thereof is party to any tax sharing agreement.
      5.12        ERISA Compliance.
      Each Plan is in compliance in all respects with all applicable provisions of ERISA.
Except as set forth on Schedule 5.12 attached hereto, no ERISA Event or prohibited transaction or violation of the fiduciary responsibility rules with respect to any Plan has occurred and is continuing with respect to any Plan; no notice of intent to terminate a Plan has been filed nor has any Plan been terminated under circumstances which could result in any material liability to the
PBGC; no circumstances exist which constitute grounds under Section 4042 of ERISA entitling the PBGC to institute proceedings to terminate, or appoint a trustee to administrate, a Plan, nor has the PBGC instituted any such proceedings; except as previously disclosed to each Lender in writing prior to the Closing Date, neither the Company nor any of its Subsidiaries, nor any of their respective ERISA Affiliates has, within the last six years, completely or partially withdrawn under Sections 4201 or 4204 of ERISA from a Multiemployer Plan to the extent ERISA applies to such Loan Party; the Company, and each of its Subsidiaries and each ERISA Affiliate have met their minimum funding requirements under ERISA with respect to each Plan and there is no accumulated funding deficiency (as defined in Section 302 of ERISA) with respect to any Plan to which such standard applies; and neither the Company, the other Loan Parties nor any ERISA
Affiliate has incurred any liability to the PBGC under ERISA (other than for payment of premiums to PBGC not delinquent). Notwithstanding the foregoing, there shall not be deemed to be any breach of representation under this Section 5.12 unless the matters described herein would reasonably be expected to cause a Material Adverse Effect.
      5.13        Subsidiaries; Equity Interests.
      Set forth on Schedule 5.13 attached hereto as of the Closing Date is a complete and accurate list of, and an organization chart showing, all the direct and indirect Subsidiaries of the
Company, showing the jurisdiction of incorporation of each, and showing the percentage and manner of ownership of the outstanding stock of each Subsidiary. All of the Foreign Obligors and all of the Domestic Subsidiaries which are Loan Parties are wholly-owned Subsidiaries, directly or indirectly, of the Company (with the exception of director qualifying shares in any
Subsidiary). To the Borrowers' knowledge, all of the outstanding Equity Interests of each
Subsidiary have been validly issued, fully paid and are nonassessable, and such Equity Interests are owned free and clear of all Liens except those permitted by Section 7.01 hereof. To the
Borrowers' knowledge, all of the outstanding Equity Interests of the Company have been validly issued, fully paid and are nonassessable.
      5.14        Margin Regulations; Investment Company Act; Public Utility Holding
Company Act.
      (a)        The proceeds of the borrowings made hereunder will be used by the Company and the Designated Borrowers only for the purposes expressly authorized herein. None of such proceeds will be used, directly or indirectly, for the purpose of purchasing or carrying any margin stock or for the purpose of reducing or retiring any Indebtedness which was originally incurred to purchase or carry margin stock or for any other purpose which violates or which would be inconsistent with Regulation U (12 CFR Part 221) or Regulation X (12 CFR Part 224)
of the Board. Neither the Company nor any of the Designated Borrowers nor any agent acting on its behalf has taken or will take any action which might cause this Agreement or any of the documents or instruments delivered pursuant hereto to violate any regulation of the Board or to violate the Securities Exchange Act of 1934, as amended, or the Securities Act of 1933, as amended, or any state securities laws, in each case as in effect on the date hereof.
      (b)        No Loan Party nor any Person Controlling the Company or any Subsidiary is (i)
an "investment company," or an "affiliated person" of, or "promoter" or "principal underwriter"
for, an "investment company", as such terms are defined in the Investment Company Act of
1940, as amended (15 U.S.C. S 80a-1, et seq.) or (ii) a "holding company" or a "subsidiary company" or "affiliate" of a "holding company" as such terms are defined in the Public Utility
Holding Company Act of 1935, as amended. The application of the proceeds of the Loans and repayment thereof by the Loan Parties and the performance by the Loan Parties of the transactions contemplated by the Loan Documents will not violate any provision of said Act, or any rule, regulation or order issued by the SEC thereunder, in each case as in effect on the date hereof.
      5.15        Disclosure.
      Neither (a) this Agreement or any other Loan Document or certificate or document executed and delivered by or on behalf of the Company or any Subsidiary in accordance with or pursuant to any Loan Document nor (b) any written statement provided to either Agent in connection with the negotiation or preparation of the Loan Documents contains any misrepresentation or untrue statement of material fact or omits to state a material fact necessary, in light of the circumstance under which it was made, in order to make any warranty, representation or statement contained therein not misleading.
      5.16        Compliance with Laws.
      Except as otherwise specifically disclosed in this Article V or on any Schedule referred to herein or except as could not reasonably be expected to have a Material Adverse Effect, the
Company and each of its Subsidiaries are in compliance with all laws, rules, regulations and orders applicable to any of them or any of their respective properties.
      5.17        Intellectual Property; Licenses, Etc.
      Except as set forth on Schedule 5.17 (all of which could not reasonably be expected to result in a Material Adverse Effect) and as could not reasonably be expected to have a Material
Adverse Effect, (a) the Company and each of its Subsidiaries possess all licenses, permits, fran-
chises, patents, copyrights, trademarks, and tradenames or rights thereto, necessary for the conduct of its business substantially as now conducted and as presently proposed to be conducted, without conflict with the rights of other Persons, and (b) neither the Company nor any of its Subsidiaries are in violation of any valid rights of others with respect to any of the foregoing. No claim or litigation regarding any of the foregoing is pending or, to the best knowledge of the Company, threatened, which, either individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.
      5.18         Representations as to Foreign Obligors.
      Each of the Company and each Foreign Obligor represents and warrants to the Agents and the Lenders that:
      (a)        Such Foreign Obligor is subject to civil and commercial Laws with respect to its obligations under this Agreement and the other Loan Documents to which it is a party
(collectively as to such Foreign Obligor, the "Applicable Foreign Obligor Documents"), and the
execution, delivery and performance by such Foreign Obligor of the Applicable Foreign Obligor
Documents constitute and will constitute private and commercial acts and not public or governmental acts. Neither such Foreign Obligor nor any of its property has any immunity from jurisdiction of any court or from any legal process (whether through service or notice, attachment prior to judgment, attachment in aid of execution, execution or otherwise) under the laws of the jurisdiction in which such Foreign Obligor is organized and existing in respect of its obligations under the Applicable Foreign Obligor Documents.
      (b)        The Applicable Foreign Obligor Documents are in proper legal form under the
Laws of the jurisdiction in which such Foreign Obligor is organized and existing for the enforcement thereof against such Foreign Obligor under the Laws of such jurisdiction, and to ensure the legality, validity, enforceability, priority or admissibility in evidence of the Applicable
Foreign Obligor Documents. It is not necessary to ensure the legality, validity, enforceability, priority or admissibility in evidence of the Applicable Foreign Obligor Documents that the
Applicable Foreign Obligor Documents be filed, registered or recorded with, or executed or notarized before, any court or other authority in the jurisdiction in which such Foreign Obligor is organized and existing or that any registration charge or stamp or similar tax be paid on or in respect of the Applicable Foreign Obligor Documents or any other document, except for (i) any such filing, registration, recording, execution or notarization as has been made or is not required to be made until the Applicable Foreign Obligor Document or any other document is sought to be enforced and (ii) any charge or tax as has been timely paid.
      (c)        There is no tax, levy, impost, duty, fee, assessment or other governmental charge, or any deduction or withholding, imposed by any Governmental Authority in or of the jurisdiction in which such Foreign Obligor is organized and existing either (i) on or by virtue of the execution or delivery of the Applicable Foreign Obligor Documents or (ii) on any payment to be made by such Foreign Obligor pursuant to the Applicable Foreign Obligor Documents, except as has been disclosed to the Administrative Agent.
      (d)        The execution, delivery and performance of the Applicable Foreign Obligor
Documents executed by such Foreign Obligor are, under applicable foreign exchange control regulations of the jurisdiction in which such Foreign Obligor is organized and existing, not subject to any notification or authorization except (i) such as have been made or obtained or (ii)
such as cannot be made or obtained until a later date (provided that any notification or authorization described in clause (ii) shall be made or obtained as soon as is reasonably practicable).
      5.19        Representations as to Dutch Foreign Obligors.
       Each Dutch Foreign Obligor represents and warrants to the Agents and the Lenders that:
      (a)        On the date of this Agreement, such Dutch Foreign Obligor has verified the status of each Person which is a Lender under a Loan Document on such date and each such Lender is either (i) a PMP in accordance with the requirements of the Dutch Exemption Regulation and the
Dutch Policy Guidelines and/or (ii) is exempted from the PMP requirement because it forms a closed circle (gesloten kring) with the relevant Dutch Foreign Obligor; and
      (b)        As of the date on which an Eligible Assignee (or any other Person to whom any
Lender assigns any of its rights under a Loan Document) becomes a Lender under a Loan
Document, if it is a requirement of Dutch law that such Eligible Assignee (or other Person) be a
PMP, such Dutch Foreign Obligor represents and warrants to the Lenders on the date on which each such Eligible Assignee (and each such other Person) becomes a party to a Loan Document as a Lender that such Dutch Foreign Obligor has verified the status of such Eligible Assignee (or such Person) on such date and each such Lender is either (i) a PMP in accordance with the requirements of the Dutch Exemption Regulation and the Dutch Policy Guidelines and/or (ii) is
exempted from the PMP requirement because it forms a closed circle (gesloten kring) with the relevant Dutch Foreign Obligor.
ARTICLE VI.
AFFIRMATIVE COVENANTS
      So long as any Lender shall have any Commitment hereunder, any Loan or other
Obligation hereunder shall remain unpaid or unsatisfied, or any Letter of Credit shall remain outstanding, the Company shall, and shall (except in the case of the covenants set forth in
Sections 6.01, 6.02, and 6.03) cause each Subsidiary to:
      6.01        Financial Statements.
      Deliver to each Agent and each Lender, in form and detail reasonably satisfactory to the
Administrative Agent and the Required Lenders:
      (a)        as soon as available, but in any event within 90 days (or such earlier date as the
Company is required by the SEC to file the same with the SEC) after the end of each fiscal year of the Company, a consolidated and consolidating balance sheet of the Company and its
Subsidiaries as at the end of such fiscal year, and the related consolidated and consolidating statements of income, shareholders' equity and cash flows for such fiscal year, setting forth in each case in comparative form the figures for the previous fiscal year, all in reasonable detail and prepared in accordance with GAAP, such consolidated statements to be audited, it being understood that such consolidated statement may be provided in the form of a copy of the
Company's Form 10-K as filed with the SEC, and accompanied by (i) a report and opinion of a
Registered Public Accounting Firm of nationally recognized standing reasonably acceptable to the Required Lenders, which report and opinion shall be prepared in accordance with generally accepted auditing standards and applicable Securities Laws and shall not be subject to any
"going concern" or like qualification or exception or subject to any qualification or exception as to the scope of such audit to which the Required Lenders reasonably object, and (ii) an attestation report of such Registered Public Accounting Firm as to the Borrower's internal controls pursuant to Section 404 of Sarbanes-Oxley expressing a conclusion which does not have or could not reasonably be expected to have (individually or in the aggregate) a negative impact on the Company's consolidated financial statements in excess of the Threshold Amount to which the Required Lenders reasonably object, and such consolidating statements to be certified by a
Responsible Officer of the Company to the effect that such statements are fairly stated in all material respects when considered in relation to the consolidated financial statements of the
Company and its Subsidiaries; and
      (b)        as soon as available, but in any event within 45 days after the end of each of the first three fiscal quarters of each fiscal year of the Company, a consolidated and consolidating balance sheet of the Company and its Subsidiaries as at the end of such fiscal quarter, and the related consolidated and consolidating statements of income, shareholders' equity and cash flows for such fiscal quarter and for the portion of the Company's fiscal year then ended, setting forth in each case in comparative form the figures for the corresponding fiscal quarter of the previous fiscal year and the corresponding portion of the previous fiscal year, all in reasonable detail, it being understood that such consolidated statement may be provided in the form of a copy of the
Company's Form 10-Q as filed with the SEC, and such consolidated statements to be certified by a Responsible Officer of the Company as fairly presenting the financial condition, results of operations, shareholders' equity and cash flows of the Company and its Subsidiaries in accordance with GAAP, subject only to normal year-end audit adjustments and the absence of footnotes and such consolidating statements to be certified by a Responsible Officer of the
Company to the effect that such statements are fairly stated in all material respects when considered in relation to the consolidated financial statements of the Company and its
Subsidiaries; and
      (c)        as soon as available, but in any event within 75 days after the commencement of each fiscal year of the Company, an annual forecast prepared by management of the Company, in form reasonably satisfactory to the Administrative Agent, of consolidated balance sheets and statements of income and cash flows of the Company and its Subsidiaries on a quarterly basis for such fiscal year (including the fiscal year in which the Maturity Date occurs).
As to any information contained in materials furnished pursuant to Section 6.02(d), the Company shall not be separately required to furnish such information under clause (a) or (b) above, but the foregoing shall not be in derogation of the obligation of the Company to furnish the information and materials described in clauses (a) and (b) above at the times specified therein.
      6.02        Certificates; Other Information.
      Deliver to each Agent and each Lender, in form and detail satisfactory to the
Administrative Agent and the Required Lenders:
      (a)        concurrently with the delivery of the financial statements referred to in
Sections 6.01(a) and (b), a duly completed Compliance Certificate signed by a Responsible
Officer of the Company;
      (b)        promptly after any request by any Agent or Lender, copies of any detailed audit reports, management letters or recommendations submitted to the board of directors (or the audit committee of the board of directors) of the Company by independent accountants in connection with the accounts or books of the Company or any Subsidiary, or any audit of any of them;
      (c)        promptly after the same are available, copies of each annual report, proxy or financial statement or other report or communication sent to the stockholders of the Company, and copies of all annual, regular, periodic and special reports and registration statements which the Company may file or be required to file with the SEC under Section 13 or 15(d) of the
Securities Exchange Act of 1934, and not otherwise required to be delivered to the
Administrative Agent pursuant hereto;
      (d)        promptly after the furnishing thereof, copies of any statement or report furnished to any holder of debt securities, if any, of any Loan Party pursuant to the terms of any indenture, loan or credit or similar agreement and not otherwise required to be furnished to the Lenders pursuant to Section 6.01 or any other clause of this Section 6.02;
      (e)        promptly, and in any event within five Business Days after receipt thereof by any
Loan Party or any Subsidiary thereof, copies of each notice or other correspondence received from the SEC (or comparable agency in any applicable non-U.S. jurisdiction) concerning any investigation or possible investigation or other inquiry by such agency regarding financial or other operational results of any Loan Party or any Subsidiary thereof;
      (f)        as soon as possible and in any event within five days after a Responsible Officer knows or has reason to know that the Company or any Subsidiary intends to discontinue any line of business generating net revenues in excess of 10% of the Company's consolidated net revenues for the most recently completed fiscal year, certificate of a Responsible Officer setting forth details as to such discontinuance and describing the effect of such discontinuance on the financial condition, properties and operations of the Company and its Subsidiaries; and
      (g)        promptly, such additional information regarding the business, financial or corporate affairs of the Company or any Subsidiary, or compliance with the terms of the Loan
Documents, as any Agent or Lender may from time to time reasonably request.
      Documents required to be delivered pursuant to Section 6.01(a) or (b) or Section 6.02(d)
(to the extent any such documents are included in materials otherwise filed with the SEC) may be delivered electronically and if so delivered, shall be deemed to have been delivered on the date (i) on which the Company posts such documents, or provides a link thereto on the
Company's website on the Internet at the website address listed on Schedule 10.02; or (ii) on which such documents are posted on the Company's behalf on an Internet or intranet website, if any, to which each Lender and Agent have access (whether a commercial, third-party website or whether sponsored by the Administrative Agent); provided that: (i) the Company shall deliver paper copies of such documents to any Agent or Lender that requests the Company to deliver such paper copies until a written request to cease delivering paper copies is given by such Agent or Lender and (ii) the Company shall notify each Agent and Lender (by telecopier or electronic mail) of the posting of any such documents and provide to the Administrative Agent by electronic mail electronic versions (i.e., soft copies) of such documents. Notwithstanding anything contained herein, in every instance the Company shall be required to provide paper copies of the Compliance Certificates required by Section 6.02(b) to the Administrative Agent.
Except for such Compliance Certificates, the Administrative Agent shall have no obligation to request the delivery or to maintain copies of the documents referred to above, and in any event shall have no responsibility to monitor compliance by the Company with any such request for delivery, and each Lender shall be solely responsible for requesting delivery to it or maintaining its copies of such documents.
      Each Borrower hereby acknowledges that (a) the Administrative Agent and/or the
Arranger will make available to the Lenders and the L/C Issuer materials and/or information provided by or on behalf of such Borrower hereunder (collectively, "Borrower Materials") by posting the Borrower Materials on IntraLinks or another similar electronic system (the
"Platform"), and (b) none of the proposed Lenders will be "public-side" Lenders (i.e. Lenders that do not wish to receive material non-public information with respect to the Company or its
Equity Interests). The Information supplied pursuant hereto shall be subject to the confidentiality provisions of Section 10.07.
      6.03        Notices.
      Promptly notify each Agent and Lender:
      (a)        of the occurrence of any Default;
      (b)        of any matter that has resulted or could reasonably be expected to result in a
Material Adverse Effect, including (i) breach or non-performance of, or any default under, a
Contractual Obligation of the Company or any Subsidiary; (ii) any dispute, litigation, investigation, proceeding or suspension between the Company or any Subsidiary and any
Governmental Authority; or (iii) the commencement of, or any material development in, any litigation or proceeding affecting the Company or any Subsidiary, including pursuant to any applicable Environmental Laws;
      (c)        of the occurrence of any ERISA Event;
      (d)        of any material change in accounting policies or financial reporting practices by the Company or any Subsidiary;
(e)        of the occurrence of any Internal Control Event; and
      (f)        of any announcement by Moody's or S&P of any change or possible change in a
Debt Rating of the Company, if any.
      Each notice pursuant to this Section shall be accompanied by a statement of a
Responsible Officer of the Company setting forth details of the occurrence referred to therein and stating what action the Company has taken and proposes to take with respect thereto. Each notice pursuant to Section 6.03(a) shall describe with particularity any and all provisions of this
Agreement and any other Loan Document that have been breached.
      6.04        Payment of Obligations.
      Pay and discharge as the same shall become due and payable, all its obligations and liabilities, including (a) all tax liabilities, assessments and governmental charges or levies upon it or its properties or assets, unless the same are being contested in good faith by appropriate proceedings diligently conducted and adequate reserves in accordance with GAAP are being maintained by the Company and its Subsidiaries on a consolidated basis; (b) all lawful claims which, if unpaid, would by law become a Lien upon its property, unless the same are being contested in good faith by appropriate proceedings diligently conducted and adequate reserves in accordance with GAAP are being maintained by the Company and its Subsidiaries on a consolidated basis and so long as no foreclosure or other similar proceedings shall have been commenced against such property (the foregoing clause related to foreclosure or other similar proceedings shall not apply to foreclosure or other similar proceedings against precious, semi-
precious or other metal under leases, consignments or similar arrangements relating to the same);
and (c) all Indebtedness, as and when due and payable, but subject to any subordination provisions contained in any instrument or agreement evidencing such Indebtedness, unless the same are being contested in good faith by appropriate proceedings diligently conducted and adequate reserves in accordance with GAAP are being maintained by the Company and its
Subsidiaries on a consolidated basis and so long as no Event of Default under Section 8.01(e) or
(h) exists with respect thereto.
      6.05        Preservation of Existence, Etc.
      (a) Preserve and maintain (i) its Organizational Documents or equivalent documents and, with respect to each Loan Party only, in the forms delivered to the Administrative Agent on or prior to the date hereof, except for such changes or amendments as would not be materially adverse to the Lenders, (ii) each business segment which generated gross revenues in excess of the Threshold Amount during any calendar year since 2000; and (iii) its corporate or other legal existence and good standing in the jurisdiction of its incorporation or organization, and (b)
qualify and remain qualified, as a foreign corporation in each jurisdiction referred to in Section
5.01 above; provided that this Section 6.05 shall not apply to any action permitted under Sections
7.04 or 7.05.
      6.06        Maintenance of Properties.
      Maintain and preserve all of its material properties (tangible and intangible) necessary or useful in the proper conduct of its business in good working order and condition, casualty covered by insurance and ordinary wear and tear excepted.
      6.07        Maintenance of Insurance.
      Maintain insurance with financially sound and reputable insurance companies or associations, in each case not Affiliates or Subsidiaries of the Company, with respect to its properties and business in such amounts and covering such risks as are usually carried by companies engaged in the same or a similar business and similarly situated, which insurance may provide for reasonable deductibility from coverage thereof.
      6.08        Compliance with Laws.
      Comply in all material respects with the requirements of all Laws and all orders, writs, injunctions and decrees applicable to it or to its business or property, except in such instances in which (a) such requirement of Law or order, writ, injunction or decree is being contested in good faith by appropriate proceedings diligently conducted; or (b) the failure to comply therewith could not reasonably be expected to have a Material Adverse Effect.
      6.09        Books and Records.
      Keep accurate records and books of record and account, in which complete, true and correct entries in conformity with GAAP consistently applied shall be made, reflecting all material financial transactions of the Company and its Subsidiaries. Keep accurate records and books of account in material conformity with all applicable requirements of any Governmental
Authority having regulatory jurisdiction over the Company or such Subsidiary, as the case may
be.
      6.10        Inspection Rights.
      Permit representatives and independent contractors of each Agent and Lender to visit and inspect any of its properties, to examine its corporate, financial and operating records, and make copies thereof or abstracts therefrom (with respect to financial, SEC and other similar information), and to discuss its affairs, finances and accounts with its directors, officers, and independent public accountants, all at the expense of the Company and at such reasonable times during normal business hours and as often as may be reasonably desired, upon reasonable advance notice to the Company; provided, however, that when an Event of Default exists any
Agent or Lender (or any of their respective representatives or independent contractors) may do any of the foregoing at the expense of the Company at any time during normal business hours and without advance notice.
      6.11        Use of Proceeds.
      Use the proceeds of the Credit Extensions for general corporate purposes, including without limitation Permitted Acquisitions, not in contravention of any Law or of any Loan
Document.
      6.12        Approvals and Authorizations.
      Maintain all authorizations, consents, approvals and licenses from, exemptions of, and filings and registrations with, each Governmental Authority of the jurisdiction in which each
Foreign Obligor is organized and existing, and, except to the extent the same could not reasonably be expected to result in a Material Adverse Effect, all approvals and consents of each other Loan Party in such jurisdiction, in each case that are required in connection with the Loan
Documents.
      6.13        Additional Subsidiary Guarantors.
      Notify the Administrative Agent at the time that any Person becomes a Domestic
Subsidiary which is a Material Subsidiary, and promptly thereafter (and in any event within 30 days), cause such Person to (a) become a Subsidiary Guarantor by executing and delivering to the Agents a counterpart of the Subsidiary Guaranty or such other document as the
Administrative Agent shall deem appropriate for such purpose, and (b) deliver to the
Administrative Agent documents of the types referred to in clauses (iii) and (iv) of Section
4.01(a) and favorable opinions of counsel to such Person (which shall cover, among other things, the legality, validity, binding effect and enforceability of the documentation referred to in clause
(a)), all in form, content and scope reasonably satisfactory to the Administrative Agent.
ARTICLE VII.
NEGATIVE COVENANTS
      So long as any Lender shall have any Commitment hereunder, any Loan or other
Obligation hereunder shall remain unpaid or unsatisfied, or any Letter of Credit shall remain outstanding, the Company shall not, nor shall it permit any Subsidiary to, directly or indirectly:
      7.01        Liens.
      Create, incur, assume or suffer to exist any Lien upon any of its property, assets or revenues, whether now owned or hereafter acquired, other than the following:
      (a)        Liens pursuant to any Loan Document;
      (b)        Liens existing on the date hereof and listed on Schedule 7.01(b) attached hereto and any extensions or renewals thereof, provided that (i) the property covered thereby is not changed, (ii) the amount secured or benefited thereby is not increased except as permitted by
Section 7.03(b), (iii) the direct or any contingent obligor with respect thereto is not changed, and
(iv) any renewal or extension of the obligations secured or benefited thereby is permitted by
Section 7.03(b);
      (c)        Liens for taxes not yet due or which are being contested in good faith and by appropriate proceedings diligently conducted, if adequate reserves with respect thereto are maintained on the books of the applicable Person in accordance with GAAP;
      (d)        carriers', warehousemen's, mechanics', materialmen's, repairmen's or other like
Liens arising in the ordinary course of business which are not overdue for a period of more than
60 days or which are being contested in good faith and by appropriate proceedings diligently conducted, if adequate reserves with respect thereto are maintained on the books of the applicable Person;
      (e)        pledges or deposits in the ordinary course of business in connection with workers'
compensation, unemployment insurance and other social security legislation, other than any Lien imposed by ERISA;
      (f)        deposits to secure the performance of bids, trade contracts and leases (other than
Indebtedness), statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business;
      (g)        easements, rights-of-way, restrictions and other similar encumbrances affecting real property which, in the aggregate, are not substantial in amount, and which do not in any case materially detract from the value of the property subject thereto or materially interfere with the ordinary conduct of the business of the applicable Person;
      (h)        Liens securing judgments for the payment of money not constituting an Event of
Default under Section 8.01(h);
      (i)        Liens securing Indebtedness permitted under Section 7.03(e); provided that (i)
such Liens do not at any time encumber any property other than the property financed by such
Indebtedness and (ii) the Indebtedness secured thereby does not exceed the cost or fair market value, whichever is lower, of the property being acquired on the date of acquisition;
      (j)        Liens securing Indebtedness of a Subsidiary to the Company or any other
Domestic Loan Party permitted under Section 7.03(g)(i);
      (k)        Liens now or hereafter granted to suppliers of precious, semi-precious, or other metals pursuant to leases, consignments or other arrangements entered into by the Company or any Subsidiary in the ordinary course of business, provided that such Liens attach only to the precious, semi-precious, or other metals so supplied and such Liens in existence on the date hereof are listed on Schedule 7.01(k); and
      (l)        other Liens securing obligations, other than Indebtedness for Money Borrowed, aggregating not more than $15,000,000 at any time and from time to time outstanding for the
Company and its Subsidiaries; provided such Liens do not attach to all or substantially all of the assets of any Loan Party.
      7.02        Investments.
      Make any Investments, except:
      (a)        Investments held by the Company or such Subsidiary in the form of (i) cash,
(ii) direct obligations of the United States or any agency thereof with maturities of one year or less from the date of acquisition, (iii) commercial paper of a domestic issuer rated at least "A-1"
by Standard & Poor's Corporation or "P1" by Moody's Investors Services, Inc., (iv) certificates of deposit with maturities of one year or less from the date of acquisition issued by any commercial bank having capital and surplus in excess of One Hundred Million Dollars (US
$100,000,000), or (v) money market funds rated at least A-1 by S&P or P-1 by Moody's which offer daily purchase and redemption privileges;
      (b)        advances to officers, directors and employees of the Company and Subsidiaries in an aggregate amount not to exceed $500,000 at any time outstanding, for travel, entertainment, relocation and analogous ordinary business purposes;
      (c)        Investments in the Company or any Subsidiary existing as of the Closing Date and disclosed on Schedule 7.02;
      (d)        Investments (i) by the Company or any Domestic Loan Party in any Domestic
Loan Parties, (ii) by Loan Parties who are Foreign Subsidiaries in any Loan Party which is a
Foreign Subsidiary or a Domestic Loan Party, (iii) by any Loan Party in any Subsidiary which is not a Domestic Loan Party in an aggregate amount for all such Investments by all such Loan
Parties not exceeding 10% of Consolidated Total Assets of the Company and its Subsidiaries in
any fiscal year, and (iv) by Subsidiaries who are not Loan Parties in any wholly-owned direct or indirect Subsidiaries; provided, that in each such case, (x) all Investments, if applicable, shall be subject to the limitation set forth in Section 7.05(d)(ii) on transfers of plant, property and equipment to Foreign Subsidiaries, and (y) all Investments in the form of Indebtedness issued by any Loan Party shall be subject to the limitation set forth in clause (B) of the proviso to Section
7.03(g)(ii);
      (e)        Investments consisting of extensions of credit in the nature of accounts receivable or notes receivable arising from the grant of trade credit in the ordinary course of business, and
Investments received in satisfaction or partial satisfaction thereof from financially troubled account debtors to the extent reasonably necessary in order to prevent or limit loss;
      (f)        Guarantees permitted by Section 7.03 and Investments resulting from
Dispositions permitted by Section 7.05(d);
(g)        Permitted Acquisitions;
      (h)        Investments arising out of the assumption of Indebtedness permitted under
Section 7.03(h); and
      (i)        other Investments not exceeding $25,000,000 in the aggregate in any fiscal year of the Company.
      7.03        Indebtedness.
      Create, incur, assume or suffer to exist any Indebtedness or Guaranties, except:
      (a)        Indebtedness under the Loan Documents;
      (b)        Indebtedness outstanding on the date hereof and listed on Schedule 7.03(b) and any refinancings, refundings, renewals or extensions thereof; provided that the amount of such
Indebtedness is not increased at the time of such refinancing, refunding, renewal or extension except by an amount equal to accrued, but unpaid interest thereon, a reasonable premium or other reasonable amount paid, and fees and expenses reasonably incurred, in connection with such refinancing and by an amount equal to any existing commitments unutilized thereunder;
      (c)        (i) Guarantees by endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business, (ii) Guarantees under which the aggregate potential consolidated liabilities of the Company cannot at any time exceed
$30,000,000, plus the Guarantees referred to in subsections (i) and (iii) hereof, (iii) Guarantees for obligations of any Subsidiary under any lease and/or consignment agreement relating to precious, semi-precious, or other metals to be consumed in the operations of such Subsidiary or
Subsidiaries in the ordinary course of business, and (iv) Guarantees of Indebtedness otherwise permitted under this Section 7.03 or other contractual obligations of the Company and its
Subsidiaries not in violation of this Agreement;
      (d)        obligations (contingent or otherwise) of the Company or any Subsidiary existing or arising under any Swap Contract, provided that (i) such obligations are (or were) entered into by such Person in the ordinary course of business for the purpose of directly mitigating risks associated with liabilities, commitments, investments, assets, or property held or reasonably anticipated by such Person, or changes in the value of securities issued by such Person, and not for purposes of speculation or taking a "market view;" and (ii) such Swap Contract does not contain any provision exonerating the non-defaulting party from its obligation to make payments on outstanding transactions to the defaulting party;
      (e)        Indebtedness in respect of Capital Leases, Synthetic Leases and purchase money obligations for fixed or capital assets within the limitations set forth in Section 7.01(i); provided, however, that the aggregate amount of all such Indebtedness at any one time outstanding shall not exceed $25,000,000;
      (f)        unsecured Indebtedness of the Company and its Subsidiaries subordinated to the
Obligations on written terms satisfactory to the Administrative Agent ("Subordinated
Indebtedness");
      (g)        (i) Indebtedness of the Company or any of its Subsidiaries owed to the Company or any Domestic Loan Party, and (ii) unsecured Indebtedness of the Company or any of its
Subsidiaries owed to wholly-owned direct or indirect Subsidiaries of the Company which are not
Domestic Loan Parties; provided, that, in each case, (A) such unsecured Indebtedness constitutes a loan or advance or other Investment made by the lender thereof in accordance with Section
7.02, and (B) in the case of Indebtedness of any Loan Party, if such Indebtedness is in excess of
$25,000,000 in the aggregate, then an amount not less than all such excess Indebtedness must be subordinated to the Obligations on written terms (including postponement of rights of subrogation) satisfactory to the Administrative Agent, as set forth in Schedule 7.03(g) hereto;
      (h)        any unsecured intercompany Indebtedness of a Foreign Obligor assumed by another Foreign Obligor or a Foreign Subsidiary which is not a Foreign Obligor; and any unsecured intercompany Indebtedness of a Foreign Subsidiary which is not a Foreign Obligor assumed by another Foreign Subsidiary which is not a Foreign Obligor; and
      (i)        unsecured Indebtedness in an aggregate principal amount of the Company and its
Subsidiaries not to exceed $50,000,000 at any time outstanding.
      7.04        Fundamental Changes.
      Merge, dissolve, liquidate, consolidate with or into another Person, or Dispose of
(whether in one transaction or in a series of transactions) all or substantially all of its assets
(whether now owned or hereafter acquired) to or in favor of any Person, or amend, modify or terminate any of its Organizational Documents, except that, so long as no Default exists or would result therefrom:
      (a)        any Subsidiary may merge with (i) the Company, provided that the Company shall be the continuing or surviving Person, (ii) any Subsidiary of the Company which is not a
Loan Party may merge or consolidate with any other Subsidiary of the Company which is not a
Loan Party, (iii) any Subsidiary of the Company, whether or not such Person is a Loan Party, may merge or consolidate with any Subsidiary of the Company as long as the surviving entity is or then becomes a Loan Party, and (iv) any other Person in order to effect a Permitted
Acquisition;
      (b)        any Subsidiary may Dispose of all or substantially all of its assets (upon voluntary liquidation or otherwise) to the Company or to another Subsidiary; provided that (i) if the transferor in such a transaction is a wholly-owned direct or indirect Subsidiary, then the transferee must either be the Company or another wholly-owned direct or indirect Subsidiary, (ii)
if the transferor in such transaction is a Domestic Loan Party, then the transferee must be another
Domestic Loan Party, and (iii) if the transferor is a Domestic Subsidiary and the transferee is a
Foreign Subsidiary, such Dispositions to Foreign Subsidiaries shall be limited in the aggregate as set forth in Section 7.05(d) below;
      (c)        The Company and the Subsidiaries may amend or modify their Organizational
Documents in a manner that is not adverse in any material respect to the interests of the Lenders;
and
      (d)        Any Subsidiary which is not a Loan Party may liquidate or dissolve and dispose of its property pursuant to, and in accordance with, Section 7.05.
      7.05        Dispositions.
      Make any Disposition or enter into any agreement to make any Disposition, except:
      (a)        Dispositions of obsolete or worn out property, whether now owned or hereafter acquired, in the ordinary course of business;
      (b)        Dispositions of inventory in the ordinary course of business;
      (c)        Dispositions of equipment or real property to the extent that (i) such property is exchanged for credit against the purchase price of similar replacement property or (ii) the proceeds of such Disposition are reasonably promptly applied to the purchase price of such replacement property;
      (d)        Dispositions of property (i) by the Company or any Subsidiary to the Company or
to any wholly-owned direct or indirect Subsidiary; provided that (A) if the transferor of such property is a Domestic Loan Party, the transferee thereof must be another Domestic Loan Party, or, if the property transferred is Equity Interests in one of CST Electronics Co., Ltd., Technitrol
Singapore Holdings Pte. Ltd. or Pulse Electronics (Singapore) Pte. Ltd., the transferee thereof may be another one of such CST Electronics, Inc., Technitrol Singapore Holdings Ptd. Ltd. or
Pulse Electronics (Singapore) Ptd. Ltd., (B) if the transferor of such property is a Foreign
Obligor or a Subsidiary of a Foreign Obligor, the transferee thereof must be a Domestic Loan
Party or a wholly-owned direct or indirect Subsidiary of such Foreign Obligor, and (C) no sales, leases, assignments or other transfers of plant, property and equipment with an aggregate book value in excess of $25,000,000 in the aggregate after the Closing Date shall be permitted by
Domestic Subsidiaries to Foreign Subsidiaries or (ii) by the Company or any Subsidiary to the
Company or to a wholly-owned direct or indirect Subsidiary, provided that the aggregate value of property so transferred shall not exceed $5,000,000 in any fiscal year;
      (e)        Dispositions by the Company or any of its Subsidiaries of property pursuant to sale-leaseback transactions, provided that the higher of book value or fair value of all property so
Disposed of by all such Persons shall not exceed $10,000,000 after the Closing Date;
      (f)        leases and licenses in the ordinary course of business consistent with past practices; provided such leases and licenses are not for all or substantially all of the Company's or such Subsidiary's property; and
      (g)        Dispositions by the Company or any Subsidiary of real or personal property which does not constitute a material part of its assets in arm's length transactions for fair market value, provided that (i) at the time of such Disposition, no Default shall exist or would result from such Disposition, (ii) the aggregate book value of all property Disposed of in reliance on this clause (g) in any fiscal year shall not exceed $20,000,000 to Persons other than the Company and its Subsidiaries, and (iii) the aggregate book value of all property Disposed of in reliance on this clause (g) to all Persons (including without limitation the Company and its Subsidiaries) in any fiscal year shall not exceed $30,000,000.
      7.06        Restricted Payments.
      Declare or make, directly or indirectly, any Restricted Payment, or incur any obligation
(contingent or otherwise) to do so, or issue or sell any Equity Interests, except that, so long as no
Event of Default shall have occurred and be continuing at the time of any action described below or would reasonably be expected to result therefrom:
      (a)        each Subsidiary may make Restricted Payments to the Company or any other
Domestic Subsidiary; any Foreign Obligor may make Restricted Payments to any other Foreign
Obligor; and each Subsidiary which is not a Loan Party may make Restricted Payments to any other Subsidiary;
      (b)        the Company and each Subsidiary may declare and make dividend payments or other distributions payable solely in the common stock or other common Equity Interests of such
Person;
      (c)        the Company and each Subsidiary may purchase, redeem or otherwise acquire
Equity Interests issued by it with the proceeds received from the substantially concurrent issue of new shares of its common stock or other common Equity Interests;
      (d)        the Company may declare or pay cash dividends to its stockholders approved by its Board of Directors from time to time; provided that the Company reasonably believes that no
Default or Event of Default would reasonably be expected to exist as of the end of the fiscal quarter in which such cash dividend is declared or paid;
      (e)        the Company may declare or pay cash dividends to its stockholders approved by its Board of Directors from time to time, notwithstanding the fact that a Default or Event of
Default exists hereunder or would reasonably be expected to exist as of the end of the fiscal quarter in which such cash dividend is declared or paid, provided that (i) no Event of Default exists under Section 8.01(a) (i) or (ii) or 8.01(f), (ii) the aggregate amount of all such dividends paid or declared under this Section 7.06(e) after the Closing Date does not exceed $10,000,000, and (iii) the amount of such dividends are consistent with past practices.
      (f)        the Company may purchase, redeem or otherwise acquire for cash Equity Interests issued by it in an aggregate amount not exceeding $25,000,000 after the Closing Date;
      (g)        the Company may sell or otherwise dispose of the Equity Interests of any Material
Subsidiary in connection with a merger permitted under Section 7.04(a) or to the Company or any other Domestic Loan Party;
      (h)        any Subsidiary may issue director's qualifying shares and may issue and sell additional Equity Interests for fair market value in cash (as determined by the Board for any sale in excess of $5,000,000); provided that the Company retains, directly or indirectly, at least 51%
of the Voting Equity Interests and 51% of the Equity Interests in such Subsidiary, and
      (i)        the Company may issue and sell Qualified Capital Stock.
      7.07        Change in Nature of Business.
      Engage in any material line of business substantially different from those lines of business conducted by the Company and its Subsidiaries on the date hereof or any business substantially related or incidental thereto.
      7.08        Transactions with Affiliates.
      Enter into any material transaction or transactions (either individually or in the aggregate)
of any kind with any Affiliate of the Company, whether or not in the ordinary course of business, other than on fair and reasonable terms substantially as favorable to the Company or such
Subsidiary as would be obtainable by the Company or such Subsidiary at the time in a comparable arm's length transaction with a Person other than an Affiliate. With respect to
Subsidiaries that are not Domestic Loan Parties, enter into any material transaction or transactions (either individually or in the aggregate) of any kind with a Loan Party, whether or not in the ordinary course of business, other than on fair and reasonable terms substantially as favorable to such Loan Party as would be obtainable by such Loan Party at the time in a comparable arm's length transaction.
      7.09        Burdensome Agreements.
      Enter into any Contractual Obligation (other than this Agreement or any other Loan
Document) that (a) limits the ability (i) of any Subsidiary to make Restricted Payments to any
Domestic Loan Party or to otherwise transfer property to any Domestic Loan Party (ii) of any
Subsidiary to Guarantee the Indebtedness of the Company or (iii) of the Company or any
Subsidiary to create, incur, assume or suffer to exist Liens on property of such Person; provided, however, that this clause (iii) shall not prohibit any negative pledge incurred or provided in favor of any holder of Indebtedness permitted under Section 7.03(e) solely to the extent any such negative pledge relates to the property financed by or the subject of such Indebtedness; or (b)
requires the grant of a Lien to secure an obligation of such Person if a Lien is granted to secure another obligation of such Person.
      7.10        Use of Proceeds.
      Use the proceeds of any Credit Extension, whether directly or indirectly, and whether immediately, incidentally or ultimately, to purchase or carry margin stock (within the meaning of
Regulation U of the FRB) or to extend credit to others for the purpose of purchasing or carrying margin stock or to refund indebtedness originally incurred for such purpose.
      7.11        Financial Covenants.
      (a)        Consolidated Interest Coverage Ratio. Fail to maintain on a consolidated basis in accordance with GAAP (excluding the Excluded Subsidiaries), at the end of each fiscal quarter, a ratio equal to or greater than 2.50:1.00 of Consolidated EBITDA to Consolidated Interest
Expense for the four consecutive fiscal quarters ending on the last day of such fiscal quarter.
      (b)        Consolidated Leverage Ratio. Fail to maintain on a consolidated basis in accordance with GAAP (excluding the Excluded Subsidiaries), at the end of each fiscal quarter, a ratio (the "Consolidated Leverage Ratio") equal to or less than 3.50:1.00 of Consolidated Funded
Debt at the end of such fiscal quarter to Consolidated EBITDA for the four consecutive fiscal quarters ending on the last day of such fiscal quarter.
      7.12        Capital Expenditures.
      Make or become legally obligated to make any expenditure in respect of the purchase or other acquisition of any fixed or capital asset (excluding normal replacements and maintenance which are properly charged to current operations), except for capital expenditures in the ordinary course of business not exceeding, in the aggregate for the Company and it Subsidiaries during each fiscal year set forth below, the amount set forth opposite such fiscal year:

Fiscal Year                                    Amount

2005                                           $45,000,000
2006 and each fiscal                      $55,000,000
year thereafter

provided, however, that so long as no Default has occurred and is continuing or would result from such expenditure, any portion of any amount set forth above, if not expended in the fiscal year for which it is permitted above, may be carried over for expenditure in the next following fiscal year.
      7.13        Leases.
Create, incur, assume, or suffer to exist any obligation as lessee for the rental or hire of any real or personal property, except (a) capital leases permitted by Section 7.03, (b) leases existing on the date of this Agreement and any extensions or renewals thereof disclosed on Schedule 7.13 attached hereto; (c) leases (other than capital leases) entered into by the Company and its
Subsidiaries which do not in the aggregate require the Company and its Subsidiaries on a consolidated basis to make payments (including taxes, insurance, maintenance, and similar expense which the Company or any Subsidiary is required to pay under the terms of any lease) in any fiscal year of the Company in excess of $25,000,000; (d) leases among the Company and its
Subsidiaries; and (e) leases of precious, semi-precious, or other metals in the nature of consignment agreements for inventory in the ordinary course of business.
      7.14        Hazardous Materials; Indemnification.
Use, generate, treat, store, dispose of or otherwise introduce, any Hazardous Materials into or on any real property owned or leased by any of them and will not, and will not permit any
Subsidiary to, cause, suffer allow or permit anyone else to do so, except in material compliance with applicable Environmental Laws. Each of the Company and each other Loan Party which is a Domestic Subsidiary hereby agrees to indemnify, reimburse, defend and hold harmless the
Agent and its directors, officers, agents and employees (collectively, the "Indemnified Parties")
for, from and against all demands, liabilities, damages, costs, claims, suits, actions, legal or administrative proceedings, interest, losses, expenses and reasonable attorney's fees (including any such fees and expenses incurred in enforcing this indemnity) asserted against, imposed on or incurred by any of the Indemnified Parties, directly or indirectly pursuant to or in connection with the application of any Environmental Law to acts or omissions occurring at any time on or in connection with any real estate owned or leased by the Company or any of its Subsidiaries or any business conducted thereon. Each Foreign Obligor hereby agrees to indemnify, reimburse, defend and hold harmless the Indemnified Parties for, from and against all demands, liabilities, damages, costs, claims, suits, actions, legal or administrative proceedings, interest, losses, expenses and reasonable attorney's fees (including any such fees and expenses incurred in enforcing this indemnity) asserted against, imposed on or incurred by any of the Indemnified
Parties, directly or indirectly pursuant to or in connection with the application of any
Environmental Law to acts or omissions occurring at any time on or in connection with any real estate owned or leased by such Foreign Obligor or any business conducted thereon.
      7.15        Prepayment of Indebtedness, Etc.
Prepay, redeem, purchase, defease or otherwise satisfy prior to the scheduled maturity thereof in any manner any Subordinated Indebtedness, other than as permitted under the applicable subordination agreement relating thereto.
ARTICLE VIII.
EVENTS OF DEFAULT AND REMEDIES
      8.01        Events of Default.
      Any of the following shall constitute an Event of Default:
      (a)        Non-Payment. Any Borrower or any other Loan Party fails to pay (i) when and as required to be paid herein, and in the currency required hereunder, any amount of principal of any Loan or any L/C Obligation, or (ii) within five days after the same becomes due, any interest on any Loan or on any L/C Obligation, or any fees due pursuant to Section 2.03 or Section 2.09, or (iii) any other fee or any other amount payable hereunder or under any other Loan Document on the date on which the same shall be due and payable and such failure shall continue for five days following the date the Company receives written notice from the Administrative Agent that such payment is due; or
      (b)        Specific Covenants. The Company fails to perform or observe any term, covenant or agreement contained in any of Section 6.01, 6.02(a) through (f), 6.03, 6.05, 6.10, 6.11 or 6.13 or Article VII (other than Section 7.14) or any term, covenant or agreement contained in the
Company Guaranty, or any Subsidiary Guarantor fails to perform or observe any term, covenant or agreement contained in the Subsidiary Guaranty (in each case, beyond any applicable grace period therein); or
      (c)        Other Defaults. Any Loan Party fails to perform or observe any other covenant or agreement (not specified in subsection (a) or (b) above) contained in any Loan Document on its part to be performed or observed and such failure continues for 30 days after the earlier of the
Company's or any Subsidiary's knowledge thereof or written notice thereof from the
Administrative Agent to the Company; or
      (d)        Representations and Warranties. Any representation, warranty, certification or statement of fact made or deemed made by or on behalf of the Company or any other Loan Party herein, in any other Loan Document, or in any document delivered in connection herewith or therewith shall be incorrect or misleading in any material respect when made or deemed made;
or
      (e)        Cross-Default. (i) The Company or any Subsidiary, subject to any applicable notice and grace periods, if any, (A) fails to make any payment when due (whether by scheduled maturity, required prepayment, acceleration, demand, or otherwise) in respect of any
Indebtedness or Guarantee (other than Indebtedness hereunder and Indebtedness under Swap
Contracts) having an aggregate principal amount (including undrawn letters of credit) of more than the Threshold Amount, or (B) fails to observe or perform any other agreement or condition relating to any such Indebtedness or Guarantee or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event occurs, the effect of which default or other event is to cause, or to permit the holder or holders of such Indebtedness or the beneficiary or beneficiaries of such Guarantee (or a trustee or agent on behalf of such holder or holders or beneficiary or beneficiaries) to cause, with the giving of notice if required, such Indebtedness to be demanded or to become due or to be repurchased, prepaid, defeased or redeemed
(automatically or otherwise), or an offer to repurchase, prepay, defease or redeem such
Indebtedness to be made, prior to its stated maturity, or such Guarantee to become payable or cash collateral in respect thereof to be demanded; or (ii) there occurs under any Swap Contract an Early Termination Date (as defined in such Swap Contract) resulting from (A) any event of default under such Swap Contract as to which the Company or any Subsidiary is the Defaulting
Party (as defined in such Swap Contract) or (B) any Termination Event (as so defined) under such Swap Contract as to which the Company or any Subsidiary is an Affected Party (as so
defined) and, in either event, the Swap Termination Value owed by the Company or such
Subsidiary as a result thereof is greater than the Threshold Amount; or (iii) occurrence of any default or defaults under any precious, semi-precious or other metal lease or leases, consignment or consignments or similar arrangements described in Section 7.13(e) from any financial institution (and its Affiliates) for a period of 60 days or more, which defaulted lease or leases, consignment or consignments and similar arrangements involve amounts outstanding in excess of $20,000,000 in the aggregate.
      (f)        Insolvency Proceedings, Etc. Any Loan Party or any of its Subsidiaries institutes or consents to the institution of any proceeding under any Debtor Relief Law, or makes an assignment for the benefit of creditors; or applies for or consents to the appointment of any receiver, trustee, custodian, conservator, liquidator, rehabilitator or similar officer for it or for all or any material part of its property; or any receiver, trustee, custodian, conservator, liquidator, rehabilitator or similar officer is appointed without the application or consent of such Person and the appointment continues undischarged or unstayed for 90 calendar days; or any proceeding under any Debtor Relief Law relating to any such Person or to all or any material part of its property is instituted without the consent of such Person and continues undismissed or unstayed for 90 calendar days, or an order for relief is entered in any such proceeding; or
      (g)        Inability to Pay Debts; Attachment. (i) The Company or any Material Subsidiary
becomes unable or admits in writing its inability or fails generally to pay its debts as they become due, or (ii) any writ or warrant of attachment or execution or similar process is issued or levied against all or any material part of the property of the Company or any Subsidiary for any amount in excess of the Threshold Amount and is not released, vacated or fully bonded within 90 days after its issue or levy; or
      (h)        Judgments. There is entered against the Company or any Subsidiary (i) a final judgment or order for the payment of money in an aggregate amount exceeding the Threshold
Amount (to the extent not covered by independent third-party insurance as to which the insurer does not dispute coverage), or (ii) any one or more non-monetary final judgments that have, or could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect and, in either case, (A) enforcement proceedings are commenced by any creditor upon such judgment or order, or (B) there is a period of 90 consecutive days during which a stay of enforcement of such judgment, by reason of a pending appeal or otherwise, is not in effect; or
      (i)        ERISA. (i) An ERISA Event occurs with respect to a Pension Plan or
Multiemployer Plan which has resulted or could reasonably be expected to result in liability of the Company under Title IV of ERISA to the Pension Plan, Multiemployer Plan or the PBGC in
an aggregate amount in excess of the Threshold Amount, or (ii) the Company or any ERISA
Affiliate fails to pay when due, after the expiration of any applicable grace period, any installment payment with respect to its withdrawal liability under Section 4201 of ERISA under a Multiemployer Plan in an aggregate amount in excess of the Threshold Amount; or
      (j)        Invalidity of Loan Documents. Any material provision of any Loan Document, at any time after its execution and delivery and for any reason other than as expressly permitted hereunder or satisfaction in full of all the Obligations, ceases to be in full force and effect; or any
Loan Party (or any other Person in any material way) contests in any manner the validity or enforceability of any provision of any Loan Document; or any Loan Party denies that it has any or further liability or obligation under any Loan Document, or purports to revoke, terminate or rescind any provision of any Loan Document; or
      (k)        Change of Control. There occurs any Change of Control.
      8.02        Remedies Upon Event of Default.
      If any Event of Default occurs and is continuing, the Administrative Agent shall, at the request of, or may, with the consent of, the Required Lenders (or the Required Primary Lenders,
in the case of any action under subsection (a) below with respect to the Primary Commitments or any action under subsections (a) or (c) below with respect to the obligation of the L/C Issuer to make L/C Credit Extensions or the Cash Collateralization of the L/C Obligations, or the
Required Singapore Lenders, in the case of any action under subsection (a) below with respect to the Singapore Commitments), take any or all of the following actions:
      (a)        declare the commitment of each Lender to make Loans and any obligation of the
L/C Issuer to make L/C Credit Extensions to be terminated, whereupon such commitments and obligation shall be terminated;
      (b)        declare the unpaid principal amount of all outstanding Loans, all interest accrued and unpaid thereon, and all other amounts owing or payable hereunder or under any other Loan
Document to be immediately due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by the Borrowers;
      (c)        require that the Company Cash Collateralize the L/C Obligations (in an amount equal to the then Outstanding Amount thereof); and
      (d)        exercise on behalf of itself and the Lenders all rights and remedies available to it and the Lenders under the Loan Documents;
provided, however, that upon the occurrence of an actual or deemed entry of an order for relief with respect to any Borrower under the Bankruptcy Code of the United States, the obligation of each Lender to make Loans and any obligation of the L/C Issuer to make L/C Credit Extensions shall automatically terminate, the unpaid principal amount of all outstanding Loans and all interest and other amounts as aforesaid shall automatically become due and payable, and the obligation of the Company to Cash Collateralize the L/C Obligations as aforesaid shall automatically become effective, in each case without further act of the Administrative Agent or any Lender.

      8.03        Application of Funds.
After the exercise of remedies provided for in Section 8.02 (or after the Loans have automatically become immediately due and payable and the L/C Obligations have automatically been required to be Cash Collateralized as set forth in the proviso to Section 8.02), any amounts received on account of the Obligations shall be applied by the Administrative Agent in the following order:

      First, to payment of that portion of the Obligations constituting fees, indemnities, expenses and other amounts (including fees, charges and disbursements of counsel to the
Administrative Agent and amounts payable under Article III) payable to the Administrative
Agent in its capacity as such;
      Second, to payment of that portion of the Obligations constituting fees, indemnities and other amounts (other than principal, interest and Letter of Credit Fees) payable to the Lenders and the L/C Issuer (including fees, charges and disbursements of counsel to the respective
Lenders and the L/C Issuer (including fees and time charges for attorneys who may be employees of any Lender or the L/C Issuer) and amounts payable under Article III), ratably among them in proportion to the respective amounts described in this clause Second payable to them;
      Third, to payment of that portion of the Obligations constituting accrued and unpaid
Letter of Credit Fees and interest on the Loans, L/C Borrowings and other Obligations, ratably among the Lenders and the L/C Issuer in proportion to the respective amounts described in this clause Third payable to them;
      Fourth, to payment of that portion of the Obligations constituting unpaid principal of the
Loans and L/C Borrowings, ratably among the Lenders and the L/C Issuer in proportion to the respective amounts described in this clause Fourth held by them;
      Fifth, to the Administrative Agent for the account of the L/C Issuer, to Cash Collateralize that portion of L/C Obligations comprised of the aggregate undrawn amount of Letters of Credit;
and
      Last, the balance, if any, after all of the Obligations have been indefeasibly paid in full, to the Company or as otherwise required by Law.
Subject to Section 2.03(c), amounts used to Cash Collateralize the aggregate undrawn amount of
Letters of Credit pursuant to clause Fifth above shall be applied to satisfy drawings under such
Letters of Credit as they occur. If any amount remains on deposit as Cash Collateral after all
Letters of Credit have either been fully drawn or expired, such remaining amount shall be applied to the other Obligations, if any, in the order set forth above.
ARTICLE IX. THE AGENTS
      9.01        Appointment and Authority.
      Each of the Lenders and the L/C Issuer hereby irrevocably appoints Bank of America to act on its behalf as the Administrative Agent hereunder and under the other Loan Documents and authorizes the Administrative Agent to take such actions on its behalf and to exercise such powers as are delegated to the Administrative Agent by the terms hereof or thereof, together with such actions and powers as are reasonably incidental thereto. Each of the Lenders hereby irrevocably appoints Bank of America Singapore to act on its behalf as the Singapore
Administrative Agent hereunder and under the other Loan Documents and authorizes the
Singapore Administrative Agent to take such actions on its behalf and to exercise such powers as are delegated to the Singapore Administrative Agent by the terms hereof or thereof, together with such actions and powers as are reasonably incidental thereto. The provisions of this Article are solely for the benefit of the Agents, the Lenders and the L/C Issuer, and neither any Borrower nor any other Loan Party shall have rights as a third party beneficiary of any of such provisions.
      9.02        Rights as a Lender.
      Each Person serving as an Agent hereunder shall have the same rights and powers in its capacity, if any, as a Lender as any other Lender and may exercise the same as though it were not an Agent and the term "Lender" or "Lenders" shall, unless otherwise expressly indicated or unless the context otherwise requires, include each Person serving as an Agent hereunder in its individual capacity. Such Person and its Affiliates may accept deposits from, lend money to, act as the financial advisor or in any other advisory capacity for and generally engage in any kind of business with the Borrowers or any Subsidiary or other Affiliate thereof as if such Person were not an Agent hereunder and without any duty to account therefor to the Lenders.
      9.03        Exculpatory Provisions.
      Neither Agent shall have any duties nor obligations except those expressly set forth herein and in the other Loan Documents. Without limiting the generality of the foregoing, neither Agent:
      (a)        shall be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing;
      (b)        shall have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the other Loan Documents that such Agent is required to exercise as directed in writing by the Required Lenders (or such other number or percentage of the
Lenders as shall be expressly provided for herein or in the other Loan Documents), provided that neither Agent shall be required to take any action that, in its opinion or the opinion of its counsel, may expose such Agent to liability or that is contrary to any Loan
Document or applicable law; and
      (c)        shall, except as expressly set forth herein and in the other Loan
Documents, have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to any of the Borrowers or any of their respective Subsidiaries or
Affiliates that is communicated to or obtained by the Person serving as an Agent or any of its Affiliates in any capacity.
      Neither Agent shall be liable for any action taken or not taken by it (i) with the consent or at the request of the Required Lenders, the Required Primary Lenders or the Required Singapore
Lenders, as applicable (or such other number or percentage of the Lenders as shall be necessary, or as such Agent shall believe in good faith shall be necessary, under the circumstances as provided in Sections 10.01 and 8.02) or (ii) in the absence of its own gross negligence or willful misconduct. Each Agent shall be deemed not to have knowledge of any Default unless and until notice describing such Default is given to such Agent by the Company, a Lender or the L/C
Issuer.
      Neither Agent shall be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement or any other
Loan Document, (ii) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or therein or the occurrence of any Default, (iv) the validity, enforceability, effectiveness or genuineness of this
Agreement, any other Loan Document or any other agreement, instrument or document or (v) the satisfaction of any condition set forth in Article IV or elsewhere herein, other than, in the case of the Administrative Agent, to confirm receipt of items expressly required to be delivered to the
Administrative Agent.
      9.04        Reliance by Agents.
      Each Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing
(including any electronic message, Internet or intranet website posting or other distribution)
believed by it to be genuine and to have been signed, sent or otherwise authenticated by the proper Person. Each Agent also may rely upon any statement made to it orally or by telephone and believed by it to have been made by the proper Person, and shall not incur any liability for relying thereon. In determining compliance with any condition hereunder to the making of a
Loan, or the issuance of a Letter of Credit, that by its terms must be fulfilled to the satisfaction of a Lender or the L/C Issuer, each Agent may presume that such condition is satisfactory to such
Lender or the L/C Issuer unless such Agent shall have received notice to the contrary from such
Lender or the L/C Issuer prior to the making of such Loan or the issuance of such Letter of
Credit. Each Agent may consult with legal counsel (who may be counsel for the Company), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.
      9.05        Delegation of Duties.
      Each Agent may perform any and all of its duties and exercise its rights and powers hereunder or under any other Loan Document by or through any one or more sub-agents appointed by such Agent. Each Agent and any such sub-agent may perform any and all of its duties and exercise its rights and powers by or through their respective Related Parties. The exculpatory provisions of this Article shall apply to any such sub-agent and to the Related Parties of each Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as an Agent.
      9.06        Resignation of Agent.
      Either Agent may at any time give notice of its resignation to the Lenders, the L/C Issuer and the Company. Upon receipt of any such notice of resignation, the Required Lenders shall have the right, in consultation with the Company, to appoint a successor. Any successor
Administrative Agent shall be a bank with an office in the United States, or an Affiliate of any such bank with an office in the United States. Any successor Singapore Administrative Agent shall be a bank with an office in Singapore, or an Affiliate of any such bank with an office in
Singapore. If no such successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days after the retiring Agent gives notice of its resignation, then the retiring Agent may on behalf of the Lenders and, in the case of a retiring
Administrative Agent, the L/C Issuer, appoint a successor Agent meeting the qualifications set forth above; provided that if the retiring Agent shall notify the Company and the Lenders that no qualifying Person has accepted such appointment, then such resignation shall nonetheless become effective in accordance with such notice and (1) the retiring Agent shall be discharged from its duties and obligations hereunder and under the other Loan Documents and (2) all payments, communications and determinations provided to be made by, to or through the Agent shall instead be made by or to each Lender and the L/C Issuer directly, until such time as the
Required Lenders appoint a successor Agent as provided for above in this Section. Upon the acceptance of a successor's appointment as an Agent hereunder, such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring (or retired)
Agent, and the retiring Agent shall be discharged from all of its duties and obligations hereunder or under the other Loan Documents (if not already discharged therefrom as provided above in this Section). The fees payable by the Company to a successor Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Company and such successor.
After the retiring Agent's resignation hereunder and under the other Loan Documents, the provisions of this Article and Section 10.04 shall continue in effect for the benefit of such retiring Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while the retiring Agent was acting as an Agent.
      Any resignation by Bank of America as Administrative Agent pursuant to this Section shall also constitute its resignation as L/C Issuer and Swing Line Lender. Upon the acceptance of a successor's appointment as Administrative Agent hereunder, (a) such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring
L/C Issuer and Swing Line Lender, (b) the retiring L/C Issuer and Swing Line Lender shall be discharged from all of their respective duties and obligations hereunder or under the other Loan
Documents, and (c) the successor L/C Issuer shall issue letters of credit in substitution for the
Letters of Credit, if any, outstanding at the time of such succession or make other arrangements satisfactory to the retiring L/C Issuer to effectively assume the obligations of the retiring L/C
Issuer with respect to such Letters of Credit.
      9.07        Non-Reliance on Agents and Other Lenders.
      Each Lender and the L/C Issuer acknowledges that it has, independently and without reliance upon either Agent or any other Lender or any of their Related Parties and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender and the L/C Issuer also acknowledges that it will, independently and without reliance upon either Agent or any other Lender or any of their
Related Parties and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Loan Document or any related agreement or any document furnished hereunder or thereunder.
      9.08        No Other Duties, Etc.
      Anything herein to the contrary notwithstanding, none of the Joint Book Managers,
Arranger, Syndication Agent or Co-Documentation Agents listed on the cover page hereof shall have any powers, duties or responsibilities under this Agreement or any of the other Loan
Documents, except in its capacity, as applicable, as the Administrative Agent, a Lender or the
L/C Issuer hereunder.
      9.09        Administrative Agent May File Proofs of Claim.
      In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to any
Loan Party, the Administrative Agent (irrespective of whether the principal of any Loan or L/C
Obligation shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Administrative Agent shall have made any demand on any Borrower)
shall be entitled and empowered, by intervention in such proceeding or otherwise
      (a)        to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loans, L/C Obligations and all other Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders, the L/C Issuer and the Administrative Agent
(including any claim for the reasonable compensation, expenses, disbursements and advances of the Lenders, the L/C Issuer and the Administrative Agent and their respective agents and counsel and all other amounts due the Lenders, the L/C Issuer and the Administrative Agent under Sections 2.03(i) and (j), 2.09 and 10.04) allowed in such judicial proceeding; and
      (b)        to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same;
and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender and the L/C Issuer to make such payments to the Administrative Agent and, in the event that the Administrative Agent shall consent to the making of such payments directly to the Lenders and the L/C Issuer, to pay to the
Administrative Agent any amount due for the reasonable compensation, expenses, disbursements and advances of the Administrative Agent and its agents and counsel, and any other amounts due the Administrative Agent under Sections 2.09 and 10.04.
      Nothing contained herein shall be deemed to authorize the Administrative Agent to authorize or consent to or accept or adopt on behalf of any Lender or the L/C Issuer any plan of reorganization, arrangement, adjustment or composition affecting the Obligations or the rights of any Lender or to authorize the Administrative Agent to vote in respect of the claim of any
Lender in any such proceeding.
      9.10        Guaranty Matters.
      The Lenders, the Singapore Administrative Agent and the L/C Issuer irrevocably authorize the Administrative Agent, at its option and in its discretion, to release any Subsidiary
Guarantor from its obligations under the Subsidiary Guaranty if such Person ceases to be a
Subsidiary as a result of a transaction permitted hereunder and the approval of the Required
Lenders is obtained. Upon request by the Administrative Agent at any time, the Required
Lenders will confirm in writing the Administrative Agent's authority to release any Subsidiary
Guarantor from its obligations under the Guaranty pursuant to this Section 9.10.
ARTICLE X.
MISCELLANEOUS
      10.01         Amendments, Etc.
      No amendment or waiver of any provision of this Agreement or any other Loan
Document, and no consent to any departure by the Company or any other Loan Party therefrom, shall be effective unless in writing signed by the Required Lenders and the Company or the applicable Loan Party, as the case may be, and acknowledged by the Administrative Agent, and each such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that no such amendment, waiver or consent shall:
      (a)        waive any condition set forth in Section 4.01(a) without the written consent of each Lender;
      (b)        extend or increase any Commitment of any Lender (or reinstate any Commitment terminated pursuant to Section 8.02) without the written consent of such Lender (it being understood that no amendment, modification, termination, waiver or consent with respect to any condition precedent, covenant or Default shall constitute an increase in the Commitment of any
Lender);
      (c)        postpone any date fixed by this Agreement or any other Loan Document for any payment of principal, interest, fees or other amounts due to the Lenders (or any of them)
hereunder or under any other Loan Document without the written consent of each Lender directly affected thereby;
      (d)        reduce the principal of, or the rate of interest specified herein on, any Loan or L/C
Borrowing, or (subject to clause (v) of the second proviso to this Section 10.01) any fees or other amounts payable hereunder or under any other Loan Document, or change the manner of computation of any financial ratio (including any change in any applicable defined term) used in determining the Applicable Rate that would result in a reduction of any interest rate on any Loan or any fee payable hereunder without the written consent of each Lender directly affected thereby; provided, however, that only the consent of the Required Lenders shall be necessary
(i) to amend the definition of "Default Rate" or to waive any obligation of any Borrower to pay interest or Letter of Credit Fees at the Default Rate or (ii) to amend any financial covenant hereunder (or any defined term used therein) even if the effect of such amendment would be to reduce the rate of interest on any Loan or L/C Borrowing or to reduce any fee payable hereunder
(so long as such reduction does not have any retroactive effect);
      (e)        change Section 2.13 or Section 8.03 in a manner that would alter the pro rata sharing of payments required thereby without the written consent of each Lender;
      (f)        amend Section 1.05 or the definition of "Alternative Currency" without the written consent of each Lender;
      (g)        change any provision of this Section or the definition of "Required Lenders" or any other provision hereof specifying the number or percentage of Lenders required to amend, waive or otherwise modify any rights hereunder or make any determination or grant any consent hereunder without the written consent of each Lender;
      (h)        change any provision of this Section or the definition of "Required Primary
Lenders" or any other provision hereof specifying the number or percentage of Primary Lenders required to amend, waive or otherwise modify any rights hereunder or make any determination or grant any consent hereunder without the written consent of each Primary Lender;
      (i)        change any provision of this Section or the definition of "Required Singapore
Lenders" or any other provision hereof specifying the number or percentage of Singapore
Lenders required to amend, waive or otherwise modify any rights hereunder or make any determination or grant any consent hereunder without the written consent of each Singapore
Lenders;
      (j)        release the Company from the Company Guaranty or all or substantially all of the value of the Subsidiary Guaranty without the written consent of each Lender;
      (k)        change the definitions of Required Primary Lenders or Required Singapore
Lenders, or otherwise change the relative rights of the Primary Lenders and the Singapore
Lenders, in each case in a manner adverse to the Primary Lenders or the Singapore Lenders, without the written consent of the Required Primary Lenders or the Required Singapore Lenders,
respectively; or
and, provided further that (i) no amendment, waiver or consent shall, unless in writing and signed by the L/C Issuer and the Required Primary Lenders in addition to the Lenders required above, affect the rights or duties of the L/C Issuer under this Agreement or any Issuer Document relating to any Letter of Credit issued or to be issued by it; (ii) no amendment, waiver or consent shall, unless in writing and signed by the Swing Line Lender and the Required Primary Lenders
in addition to the Lenders required above, affect the rights or duties of the Swing Line Lender under this Agreement; (iii) no amendment, waiver or consent shall, unless in writing and signed by the Administrative Agent in addition to the Lenders required above, affect the rights or duties of the Administrative Agent under this Agreement or any other Loan Document; (iv) Section
10.06(h) may not be amended, waived or otherwise modified without the consent of each
Granting Lender all or any part of whose Loans are being funded by an SPC at the time of such amendment, waiver or other modification; and (v) the Fee Letter may be amended, or rights or privileges thereunder waived, in a writing executed only by the parties thereto. Notwithstanding anything to the contrary herein, no Defaulting Lender shall have any right to approve or disapprove any amendment, waiver or consent hereunder, except that the Commitment of such
Lender may not be increased or extended without the consent of such Lender.

      10.02         Notices; Effectiveness; Electronic Communication.
      (a)        Notices Generally. Except in the case of notices and other communications expressly permitted to be given by telephone (and except as provided in subsection (b) below), all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopier as follows, and all notices and other communications expressly permitted hereunder to be given by telephone shall be made to the applicable telephone number, as follows:
      (i)        if to the Borrowers, the Agents, the L/C Issuer or the Swing Line Lender,
to the address, telecopier number, electronic mail address or telephone number specified for such Person on Schedule 10.02; and
      (ii)        if to any other Lender, to the address, telecopier number, electronic mail address or telephone number specified in its Administrative Questionnaire.
Notices sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received; notices sent by telecopier shall be deemed to have been given when sent (except that, if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next business day for the recipient). Notices delivered through electronic communications to the extent provided in subsection (b) below, shall be effective as provided in such subsection (b).
      (b)        Electronic Communications. Notices and other communications to the Lenders and the L/C Issuer hereunder may be delivered or furnished by electronic communication
(including e-mail and Internet or intranet websites) pursuant to procedures approved by the
Administrative Agent, provided that the foregoing shall not apply to notices to any Lender or the
L/C Issuer pursuant to Article II if such Lender or the L/C Issuer, as applicable, has notified the
Administrative Agent that it is incapable of receiving notices under such Article by electronic communication. Either Agent or the Company may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it, provided that approval of such procedures may be limited to particular notices or communications.
      Unless the Administrative Agent otherwise prescribes, (i) notices and other communications sent to an e-mail address shall be deemed received upon the sender's receipt of an acknowledgement from the intended recipient (such as by the "return receipt requested"
function, as available, return e-mail or other written acknowledgement), provided that if such notice or other communication is not sent during the normal business hours of the recipient, such notice or communication shall be deemed to have been sent at the opening of business on the next business day for the recipient, and (ii) notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient at its e-mail address as described in the foregoing clause (i) of notification that such notice or communication is available and identifying the website address therefor.
      (c)        The Platform. THE PLATFORM IS PROVIDED "AS IS" AND "AS
AVAILABLE." THE AGENT PARTIES (AS DEFINED BELOW) DO NOT WARRANT THE
ACCURACY OR COMPLETENESS OF THE BORROWER MATERIALS OR THE
ADEQUACY OF THE PLATFORM, AND EXPRESSLY DISCLAIM LIABILITY FOR
ERRORS IN OR OMISSIONS FROM THE BORROWER MATERIALS. NO WARRANTY
OF ANY KIND, EXPRESS, IMPLIED OR STATUTORY, INCLUDING ANY WARRANTY
OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON-
INFRINGEMENT OF THIRD PARTY RIGHTS OR FREEDOM FROM VIRUSES OR
OTHER CODE DEFECTS, IS MADE BY ANY AGENT PARTY IN CONNECTION WITH
THE BORROWER MATERIALS OR THE PLATFORM. In no event shall either Agent or any of its respective Related Parties (collectively, the "Agent Parties") have any liability to any
Borrower, any other Agent or Lender, the L/C Issuer or any other Person for losses, claims, damages, liabilities or expenses of any kind (whether in tort, contract or otherwise) arising out of any Borrower's or Agent's transmission of Borrower Materials through the Internet, except to the extent that such losses, claims, damages, liabilities or expenses are determined by a court of competent jurisdiction by a final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Agent Party; provided, however, that in no event shall any Agent Party have any liability to any Borrower, any other Agent or Lender, the L/C Issuer or any other Person for indirect, special, incidental, consequential or punitive damages (as opposed to direct or actual damages).
      (d)        Change of Address, Etc. Each of the Borrowers, each Agent, the L/C Issuer and the Swing Line Lender may change its address, telecopier or telephone number for notices and other communications hereunder by notice to the other parties hereto. Each other Lender may change its address, telecopier or telephone number for notices and other communications hereunder by notice to the Company, the Agents, the L/C Issuer and the Swing Line Lender. In
addition, each Lender agrees to notify the Administrative Agents from time to time to ensure that each Agent has on record (i) an effective address, contact name, telephone number, telecopier number and electronic mail address to which notices and other communications may be sent and
(ii) accurate wire instructions for such Lender.
      (e)        Reliance by Agents, L/C Issuer and Lenders. Each Agent, the L/C Issuer and the
Lenders shall be entitled to rely and act upon any notices (including telephonic Committed Loan
Notices and Swing Line Loan Notices) purportedly given by or on behalf of any Borrower even if (i) such notices were not made in a manner specified herein, were incomplete or were not preceded or followed by any other form of notice specified herein, or (ii) the terms thereof, as understood by the recipient, varied from any confirmation thereof. The Company shall indemnify each Agent, the L/C Issuer, each Lender and the Related Parties of each of them from all losses, costs, expenses and liabilities resulting from the reliance by such Person on each notice purportedly given by or on behalf of any Borrower. All telephonic notices to and other telephonic communications with either Agent may be recorded by such Agent, and each of the parties hereto hereby consents to such recording.
      10.03         No Waiver; Cumulative Remedies.
      No failure by any Lender or Agent to exercise, and no delay by any such Person in exercising, any right, remedy, power or privilege hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.
      10.04         Expenses; Indemnity; Damage Waiver.
      (a)        Costs and Expenses. The Company shall pay (i) all reasonable and actual out-of-pocket expenses incurred by the Agents and their respective Affiliates (including the reasonable fees, charges and disbursements of counsel for the Administrative Agent), in connection with the syndication of the credit facilities provided for herein, the preparation, negotiation, execution, delivery and administration of this Agreement and the other Loan
Documents or any amendments, modifications or waivers of the provisions hereof or thereof
(whether or not the transactions contemplated hereby or thereby shall be consummated), (ii) all reasonable and actual out-of-pocket expenses incurred by the L/C Issuer in connection with the issuance, amendment, renewal or extension of any Letter of Credit or any demand for payment thereunder and (iii) all actual out-of-pocket expenses incurred by either Agent, any Lender or the
L/C Issuer (including the fees, charges and disbursements of any counsel for either Agent, any
Lender or the L/C Issuer), and shall pay all fees and time charges for attorneys who may be employees of either Agent, any Lender or the L/C Issuer, in connection with the enforcement or protection of its rights (A) in connection with this Agreement and the other Loan Documents, including its rights under this Section, or (B) in connection with the Loans made or Letters of
Credit issued hereunder, including all such out-of-pocket expenses incurred during any workout, restructuring or negotiations in respect of such Loans or Letters of Credit.
      (b)        Indemnification by the Company. The Company shall indemnify each Agent (and any sub-agent thereof), each Lender and the L/C Issuer, and each Related Party of any of the foregoing Persons (each such Person being called an "Indemnitee") against, and hold each
Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses
(including the fees, charges and disbursements of any counsel for any Indemnitee), and shall indemnify and hold harmless each Indemnitee from all fees and time charges and disbursements for attorneys who may be employees of any Indemnitee, incurred by any Indemnitee or asserted against any Indemnitee by any third party or by any Borrower or any other Loan Party arising out of, in connection with, or as a result of (i) the execution or delivery of this Agreement, any other Loan Document or any agreement or instrument contemplated hereby or thereby, the performance by the parties hereto of their respective obligations hereunder or thereunder, the consummation of the transactions contemplated hereby or thereby, or, in the case of the Agents
(and any sub-agent thereof) and their respective Related Parties only, the administration of this
Agreement and the other Loan Documents, (ii) any Loan or Letter of Credit or the use or
proposed use of the proceeds therefrom (including any refusal by the L/C Issuer to honor a demand for payment under a Letter of Credit if the documents presented in connection with such demand do not strictly comply with the terms of such Letter of Credit), (iii) any actual or alleged presence or release of Hazardous Materials on or from any property owned or operated by any
Borrower or any of its Subsidiaries, or any Environmental Liability related in any way to any
Borrower or any of its Subsidiaries, or (iv) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory, whether brought by a third party or by the Company or any other Loan Party, and regardless of whether any Indemnitee is a party thereto, in all cases, whether or not caused by or arising, in whole or in part, out of the comparative, contributory or sole negligence of the
Indemnitee; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses (x) are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Indemnitee or (y) result from a claim brought by the Company or any other Loan Party against an Indemnitee for breach in bad faith of such
Indemnitee's obligations hereunder or under any other Loan Document, if the Company or such other Loan Party has obtained a final and nonappealable judgment in its favor on such claim as determined by a court of competent jurisdiction.
      (c)        Reimbursement by Lenders. To the extent that the Company for any reason fails to indefeasibly pay any amount required under subsection (a) or (b) of this Section to be paid by it to either Agent (or any sub-agent thereof), the L/C Issuer or any Related Party of any of the foregoing, each Lender severally agrees to pay to such Agent (or any such sub-agent), the L/C
Issuer or such Related Party, as the case may be, such Lender's Applicable Percentage
(determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount, provided that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against such Agent (or any such sub-agent) or the L/C Issuer in its capacity as such, or against any Related Party of any of the foregoing acting for such Agent (or any such sub-agent) or L/C
Issuer in connection with such capacity. The obligations of the Lenders under this subsection (c)
are subject to the provisions of Section 2.12(d).
      (d)        Waiver of Consequential Damages, Etc. To the fullest extent permitted by applicable law, no Borrower shall assert, and hereby waives, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any other Loan Document or any agreement or instrument contemplated hereby, the transactions contemplated hereby or thereby, any Loan or Letter of Credit or the use of the proceeds thereof.
No Indemnitee referred to in subsection (b) above shall be liable for any damages arising from the use by unintended recipients of any information or other materials distributed by it through telecommunications, electronic or other information transmission systems in connection with this
Agreement or the other Loan Documents or the transactions contemplated hereby or thereby.
      (e)        Payments. All amounts due under this Section shall be payable not later than ten
Business Days after demand therefor.
      (f)        Survival. The agreements in this Section shall survive the resignation of the
Agents and the L/C Issuer, the replacement of any Lender, the termination of the Aggregate
Commitments and the repayment, satisfaction or discharge of all the other Obligations.
      10.05         Payments Set Aside.
      To the extent that any payment by or on behalf of any Borrower is made to either Agent, the L/C Issuer or any Lender, or either Agent, the L/C Issuer or any Lender exercises its right of setoff, and such payment or the proceeds of such setoff or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by either Agent, the L/C Issuer or such Lender in its discretion) to be repaid to a trustee, receiver or any other party, in connection with any proceeding under any
Debtor Relief Law or otherwise, then (a) to the extent of such recovery, the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such setoff had not occurred, and (b) each Lender and the L/C Issuer severally agrees to pay to each Agent upon demand its applicable share (without duplication) of any amount so recovered from or repaid by such Agent, plus interest thereon from the date of such demand to the date such payment is made at a rate per annum equal to the applicable Overnight Rate from time to time in effect, in the applicable currency of such recovery or payment. The obligations of the Lenders and the L/C Issuer under clause (b) of the preceding sentence shall survive the payment in full of the Obligations and the termination of this Agreement.
      10.06         Successors and Assigns.
      (a)        Successors and Assigns Generally. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that no Loan Party may assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of the Administrative Agent and each Lender and no Lender may assign or otherwise transfer any of its rights or obligations hereunder except (i) to an Eligible Assignee in accordance with the provisions of subsection (b)
of this Section, (ii) by way of participation in accordance with the provisions of subsection (d) of this Section, (iii) by way of pledge or assignment of a security interest subject to the restrictions of subsection (f) of this Section, or (iv) to an SPC in accordance with the provisions of subsection (h) of this Section (and any other attempted assignment or transfer by any party hereto shall be null and void). Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants to the extent provided in subsection (d) of this Section and, to the extent expressly contemplated hereby, the Related Parties of each of the Agents, the
L/C Issuer and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.
      (b)        Assignments by Lenders. Any Lender may at any time assign to one or more
Eligible Assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans (including for purposes of this subsection (b), participations in L/C Obligations and in Swing Line Loans) at the time owing to it); provided that
      (i)        except in the case of an assignment of the entire remaining amount of the assigning Lender's Commitment and the Loans at the time owing to it or in the case of an assignment to a Lender or an Affiliate of a Lender or an Approved Fund with respect to a
Lender, the aggregate amount of the Commitment (which for this purpose includes Loans outstanding thereunder) or, if the Commitment is not then in effect, the principal outstanding balance of the Loans of the assigning Lender subject to each such assignment, determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent or, if "Trade Date" is specified in the Assignment and Assumption, as of the Trade Date, shall not be less than
$5,000,000 unless, in each case, each of the Administrative Agent and, so long as no
Event of Default has occurred and is continuing, the Company otherwise consents (each such consent not to be unreasonably withheld or delayed); provided, however, that concurrent assignments to members of an Assignee Group and concurrent assignments from members of an Assignee Group to a single Eligible Assignee (or to an Eligible
Assignee and members of its Assignee Group) will be treated as a single assignment for purposes of determining whether such minimum amount has been met;
      (ii)        each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender's rights and obligations under this Agreement with respect to the Loans or the Commitment assigned, except that this clause (ii) shall not apply to rights in respect of Swing Line Loans;
      (iii)        any assignment of a Commitment must be approved by the Administrative
Agent, the L/C Issuer and the Swing Line Lender unless the Person that is the proposed assignee is itself a Lender (whether or not the proposed assignee would otherwise qualify as an Eligible Assignee); and
      (iv)        the parties to each assignment shall execute and deliver to the
Administrative Agent an Assignment and Assumption, together with a processing and recordation fee in the amount, if any, required as set forth in Schedule 10.06, and the
Eligible Assignee, if it shall not be a Lender, shall deliver to the Administrative Agent an
Administrative Questionnaire.
Subject to acceptance and recording thereof by the Administrative Agent pursuant to subsection
(c) of this Section, from and after the effective date specified in each Assignment and
Assumption, the Eligible Assignee thereunder shall be a party to this Agreement and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender's rights and obligations under this Agreement, such Lender shall cease to be a party hereto and shall deliver to the Administrative Agent the Note, if any, in its favor marked "cancelled" and the Administrative Agent thereafter shall deliver the same promptly to the Company) but shall continue to be entitled to the benefits of Sections 3.01, 3.04,
3.05, and 10.04 with respect to facts and circumstances occurring prior to the effective date of such assignment. Upon request, each Borrower (at its expense) shall execute and deliver a Note to the assignee Lender. Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this subsection shall be treated for purposes of this
Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with subsection (d) of this Section.
      (c)        Register. The Administrative Agent, acting solely for this purpose as an agent of the Borrowers, shall maintain at the Administrative Agent's Office a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitments of, and principal amounts of the Loans and L/C Obligations owing to, each Lender pursuant to the terms hereof from time to time (the "Register"). The entries in the Register shall be conclusive, and the Borrowers, the Agents and the Lenders may
treat each Person whose name is recorded in the Register pursuant to the terms hereof as a
Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary.
The Register shall be available for inspection by each of the Borrowers and the L/C Issuer at any reasonable time and from time to time upon reasonable prior notice. In addition, at any time that a request for a consent for a material or substantive change to the Loan Documents is pending, any Lender may request and receive from the Administrative Agent a copy of the Register.
      (d)        Participations. Any Lender may at any time, without the consent of, or notice to, any Borrower or Agent, sell participations to any Person (other than a natural person or the
Company or any of the Company's Affiliates or Subsidiaries) (each, a "Participant") in all or a portion of such Lender's rights and/or obligations under this Agreement (including all or a portion of its Commitment and/or the Loans (including such Lender's participations in L/C
Obligations and/or Swing Line Loans) owing to it); provided that (i) such Lender's obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) the Borrowers, the
Agents, the Lenders and the L/C Issuer shall continue to deal solely and directly with such
Lender in connection with such Lender's rights and obligations under this Agreement.
      Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the
Participant, agree to any amendment, waiver or other modification described in the first proviso to Section 10.01 that affects such Participant. Subject to subsection (e) of this Section, each
Borrower agrees that each Participant shall be entitled to the benefits of Sections 3.01, 3.04 and
3.05 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to subsection (b) of this Section. To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 10.08 as though it were a Lender, provided such
Participant agrees to be subject to Section 2.13 as though it were a Lender.
      (e)        Limitation upon Participant Rights. A Participant shall not be entitled to receive any greater payment under Section 3.01 or 3.04 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with the Company's prior written consent. A
Participant that would be a Foreign Lender if it were a Lender shall not be entitled to the benefits of Section 3.01 unless the Company is notified of the participation sold to such Participant and such Participant agrees, for the benefit of the Borrowers, to comply with Section 3.01(e) as though it were a Lender.
      (f)        Certain Pledges. Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement (including under its Note(s), if any) to secure obligations of such Lender, including any pledge or assignment to secure obligations to a
Federal Reserve Bank; provided that no such pledge or assignment shall release such Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.
      (g)        Electronic Execution of Assignments. The words "execution," "signed,"
"signature," and words of like import in any Assignment and Assumption shall be deemed to include electronic signatures or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce
Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act.
      (h)        Special Purpose Funding Vehicles. Notwithstanding anything to the contrary contained herein, any Lender (a "Granting Lender") may grant to a special purpose funding vehicle identified as such in writing from time to time by the Granting Lender to the
Administrative Agent (and, if such Lender is an Singapore Lender, the Singapore Administrative
Agent) and the Company (an "SPC") the option to provide all or any part of any Committed
Loan that such Granting Lender would otherwise be obligated to make pursuant to this
Agreement; provided that (i) nothing herein shall constitute a commitment by any SPC to fund any Committed Loan, and (ii) if an SPC elects not to exercise such option or otherwise fails to make all or any part of such Committed Loan, the Granting Lender shall be obligated to make such Committed Loan pursuant to the terms hereof or, if it fails to do so, to make such payment to the applicable Agent as is required under Section 2.12(b). Each party hereto hereby agrees that (i) neither the grant to any SPC nor the exercise by any SPC of such option shall increase the costs or expenses or otherwise increase or change the obligations of the Borrowers under this
Agreement (including its obligations under Section 3.04), (ii) no SPC shall be liable for any indemnity or similar payment obligation under this Agreement for which a Lender would be liable, and (iii) the Granting Lender shall for all purposes, including the approval of any amendment, waiver or other modification of any provision of any Loan Document, remain the lender of record hereunder. The making of a Committed Loan by an SPC hereunder shall utilize the Commitment of the Granting Lender to the same extent, and as if, such Committed Loan were made by such Granting Lender. In furtherance of the foregoing, each party hereto hereby agrees (which agreement shall survive the termination of this Agreement) that, prior to the date that is one year and one day after the payment in full of all outstanding commercial paper or other senior debt of any SPC, it will not institute against, or join any other Person in instituting against, such SPC any bankruptcy, reorganization, arrangement, insolvency, or liquidation proceeding under the laws of the United States or any State thereof. Notwithstanding anything to the contrary contained herein, any SPC may (i) with notice to, but without prior consent of the
Company or either Agent and with the payment of a processing fee in the amount of $2,500, assign all or any portion of its right to receive payment with respect to any Committed Loan to the Granting Lender and (ii) disclose on a confidential basis any non-public information relating to its funding of Committed Loans to any rating agency, commercial paper dealer or provider of any surety or Guarantee or credit or liquidity enhancement to such SPC.
      (i)        Resignation as L/C Issuer or Swing Line Lender after Assignment.
Notwithstanding anything to the contrary contained herein, if at any time Bank of America assigns all of its Commitment and Loans pursuant to subsection (b) above, Bank of America may, (i) upon 30 days' notice to the Company and the Lenders, resign as L/C Issuer and/or (ii)
upon 30 days' notice to the Company, resign as Swing Line Lender. In the event of any such resignation as L/C Issuer or Swing Line Lender, the Company shall be entitled to appoint from among the Lenders a successor L/C Issuer or Swing Line Lender hereunder; provided, however, that no failure by the Company to appoint any such successor shall affect the resignation of Bank of America as L/C Issuer or Swing Line Lender, as the case may be. If Bank of America resigns as L/C Issuer, it shall retain all the rights, powers, privileges and duties of the L/C Issuer hereunder with respect to all Letters of Credit outstanding as of the effective date of its resignation as L/C Issuer and all L/C Obligations with respect thereto (including the right to require the Lenders to make Base Rate Committed Loans or fund risk participations in
Unreimbursed Amounts pursuant to Section 2.03(c)). If Bank of America resigns as Swing Line
Lender, it shall retain all the rights of the Swing Line Lender provided for hereunder with respect to Swing Line Loans made by it and outstanding as of the effective date of such resignation, including the right to require the Lenders to make Base Rate Committed Loans or fund risk participations in outstanding Swing Line Loans pursuant to Section 2.04(c). Upon the appointment of a successor L/C Issuer and/or Swing Line Lender, (a) such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring
L/C Issuer or Swing Line Lender, as the case may be, and (b) the successor L/C Issuer shall issue letters of credit in substitution for the Letters of Credit, if any, outstanding at the time of such succession or make other arrangements satisfactory to Bank of America to effectively assume the obligations of Bank of America with respect to such Letters of Credit.
      10.07         Treatment of Certain Information; Confidentiality.
      Each of the Agents, the Lenders and the L/C Issuer agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its
Affiliates and to its and its Affiliates' respective partners, directors, officers, employees, agents, advisors and representatives (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such
Information confidential), (b) to the extent requested by any regulatory authority purporting to have jurisdiction over it (including any self-regulatory authority, such as the National
Association of Insurance Commissioners), (c) to the extent required by applicable laws or regulations or by any subpoena or similar legal process, (d) to any other party hereto, (e) in connection with the exercise of any remedies hereunder or under any other Loan Document or any action or proceeding relating to this Agreement or any other Loan Document or the enforcement of rights hereunder or thereunder, (f) subject to an agreement containing provisions substantially the same as those of this Section, to (i) any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights or obligations under this Agreement or
(ii) any actual or prospective counterparty (or its advisors) to any swap or derivative transaction relating to a Borrower and its obligations, (g) with the consent of the Company or (h) to the extent such Information (x) becomes publicly available other than as a result of a breach of this
Section or (y) becomes available to either Agent, any Lender, the L/C Issuer or any of their respective Affiliates on a nonconfidential basis from a source other than the Company.
      For purposes of this Section, "Information" means all information received from the
Company or any Subsidiary relating to the Company or any Subsidiary or any of their respective businesses, other than any such information that is available to either Agent, any Lender or the
L/C Issuer on a nonconfidential basis prior to disclosure by the Company or any Subsidiary, provided that, in the case of information received from the Company or any Subsidiary after the date hereof, such information is clearly identified at the time of delivery as confidential. Any
Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.
      Each of the Agents, the Lenders and the L/C Issuer acknowledges that (a) the Information may include material non-public information concerning the Company or a Subsidiary, as the case may be, (b) it has developed compliance procedures regarding the use of material non-
public information and (c) it will handle such material non-public information in accordance with applicable Law, including Federal and state securities Laws.
      10.08         Right of Setoff.
      If an Event of Default shall have occurred and be continuing, each Lender, the L/C Issuer and each of their respective Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by applicable law, to set off and apply any and all deposits (general or special, time or demand, provisional or final, in whatever currency) at any time held and other obligations (in whatever currency) at any time owing by such Lender, the L/C Issuer or any such
Affiliate to or for the credit or the account of any Borrower against any and all of the obligations of such Borrower now or hereafter existing under this Agreement or any other Loan Document to such Lender or the L/C Issuer, irrespective of whether or not such Lender or the L/C Issuer shall have made any demand under this Agreement or any other Loan Document and although such obligations of such Borrower may be contingent or unmatured or are owed to a branch or office of such Lender or the L/C Issuer different from the branch or office holding such deposit or obligated on such indebtedness. The rights of each Lender, the L/C Issuer and their respective
Affiliates under this Section are in addition to other rights and remedies (including other rights of setoff) that such Lender, the L/C Issuer or their respective Affiliates may have. Each Lender and the L/C Issuer agrees to notify the Company and the Administrative Agent promptly after any such setoff and application, provided that the failure to give such notice shall not affect the validity of such setoff and application.
      10.09         Interest Rate Limitation.
      Notwithstanding anything to the contrary contained in any Loan Document, the interest paid or agreed to be paid under the Loan Documents shall not exceed the maximum rate of non-
usurious interest permitted by applicable Law (the "Maximum Rate"). If either Agent or any
Lender shall receive interest in an amount that exceeds the Maximum Rate, the excess interest shall be applied to the principal of the Loans or, if it exceeds such unpaid principal, refunded to the Company. In determining whether the interest contracted for, charged, or received by an
Agent or a Lender exceeds the Maximum Rate, such Person may, to the extent permitted by applicable Law, (a) characterize any payment that is not principal as an expense, fee, or premium rather than interest, (b) exclude voluntary prepayments and the effects thereof, and (c) amortize, prorate, allocate, and spread in equal or unequal parts the total amount of interest throughout the contemplated term of the Obligations hereunder.
      10.10         Counterparts; Integration; Effectiveness.
      This Agreement may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement and the other Loan Documents constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. Except as provided in Section 4.01, this Agreement shall become effective when it shall have been executed by the Administrative Agent and when the
Administrative Agent shall have received counterparts hereof that, when taken together, bear the signatures of each of the other parties hereto. Delivery of an executed counterpart of a signature page of this Agreement by telecopy shall be effective as delivery of a manually executed counterpart of this Agreement.
      10.11         Survival of Representations and Warranties.
      All representations and warranties made hereunder and in any other Loan Document or other document delivered pursuant hereto or thereto or in connection herewith or therewith shall survive the execution and delivery hereof and thereof. Such representations and warranties have been or will be relied upon by each Agent and Lender, regardless of any investigation made by either Agent or any Lender or on their behalf and notwithstanding that either Agent or any
Lender may have had notice or knowledge of any Default at the time of any Credit Extension, and shall continue in full force and effect as long as any Loan or any other Obligation hereunder shall remain unpaid or unsatisfied or any Letter of Credit shall remain outstanding.
      10.12         Severability.
      If any provision of this Agreement or the other Loan Documents is held to be illegal, invalid or unenforceable, (a) the legality, validity and enforceability of the remaining provisions of this Agreement and the other Loan Documents shall not be affected or impaired thereby and
(b) the parties shall endeavor in good faith negotiations to replace the illegal, invalid or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the illegal, invalid or unenforceable provisions. The invalidity of a provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.
      10.13         Replacement of Lenders.
      If any Lender requests compensation under Section 3.04, or if any Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 3.01, or if any Lender is a Defaulting Lender or if any other circumstance exists hereunder that gives the Company the right to replace a Lender as a party hereto, then the Company may, at its sole expense and effort, upon notice to such Lender and the
Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in, and consents required by, Section
10.06), all of its interests, rights and obligations under this Agreement and the related Loan
Documents to an assignee that shall assume such obligations (which assignee may be another
Lender, if a Lender accepts such assignment), provided that:
      (a)        the Company shall have paid (or caused another Loan Party to pay) to the
Administrative Agent the assignment fee specified in Section 10.06(b);
      (b)        such Lender shall have received payment of an amount equal to the outstanding principal of its Loans and L/C Advances, accrued interest thereon, accrued fees and all other amounts payable to it hereunder and under the other Loan Documents (including any amounts under Section 3.05) from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Company or applicable Designated Borrower (in the case of all other amounts);
      (c)        in the case of any such assignment resulting from a claim for compensation under
Section 3.04 or payments required to be made pursuant to Section 3.01, such assignment will result in a reduction in such compensation or payments thereafter; and
      (d)        such assignment does not conflict with applicable Laws.
      A Lender shall not be required to make any such assignment or delegation if (i) prior thereto, as a result of a waiver by such Lender (if not a Defaulting Lender) or otherwise, the circumstances entitling the Company to require such assignment and delegation cease to apply,
(ii) in the case of a Primary Lender, circumstances entitling the Company to require such assignment and delegation apply to Primary Lenders holding more than 50% of the Aggregate
Primary Commitments (or Lenders holding more than 50% of Total Primary Outstandings if commitments to make Loans have been terminated), or (iii) in the case of a Singapore Lender, circumstances entitling the Company to require such assignment and delegation apply to
Singapore Lenders holding more than 50% of the Aggregate Singapore Commitments (or
Lenders holding more than 50% of Total Singapore Outstandings if commitments to make Loans have been terminated).
      10.14         Governing Law; Jurisdiction; Etc.
      (a)        GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY, AND
CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.
      (b)        SUBMISSION TO JURISDICTION. EACH BORROWER IRREVOCABLY
AND UNCONDITIONALLY SUBMITS, FOR ITSELF AND ITS PROPERTY, TO THE
NONEXCLUSIVE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK
SITTING IN THE COUNTY OF NEW YORK AND OF THE UNITED STATES DISTRICT
COURT OF THE SOUTHERN DISTRICT OF NEW YORK AND ANY APPELLATE COURT
FROM ANY THEREOF, IN ANY ACTION OR PROCEEDING ARISING OUT OF OR
RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT, OR FOR
RECOGNITION OR ENFORCEMENT OF ANY JUDGMENT, AND EACH OF THE
PARTIES HERETO IRREVOCABLY AND UNCONDITIONALLY AGREES THAT ALL
CLAIMS IN RESPECT OF ANY SUCH ACTION OR PROCEEDING MAY BE HEARD AND
DETERMINED IN SUCH NEW YORK STATE COURT OR, TO THE FULLEST EXTENT
PERMITTED BY APPLICABLE LAW, IN SUCH FEDERAL COURT. EACH OF THE
PARTIES HERETO AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR
PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER
JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER
PROVIDED BY LAW. NOTHING IN THIS AGREEMENT OR IN ANY OTHER LOAN
DOCUMENT SHALL AFFECT ANY RIGHT THAT EITHER AGENT, ANY LENDER OR
THE L/C ISSUER MAY OTHERWISE HAVE TO BRING ANY ACTION OR PROCEEDING
RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT AGAINST
ANY BORROWER OR ITS PROPERTIES IN THE COURTS OF ANY JURISDICTION.
            (c)        WAIVER OF VENUE. EACH BORROWER IRREVOCABLY AND
UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY
APPLICABLE LAW, ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO
THE LAYING OF VENUE OF ANY ACTION OR PROCEEDING ARISING OUT OF OR
RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT IN ANY
COURT REFERRED TO IN PARAGRAPH (B) OF THIS SECTION. EACH OF THE
PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT
PERMITTED BY APPLICABLE LAW, THE DEFENSE OF AN INCONVENIENT FORUM
TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING IN ANY SUCH COURT.
            (d)        SERVICE OF PROCESS. EACH PARTY HERETO IRREVOCABLY
CONSENTS TO SERVICE OF PROCESS IN THE MANNER PROVIDED FOR NOTICES IN
SECTION 10.02. NOTHING IN THIS AGREEMENT WILL AFFECT THE RIGHT OF ANY
PARTY HERETO TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY
APPLICABLE LAW.
      10.15         Waiver of Jury Trial.
      EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST
EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL
BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT
OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR
THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED
ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO
(A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER
PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER
PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE
FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER
PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND
THE OTHER LOAN DOCUMENTS BY, AMONG OTHER THINGS, THE MUTUAL
WAIVERS AND CERTIFICATIONS IN THIS SECTION.
      10.16         USA PATRIOT Act Notice.
      Each Lender that is subject to the Act (as hereinafter defined) and the Administrative
Agent (for itself and not on behalf of any Lender) hereby notifies the Borrowers that pursuant to the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26,
2001)) (the "Act"), it is required to obtain, verify and record information that identifies the
Borrowers, which information includes the name and address of each Borrower and other information that will allow such Lender or either Agent, as applicable, to identify such Borrower in accordance with the Act.
      10.17         Judgment Currency
      . If, for the purposes of obtaining judgment in any court, it is necessary to convert a sum due hereunder or any other Loan Document in one currency into another currency, the rate of exchange used shall be that at which in accordance with normal banking procedures the
Administrative Agent could purchase the first currency with such other currency on the Business
Day preceding that on which final judgment is given. The obligation of each Borrower in respect of any such sum due from it to the Administrative Agent or the Lenders hereunder or under the other Loan Documents shall, notwithstanding any judgment in a currency (the
"Judgment Currency") other than that in which such sum is denominated in accordance with the applicable provisions of this Agreement (the "Agreement Currency"), be discharged only to the extent that on the Business Day following receipt by the Administrative Agent of any sum adjudged to be so due in the Judgment Currency, the Administrative Agent may in accordance with normal banking procedures purchase the Agreement Currency with the Judgment Currency.
If the amount of the Agreement Currency so purchased is less than the sum originally due to the
Administrative Agent from any Borrower in the Agreement Currency, such Borrower agrees, as a separate obligation and notwithstanding any such judgment, to indemnify the Administrative
Agent or the Person to whom such obligation was owing against such loss. If the amount of the
Agreement Currency so purchased is greater than the sum originally due to the Administrative
Agent in such currency, the Administrative Agent agrees to return the amount of any excess to such Borrower (or to any other Person who may be entitled thereto under applicable law).

      IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

TECHNITROL, INC.
By: /s/
Drew A. Moyer
Senior Vice President and Chief Financial
Officer

TECHNITROL DELAWARE, INC.
By: /s/
Drew A. Moyer
President

PULSE ENGINEERING, INC.
By: /s/
Drew A. Moyer
Secretary and Treasurer

AMI DODUCO, INC.
By: /s/
Drew A. Moyer
Secretary

TECHNITROL SINGAPORE HOLDINGS
PTE. LTD.
By: /s/
Drew A. Moyer
Director

PULSE ELECTRONICS (SINGAPORE) PTE.
LTD.
By: /s/
Drew A. Moyer
Director

PULSE GMBH
By: /s/
Drew A. Moyer
Director

CST ELECTRONICS CO., LTD.
By: /s/
John Kowalski
Director

AMI DODUCO HOLDING GMBH
By: /s/
Drew A. Moyer
Director

AMI DODUCO GMBH
By: /s/
Drew A. Moyer
Director

AMI DODUCO ESPANA, S.L.
By: /s/
Karl-Heinz Funke
President

AMI DODUCO NEDERLAND B.V.
By: /s/
Drew A. Moyer
Director

BANK OF AMERICA, N.A., as
Administrative Agent
By: /s/
Henry F. Bullitt
Senior Vice President

BANK OF AMERICA, N.A. SINGAPORE
BRANCH, as Singapore Administrative Agent
By: /s/
Susana Yen
Vice President

BANK OF AMERICA, N.A., as a Primary Lender,
L/C Issuer and Swing Line Lender
By: /s/
Henry F. Bullitt
Senior Vice President

JPMORGAN CHASE BANK, N.A., as a
Primary Lender
By: /s/
George Catallo
Vice President

CITIBANK, N.A., as a Primary Lender
By: /s/
Christopher Webb
Senior Vice President

CITIBANK, N.A., LONDON, as a Primary Lender
By: /s/
Mark Chabrel
Director

WACHOVIA BANK, NATIONAL
ASSOCIATION, as a Primary Lender
By: /s/
John M. Fessick
Senior Vice President

CITIZENS BANK OF PENNSYLVANIA, as a
Primary Lender
By: /s/
Dale R. Carr
Senior Vice President

COMERICA BANK, as a Primary Lender
By: /s/
Richard C. Hampson
Vice President

FIFTH THIRD BANK, as a Primary Lender
By: /s/
Christine L. Wagner
Vice President

NATIONAL CITY BANK, as a Primary Lender
By: /s/
Thomas J. McDonnell
Senior Vice President

BANK OF AMERICA, N.A. SINGAPORE
BRANCH, as a Singapore Lender
By: /s/
Susana Yen
Vice President

CITIBANK, N.A., SINGAPORE, as a Singapore
Lender
By: /s/
Soh Ee Fong
Vice President

JPMORGAN CHASE BANK, NATIONAL
ASSOCIATION (SINGAPORE BRANCH), as a
Singapore Lender
By: /s/
Ruth Lee Mui Kiang
Vice President